FREE WRITING PROSPECTUS

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you are encouraged to read the base prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-866-803-9204. Alternatively, please click here http://www.bearstearns.com/prospectus/bsabs or visit the website www.bearstearns.com/prospectus/bsabs for a copy of the base prospectus applicable to this offering.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

$334,087,000
(Approximate)

Bear Stearns Asset Backed Securities I Trust 2007-AQ1
Issuing Entity

Asset-Backed Certificates, Series 2007-AQ1

EMC Mortgage Corporation
Sponsor and Master Servicer

Bear Stearns Asset Backed Securities I LLC
Depositor
________________

The issuing entity is offering the following classes of certificates pursuant to this free writing prospectus and the base prospectus:

Class	Original Certificate Principal Balance(4)	Pass-Through Rate	Class	Original Certificate Principal Balance(4)	Pass-Through Rate
Class A-1	$182,737,000	(1)(2)	Class M-4	$6,360,000	(1)(2)(3)
Class A-2	$59,819,000	(1)(2)(3)	Class M-5	$6,360,000	(1)(2)(3)
Class A-3	$24,219,000	(1)(2)(3)	Class M-6	$5,477,000	(1)(2)(3)
Class M-1	$13,604,000	(1)(2)(3)	Class M-7	$5,654,000	(1)(2)(3)
Class M-2	$12,720,000	(1)(2)(3)	Class M-8	$4,770,000	(1)(2)(3)
Class M-3	$7,597,000	(1)(2)(3)	Class M-9	$4,770,000	(1)(2)(3)

(1) The pass-through rates on these classes of certificates are adjustable rates as described under “Summary—Description of the Certificates—Pass-Through Rates” in this free writing prospectus.
(2) Subject to a cap as described in this free writing prospectus.
(3) Subject to a step-up if the optional termination right is not exercised.
(4) Approximate. The initial certificate principal balance of each class is subject to a variance of plus or minus 10%.

The certificates represent interests in a pool of fixed and adjustable rate, conventional, closed-end sub-prime mortgage loans that are secured by first liens on one- to four-family residential properties.

Credit enhancement will be provided by:

• excess spread;
• overcollateralization;
• the interest rate swap agreement; and
• subordination of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.

The interest rate swap agreement will be between the supplemental interest trust trustee and the swap provider for the benefit of the certificateholders.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Bear, Stearns & Co. Inc., as the underwriter, will offer the certificates listed above at varying prices to be determined at the time of sale.

The underwriter will deliver to purchasers of the offered certificates in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear, in each case on or about January 30, 2007.

Bear, Stearns & Co. Inc.
The date of this free writing prospectus is January 24, 2007
For use with the base prospectus dated December 18, 2006

TABLE OF CONTENTS

FREE WRITING PROSPECTUS

SUMMARY
TRANSACTION STRUCTURE
RISK FACTORS
THE MORTGAGE POOL
STATIC POOL INFORMATION
THE ISSUING ENTITY
THE DEPOSITOR
THE SPONSOR
SERVICING OF THE MORTGAGE LOANS
DESCRIPTION OF THE CERTIFICATES
THE INTEREST RATE SWAP AGREEMENT
THE SWAP ADMINISTRATION AGREEMENT
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS
USE OF PROCEEDS
FEDERAL INCOME TAX CONSEQUENCES
STATE AND OTHER TAXES
ERISA CONSIDERATIONS
LEGAL MATTERS
LEGAL PROCEEDINGS
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS
RATINGS
LEGAL INVESTMENT
AVAILABLE INFORMATION
INDEX OF DEFINED TERMS
SCHEDULE A
ANNEX I
GLOBAL CLEARANCE, SETTLEMENT, AND TAX DOCUMENTATION PROCEDURES

PROSPECTUS
RISK FACTORS.
DESCRIPTION OF THE SECURITIES
THE TRUST FUNDS
CREDIT ENHANCEMENT
SERVICING OF LOANS
THE AGREEMENTS. 61
MATERIAL LEGAL ASPECTS OF THE LOANS
THE SPONSOR
THE DEPOSITOR
USE OF PROCEEDS
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
REPORTABLE TRANSACTION
STATE AND LOCAL TAX CONSIDERATIONS
ERISA CONSIDERATIONS
METHOD OF DISTRIBUTION
LEGAL MATTERS
FINANCIAL INFORMATION
AVAILABLE INFORMATION
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
RATINGS
LEGAL INVESTMENT CONSIDERATIONS
PLAN OF DISTRIBUTION
GLOSSARY OF TERMS

Important Notice About Information Presented In This
Free Writing Prospectus And The Base Prospectus

We describe the certificates in two separate documents that provide varying levels of detail: (a) the base prospectus, which provides general information, some of which may not apply to your certificates and (b) this free writing prospectus, which describes the specific terms of your certificates. The description of your certificates in this free writing prospectus is intended to enhance the related description in the prospectus and you are encouraged to rely on the information in this free writing prospectus as providing additional detail not available in the base prospectus.

Annex I and Schedule A are incorporated into and are a part of this free writing prospectus as if fully set forth in this free writing prospectus

Cross-references are included in this free writing prospectus and the base prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page 2 above provides the pages on which these captions are located.

You can find a listing of the pages where certain capitalized and other terms used in this free writing prospectus and the base prospectus are defined under the captions “Glossary” and “Index of Defined Terms” in this free writing prospectus or under the caption “Glossary of Terms” in the base prospectus.

SUMMARY

•
This summary highlights selected information from this document but does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, you are encouraged to read this entire document and the base prospectus carefully.

•
Certain statements contained in or incorporated by reference in this free writing prospectus and the base prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expects,” “believes,” “anticipates,” “estimates,” or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

The Certificates

Asset-Backed Certificates, Series 2007-AQ1, represent beneficial ownership interests in a trust fund that consists primarily of a pool of fixed and adjustable rate, conventional, closed-end sub-prime mortgage loans that are secured by first liens on one- to four-family residential properties and certain other assets described in this free writing prospectus.

Originators

Approximately 97.87% and 2.13% of the mortgage loans, by aggregate principal balance as of the cut-off date, were originated by Argent Mortgage Company, L.L.C. and Ameriquest Mortgage Company, respectively.

All of the mortgage loans were acquired by the sponsor from Ameriquest Mortgage Company.

Depositor

Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company and a limited purpose finance subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc.

Sponsor and Mortgage Loan Sellers

EMC Mortgage Corporation, in its capacity as a mortgage loan seller, a Delaware corporation and an affiliate of the depositor and the underwriter, which will sell a portion of the mortgage loans to the depositor. The remainder of the mortgage loans will be sold directly to the depositor by Master Funding LLC, a special purpose entity that was established by EMC Mortgage Corporation, which, in turn, acquired those mortgage loans from EMC Mortgage Corporation.

Master Servicer

EMC Mortgage Corporation.

Trustee

LaSalle Bank National Association, a national banking association.

Issuing Entity

Bear Stearns Asset Backed Securities I Trust 2007-AQ1, a New York common law trust.

Pooling and Servicing Agreement

The pooling and servicing agreement among EMC as seller, the master servicer, the depositor and the trustee, under which the trust will be formed and will issue the certificates.

Cut-off Date

January 1, 2007.

Closing Date

On or about January 30, 2007.

The Mortgage Loans

The aggregate principal balance of the mortgage loans as of the cut-off date is approximately $353,343,723. The mortgage loans are fixed and adjustable rate, conventional, closed-end sub-prime mortgage loans that are secured by first liens on one- to four-family residential properties.

The adjustable rate mortgage loans will adjust based on Six-Month LIBOR. The interest rates borne by those adjustable rate mortgage loans that adjust based on Six-Month LIBOR have an initial fixed-rate period of two or three years.

The interest rate borne by the adjustable rate mortgage loans will be adjusted in each case to equal the related index plus a fixed percentage set forth in or computed in accordance with the related note subject to rounding and to certain other limitations, including an initial cap, a subsequent periodic cap on each adjustment date and a maximum lifetime mortgage rate, all as more fully described under “The Mortgage Pool” in this free writing prospectus. As to each mortgage loan, the master servicer will be responsible for calculating and implementing interest rate adjustments.

Approximately 16.35% of the mortgage loans, by aggregate principal balance as of the cut-off date, will receive interest only for an initial period of five years.

Total Pool

The following table summarizes the approximate characteristics of all of the mortgage loans in the trust fund as of the cut-off date:

Number of mortgage loans	1,100
Percentage of mortgage loans with 100%
loan-to-value	10.10%
Aggregate principal balance	$353,343,723
Average principal balance	$321,222
Range of principal balances	$49,957 to $847,168
Range of mortgage rates	6.450% to 12.700%
Weighted average
mortgage rate	8.670%
Weighted average
original loan-to-value ratio	92.67%
Weighted average combined
original loan-to-value ratio	92.70%
Weighted average stated
remaining term to maturity	356 months
Range of stated remaining
terms to maturity	238 months to 358 months
Type of mortgaged properties
Single-family dwellings	71.37%
2-4 family dwellings	8.53%
Planned unit developments	12.19%
Condominiums	7.91%
Owner-occupied	90.94%
State concentrations (greater than 5%)
California	31.81%
New York	11.66%
Florida	10.99%
Illinois	10.96%
New Jersey	7.27%
Maryland	5.45%
First lien	100.00%
Fixed Rate Loans	10.90%
Adjustable Rate Loans	89.10%
Weighted Average Gross Margin (per annum)*	5.822%
Weighted Average Cap at First Interest
Adjustment Date (per annum)*	2.000%
Weighted Average Periodic Cap (per annum)*	1.000%
Weighted Average Maximum Lifetime
Mortgage Rate (per annum)*	14.686%
Weighted Average Months to First Interest
Adjustment Date*	25 months

*Adjustable Rate Loans only

Removal and Substitution of a Mortgage Loan

The trustee will acknowledge the sale, transfer and assignment to it by the depositor of the mortgage loans, and receipt of, subject to further review by the custodian, the mortgage loan files and the exceptions to the mortgage loan files. If the trustee receives written notice that any mortgage loan is defective on its face or if a representation or warranty with respect to any mortgage loan is breached, the trustee, or the custodian on its behalf, will promptly notify the sponsor of such defect or breach. If the sponsor cannot or does not cure such defect or breach within 90 days from the date of notice and, in each case such defect materially and adversely affects the interests of the certificateholders in the mortgage loan, the sponsor will, in accordance with the terms of the pooling and servicing agreement, provide the trustee with a substitute mortgage loan (if within two years of the closing date) or repurchase the mortgage loan within 90 days of the date of notice; provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach was discovered.

Description of the Certificates

General

The trust will issue senior and subordinate certificates. We sometimes refer to the Class A-1, Class A-2 and Class A-3 Certificates in this free writing prospectus collectively as the Class A Certificates or the senior certificates. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will each represent subordinated interests in the mortgage loans, and we sometimes refer to these certificates in this free writing prospectus collectively as the Class M Certificates or the subordinated certificates. We sometimes refer to the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates in this free writing prospectus collectively as the offered certificates.

The trust will also issue the Class R-1, Class R-2, Class R-3 and Class RX Certificates (also referred to in this free writing prospectus collectively as the Class R Certificates or the residual certificates), which represent the residual interests in the real estate mortgage investment conduits established by the trust, and the Class P Certificates and the Class CE Certificates, all of which, along with the Class M-10 Certificates, we are not offering by this free writing prospectus. We sometimes refer to the Class A, Class M, Class R, Class P and Class CE Certificates in this free writing prospectus collectively as the certificates.

The last scheduled distribution date for the offered certificates (other than the Class A-1 Certificates and Class A-2 Certificates) is the distribution date in December 2036. The last scheduled distribution date for the Class A-1 Certificates and Class A-2 Certificates is the distribution date in July 2031 and July 2035, respectively.

Record Date

For each class of offered certificates, the business day preceding the applicable distribution date so long as such class of certificates are in book-entry form; and otherwise, the record date will be the last business day of the month immediately preceding the applicable distribution date.

Denominations

For each class of offered certificates, $100,000 and multiples of $1.00 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

Registration of Offered Certificates

The trust will issue the offered certificates initially in book-entry form. Persons acquiring interests in the offered certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or Euroclear, in Europe.

We refer you to “Description of the Certificates — Book-Entry Registration” and “Annex I—Global Clearance, Settlement and Tax Documentation Procedures” in this free writing prospectus.

Pass-Through Rates

The pass-through rate for each class of offered certificates may change from distribution date to distribution date. The pass-through rate will therefore be adjusted on a monthly basis. Investors will be notified of a pass-through rate adjustment through the monthly distribution reports as described under “Reports to Certificateholders” in this free writing prospectus. On any distribution date, the pass-through rate per annum for each such class will be based on One-Month LIBOR and, on or prior to the first possible optional termination date, a specified margin as follows:

•	Class A-1 Certificates: ____% per annum.

•	Class A-2 Certificates: ____% per annum.

•	Class A-3 Certificates: ____% per annum.

•	Class M-1 Certificates: ____% per annum.

•	Class M-2 Certificates: ____% per annum.

•	Class M-3 Certificates: ____% per annum.

•	Class M-4 Certificates: ____% per annum.

•	Class M-5 Certificates: ____% per annum.

•	Class M-6 Certificates: ____% per annum.

•	Class M-7 Certificates: ____% per annum.

•	Class M-8 Certificates: ____% per annum.

•	Class M-9 Certificates: ____% per annum.

One-Month LIBOR for the first accrual period and for all subsequent accrual periods will be determined as described under “Description of the Certificates — Calculation of One-Month LIBOR” in this free writing prospectus.

On any distribution date, the pass-through rate for the Class A Certificates and Class M Certificates will be subject to an interest rate cap which we describe below.

After the first possible optional termination date, we will increase the margin applicable to the pass-through rate for the Class A-2 Certificates as described above, to ____% per annum, the margin applicable to the pass-through rate for the Class A-3 Certificates as described above, to ____% per annum, and the margin applicable to the pass-through rate for the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, as described above, to ____%, ____%, ____%, ____%, ____%, ____%, ____%, ____% and ____% per annum, respectively. Each such increased rate will remain subject to the interest rate cap.

The interest rate cap for the Class A Certificates and Class M Certificates is equal to the weighted average of the net mortgage rates of all of the mortgage loans, adjusted for any net swap payments and certain swap termination payments payable to the swap provider as described in this free writing prospectus.

If on any distribution date, the pass-through rates for the Class A Certificates and Class M Certificates are limited to the interest rate cap, the resulting interest shortfalls may be recovered by the holders of the Class A Certificates and Class M Certificates on the same distribution date or future distribution dates on a subordinated basis to the extent that on such distribution date there are available funds remaining after certain other distributions on the Class A Certificates and Class M Certificates and the payment of certain fees and expenses of the trust, and to the extent there are amounts available under the interest rate swap agreement to pay amounts as described in this free writing prospectus.

In addition, on any distribution date on or prior to the first possible optional termination date, the pass-through rate per annum for the Class M-10 Certificates will be based on One-Month LIBOR plus ___% per annum, and on any distribution date after the first possible optional termination date, One-Month LIBOR plus ___% per annum. The Class M-10 Certificates will have an initial certificate principal balance of approximately $5,653,000.

We refer you to “Description of the Certificates—Distributions on the Certificates” and “—Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

Distribution Dates

The trustee will make distributions on the certificates on the 25th day of each calendar month beginning in February 2007 to the appropriate holders of record. If the 25th day of the month is not a business day, then the trustee will make distributions on the following business day.

Interest Payments

On each distribution date, holders of the Class A Certificates and Class M Certificates will be entitled to receive:

•	the interest that has accrued on the certificate principal balance of such certificates at the related pass-through rate during the related accrual period, and

•	any interest due on any prior distribution date that was not paid, less

•	interest shortfalls allocated to such certificates.

For each class of subordinate certificates, any interest due on a prior distribution date that was not paid on a prior distribution date will be payable from excess cashflow and from amounts in the supplemental interest trust, in each case to the extent described in this prospectus supplement.

The Class A Certificates and Class M Certificates may receive additional interest distributions from payments under the interest rate swap agreement as described below under “The Interest Rate Swap Agreement”.

The accrual period for the Class A Certificates and Class M Certificates will be the period from and including the preceding distribution date (or from the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. Calculations of interest on the Class A Certificates and Class M Certificates will be based on a 360-day year and the actual number of days elapsed during the related accrual period. Investors will be notified of a pass-through rate adjustment through the monthly distribution reports.

Principal Payments

On each distribution date, holders of the Class A Certificates and Class M Certificates will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal. Monthly principal distributions will generally include:

•	principal payments on the mortgage loans, and

•	until a specified overcollateralization level has been reached, interest payments on the mortgage loans not needed to pay interest on the certificates and monthly fees and expenses.

You are encouraged to review the priority of payments described under“Description of the Certificates — Distributions on the Certificates” in this free writing prospectus.

Credit Enhancement

Credit enhancement provides limited protection to holders of specified certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement.

Subordination. By issuing senior certificates and subordinated certificates, the trust has increased the likelihood that senior certificateholders will receive regular payments of interest and principal.

The certificates designated as senior certificates will have a payment priority over the certificates designated as subordinated certificates. Among the classes of subordinated certificates:

•	the Class M-1 Certificates will have payment priority over the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates,

•	the Class M-2 Certificates will have payment priority over the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates,

•	the Class M-3 Certificates will have payment priority over the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates,

•	the Class M-4 Certificates will have payment priority over the Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates,

•	the Class M-5 Certificates will have payment priority over the Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates,

•	the Class M-6 Certificates will have payment priority over the Class M-7, Class M-8, Class M-9 and Class M-10 Certificates,

•	the Class M-7 Certificates will have payment priority over the Class M-8, Class M-9 and Class M-10 Certificates,

•	the Class M-8 Certificates will have payment priority over the Class M-9 Certificates and Class M-10 Certificates, and

•	the Class M-9 Certificates will have payment priority over the Class M-10 Certificates.

Subordination provides the holders of certificates having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, we accomplish this loss protection by allocating any realized losses, first to reduce the amount of excess spread, second to reduce the overcollateralization amount, and third among the certificates, beginning with the class of subordinated certificates with the lowest payment priority, until the certificate principal balance of that subordinated class has been reduced to zero. We then allocate realized losses to the next most junior class of subordinated certificates, until the certificate principal balance of each class of subordinated certificates is reduced to zero. If none of the Class M Certificates are outstanding, all such losses will be allocated to the Class A Certificates as described in this free writing prospectus.

We refer you to “Description of the Certificates—Distributions on the Certificates” in this free writing prospectus.

Excess Spread and Overcollateralization. We expect the mortgage loans to generate more interest than is needed to pay interest on the Class A Certificates and Class M Certificates and certain trust expenses because we expect the weighted average net interest rate of the mortgage loans, adjusted for net swap payments and swap termination payments payable to the swap provider, to be higher than the weighted average pass-through rate on the Class A Certificates and Class M Certificates and, as overcollateralization increases, such higher interest rate is paid on a principal balance of mortgage loans that is larger than the aggregate certificate principal balance of the Class A Certificates and Class M Certificates. Interest payments received in respect of the mortgage loans in excess of the amount that is needed to pay interest on the Class A Certificates and Class M Certificates and trust expenses will be used to reduce the total certificate principal balance of such certificates until a required level of overcollateralization has been achieved. As of the closing date, it is expected that the required level of overcollateralization will be met.

We refer you to “Description of the Certificates — Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

Interest Rate Swap Agreement. LaSalle Bank National Association, in its capacity as supplemental interest trust trustee, will enter into an interest rate swap agreement with Wachovia Bank, N.A., in such capacity, the swap provider. The supplemental interest trust trustee will appoint LaSalle Bank National Association as swap administrator pursuant to the swap administration agreement to receive and distribute funds with regard to the interest rate swap agreement on behalf of the supplemental interest trust, whether payable by or to the swap provider pursuant to the interest rate swap agreement. On or before each distribution date commencing with the distribution date in February 2007 and ending with the distribution date in January 2012, the swap administrator will be obligated to make a fixed payment to the swap provider, and the swap provider will be obligated to make a floating payment to the swap administrator, on behalf of the supplemental interest trust, in each case as set forth in the interest rate swap agreement and as described in this free writing prospectus. To the extent that the fixed payment under the interest rate swap agreement exceeds the floating payment in respect of any distribution date, amounts otherwise available to the certificateholders will be applied to make a net payment to the swap administrator for payment to the swap provider. To the extent that the floating payment under the interest rate swap agreement exceeds the fixed payment in respect of any distribution date, the swap provider will make a net swap payment to the swap administrator, and the swap administrator, pursuant to the swap administration agreement, will remit to holders of the Class A Certificates and Class M Certificates an amount necessary for certain distributions as described in this free writing prospectus.

Upon early termination of the interest rate swap agreement, the swap administrator or the swap provider may be liable to make a swap termination payment to the other party, regardless of which party has caused the termination. The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the swap administrator is required to make a swap termination payment to the swap provider, the trust will be required to make a payment to the swap administrator in the same amount (other than to the extent already paid by the swap administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee), which amount will be paid by the trust on the related distribution date and on any subsequent distribution dates until paid in full, prior to any distribution to the Class A and Class M certificateholders, except in the case of certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus, in which event payment of such amount by the trust to the swap administrator will be subordinated to all distributions to the Class A and Class M certificateholders. The obligations of the swap administrator to make a swap termination payment to the swap provider will be limited to the extent of funds received from the trust for such purpose.

Except as described in the second preceding sentence, amounts payable by the trust to the swap administrator for payment to the swap provider will be deducted from available funds before distributions to certificateholders.

We refer you to“The Interest Rate Swap Agreement” in this free writing prospectus.

Advances

The master servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans in general to the extent that the master servicer reasonably believes that such cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Servicing Fee

The master servicer will be entitled to receive a fee as compensation for its activities under the pooling and servicing agreement equal to the servicing fee rate multiplied by the stated principal balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be 0.500% per annum. Any interest shortfalls on the mortgage loans resulting from prepayments made during the related prepayment period that are being distributed to the certificateholders on that distribution date will be offset by the master servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described in this free writing prospectus.

Trustee Fee

The trustee will be entitled to receive a fee as compensation for its activities under the pooling and servicing agreement equal to the trustee fee rate multiplied by the aggregate stated principal balance of the mortgage loans as of the due date in the month preceding the month in which such distribution date occurs. The trustee fee rate will be 0.0080% per annum (subject to a variance of plus or minus 0.0025% per annum). The trustee will also be entitled to any amounts earned on funds in the distribution account.

Optional Termination

At its option, the majority holder of the Class CE Certificates may purchase all of the remaining assets in the trust fund when the principal balance of the mortgage loans and any foreclosed real estate owned by the trust fund has declined to or below 10% of the principal balance of the mortgage loans as of the cut-off date. If the majority holder of the Class CE Certificates does not exercise such right, then the master servicer may purchase all of the remaining assets in the trust fund when the principal balance of the mortgage loans and any foreclosed real estate owned by the trust fund has declined to or below 5% of the principal balance of the mortgage loans as of the cut-off date. Such a purchase, in either case, will result in the early retirement of all the certificates.

Federal Income Tax Consequences

For federal income tax purposes, the trust (other than the reserve fund and, for the avoidance of doubt, the supplemental interest trust, the swap administration agreement, the swap account and the interest rate swap agreement) will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The offered certificates (in each case exclusive of any right to receive amounts in respect of basis risk shortfall carry forward amounts as described in this free writing prospectus, and the right to receive, or the obligation to make, payments under the related notional principal contract component as described in this free writing prospectus) will represent beneficial ownership of “regular interests” in the related REMIC identified in the pooling and servicing agreement.

Each of the Class R Certificates will represent the beneficial ownership of the sole class of “residual interests” in the related REMIC. The offered certificates may be issued with original issue discount for federal income tax purposes.

We refer you to“Federal Income Tax Consequences” in this free writing prospectus and“Material Federal Income Tax Considerations” in the prospectus for additional information concerning the application of federal income tax laws.

Legal Investment

The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2 and Class M-3 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will not be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

We refer you to “Legal Investment” in this free writing prospectus and“Legal Investment Considerations” in the base prospectus.

ERISA Considerations

It is expected that the offered certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended or Section 4975 of the Internal Revenue Code of 1986, so long as a number of conditions are met. Prior to the termination of the supplemental interest trust, persons investing assets of employee benefit plans or individual retirement accounts may purchase the offered certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the U.S. Department of Labor. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

We refer you to“ERISA Considerations” in this free writing prospectus and in the base prospectus.

Ratings

The classes of offered certificates listed below will not be offered unless they receive the respective ratings set forth below from Moody’s Investors Service, Inc., which we refer to as “Moody’s”.

Class	Moody’s Rating
A-1	Aaa
A-2	Aaa
A-3	Aaa
M-1	Aa1
M-2	Aa2
M-3	Aa3
M-4	A1
M-5	A2
M-6	A3
M-7	Baa1
M-8	Baa2
M-9	Baa3

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

TRANSACTION STRUCTURE

RISK FACTORS

In addition to the matters described elsewhere in this free writing prospectus and the prospectus, you are encouraged to carefully consider the following risk factors before deciding to purchase a certificate.

The subordinated certificates have a greater risk of loss than the senior certificates
When certain classes of certificates provide credit enhancement for other classes of certificates it is sometimes referred to as “subordination”. For purposes of this free writing prospectus, “subordinated classes” means:
•  with respect to the senior certificates: the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates;
•  with respect to the Class M-1 Certificates: the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates;
•  with respect to the Class M-2 Certificates: the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates;
•  with respect to the Class M-3 Certificates: the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates;
•  with respect to the Class M-4 Certificates: the Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates;
•  with respect to the Class M-5 Certificates: the Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates;
•  with respect to the Class M-6 Certificates: the Class M-7, Class M-8, Class M-9 and Class M-10 Certificates;
•  with respect to the Class M-7 Certificates: the Class M-8, Class M-9 and Class M-10 Certificates;
•  with respect to the Class M-8 Certificates: the Class M-9 Certificates and Class M-10 Certificates; and
•  with respect to the Class M-9 Certificates: the Class M-10 Certificates.

We will provide credit enhancement for the certificates, first, by the right of the holders of the certificates to receive certain payments of interest and principal prior to the subordinated classes and, second, by the allocation of realized losses on the mortgage loans to the subordinated classes. This form of credit enhancement uses collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. Such collections are the sole source of funds from which such credit enhancement is provided. Realized losses will be allocated, first, to reduce the amount of excess spread, second, to reduce the overcollateralization amount, third, to each class of subordinated certificates, beginning with the class of subordinated certificates with the lowest payment priority, in each case until the certificate principal balance of that class has been reduced to zero, and fourth, to the Class A Certificates as described below. This means that with respect to the Class A Certificates and Class M Certificates, realized losses would first be allocated to the Class M-10 Certificates, and then to the other classes of Class M Certificates in reverse order of numerical designation until the certificate principal balance of each such class of Class M Certificates is reduced to zero, and then to the Class A Certificates, on a pro rata basis, based on the certificate principal balance of each such class, each as described in this free writing prospectus. Accordingly, if the certificate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for distributions to holders of the remaining subordinated class or classes and, if the aggregate certificate principal balance of all the subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior certificates.

You are encouraged to fully consider the risks of investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses on the mortgage loans.
See“Description of the Certificates” in this free writing prospectus.

Additional risks associated with the subordinated certificates
The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess spread for the related distribution date and the overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of each of the subordinated certificates, in reverse order of their numerical designation. As a result of such reductions, less interest will accrue on such class of subordinated certificates than would otherwise be the case. Once a realized loss is allocated to a subordinated certificate, no interest will be distributable with respect to such written down amount.

It is not expected that the subordinated certificates will be entitled to any principal distributions until at least February 2010 or during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinated certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinated certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage pool.

In addition, the multiple class structure of the subordinated certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this free writing prospectus, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans and the timing thereof, to the extent such losses are not covered by excess spread, overcollateralization, or a class of subordinated certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the subordinated certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Also, investors in the subordinate certificates should be aware that in cases where principal distributions are made sequentially to the subordinate certificates on or after the stepdown date, the most subordinate class of subordinate certificates then outstanding may receive more than such class’s pro rata share of principal for that distribution date. As a result, the certificate principal balance of the most subordinate class or classes of subordinate certificates may be reduced to zero prior to the more senior class or classes of subordinate certificates.

Credit enhancement may be inadequate to cover losses and/or to build overcollateralization
The mortgage loans are expected to generate more interest than is needed to pay interest on the Class A Certificates and Class M Certificates and certain trust fund expenses because we expect the weighted average interest rate on the mortgage loans, adjusted for any net swap payments and swap termination payments, to be higher than the weighted average pass-through rate on the Class A Certificates and Class M Certificates. If the mortgage loans generate more interest than is needed to pay interest on the Class A Certificates and Class M Certificates and trust fund expenses, adjusted for any net swap payments and swap termination payments, we will use such “excess spread” to make additional principal payments on those Class A Certificates and Class M Certificates, which will reduce the total certificate principal balance of those Class A Certificates and Class M Certificates below the aggregate principal balance of the mortgage loans, until the required level of overcollateralization has been met. In addition, amounts payable to the trust under the interest rate swap agreement may be used to restore and maintain the required level of overcollateralization. Overcollateralization is intended to provide limited protection to certificateholders by absorbing the certificate’s share of losses from liquidated mortgage loans. However, we cannot assure you that enough excess spread will be generated on the mortgage loans or that amounts payable under the interest rate swap agreement will be sufficient to maintain the required level of overcollateralization. As of the closing date it is expected that the required level of overcollateralization will be met.

The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans.

If the protection afforded by overcollateralization is insufficient, then you could experience a loss on your investment.
The interest rate cap may reduce the yields on the offered certificates
The pass-through rates on the Class A Certificates and Class M Certificates are each subject to an interest rate cap as described in this free writing prospectus. If on any distribution date the pass-through rate for a class of Class A Certificates and Class M Certificates is limited to the interest rate cap, the holders of the applicable certificates will receive a smaller amount of interest than they would have received on that distribution date had the pass-through rate for that class not been calculated based on the interest rate cap. If the pass-through rates on the Class A Certificates and Class M Certificates are limited for any distribution date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are available funds remaining after certain other distributions on the Class A Certificates and Class M Certificates and the payment of certain fees and expenses of the trust and to the extent there are amounts available under the interest rate swap agreement to pay such amounts as described in this free writing prospectus.

See“Description of the Certificates—Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

The offered certificates may not always receive interest based on One- Month LIBOR plus the related margin
The offered certificates may not always receive interest at a rate equal to One-Month LIBOR plus the related margin. If the interest rate cap is less than One-Month LIBOR plus the related margin, the interest rate on the offered certificates will be reduced to such interest rate cap. Thus, the yield to investors in such class will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the interest rate cap. The prepayment or default of mortgage loans with relatively higher net mortgage rates, particularly during a period of increased One-Month LIBOR rates, may result in the interest rate cap being lower than otherwise would be the case. If on any distribution date the application of the interest rate cap results in an interest payment lower than One-Month LIBOR plus the related margin on the offered certificates during the related interest accrual period, the value of such class of certificates may be temporarily or permanently reduced.

To the extent interest on the offered certificates is limited to the interest rate cap, the difference between such interest rate cap and One-Month LIBOR plus the related margin will create a shortfall. Some or all of this shortfall in respect of the offered certificates will be funded to the extent of payments, if any, received from the swap provider under the interest rate swap agreement. However, if payments under the interest rate swap agreement do not provide sufficient funds to cover such shortfalls, such shortfalls may remain unpaid on the final distribution date, including the optional termination date.

In addition, although the Class A Certificates and Class M Certificates are entitled to payments under the interest rate swap agreement during periods of increased One-Month LIBOR rates, the swap provider will only be obligated to make such payments under certain circumstances.

We refer you to“The Interest Rate Swap Agreement” in this free writing prospectus for a discussion of the swap provider’s obligations to make payments under the interest rate swap agreement.
Certain mortgage loans were underwritten to nonconforming underwriting standards, which may result in losses or shortfalls to be incurred on the offered certificates
Certain mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor, i.e. borrowers on the mortgage loans may have an impaired or unsubstantiated credit history, or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

Additional risks associated with mortgage loans with loan-to-value ratios in excess of 80%
Approximately 99.55% of the mortgage loans, by aggregate principal balance as of the cut-off date, have a loan-to-value ratio, or combined loan-to-value ratio with respect to mortgage loans that are secured by junior liens, at origination in excess of 80%. Mortgage loans with higher loan-to-value ratios may present a greater risk of loss. To the best of the sponsor's knowledge, none of the mortgage loans that have a loan-to-value ratio or a combined loan-to-value ratio at origination in excess of 80%, are insured by a primary mortgage insurance policy.

Defaults could cause payment delays and losses
There could be substantial delays in the liquidation of defaulted mortgage loans and corresponding delays in receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the master servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the mortgage loans and, in turn, reduce the proceeds payable to certificateholders.

In the event that: • the mortgaged properties fail to provide adequate security for the mortgage loans, and
• the protection provided by the subordination of certain classes and the availability of overcollateralization are insufficient to cover any shortfall, you could lose all or a portion of the money you paid for your certificates.
Your yield could be adversely affected by the unpredictability of prepayments	No one can accurately predict the level of prepayments that the trust will experience. The trust’s prepayment experience may be affected by many factors, including:
• general economic conditions,

• the level of prevailing interest rates,

• the availability of alternative financing, and

• homeowner mobility.

Certain of the mortgage loans contain due-on-sale provisions, and the master servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the master servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related mortgage loan. In addition, approximately 57.30% of the mortgage loans, by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to three years after origination, which prepayment charges may discourage prepayments during the applicable period. For a detailed description of the characteristics of the prepayment charges on the mortgage loans, and the standards under which the prepayment charges may be waived by the master servicer, please see “The Mortgage Pool — Prepayment Charges on the Mortgage Loans” in this free writing prospectus. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

The weighted average lives of the certificates will be sensitive to the rate and timing of principal payments, including prepayments, on the mortgage loans, which may fluctuate significantly from time to time.

You are encouraged to note that:

•  if you purchase your certificates at a discount and principal is repaid on the mortgage loans slower than you anticipate, then your yield may be lower than you anticipate;

• if you purchase your certificates at a premium and principal is repaid on the mortgage loans faster than you anticipate, then your yield may be lower than you anticipate;

• if you purchase a certificate bearing interest at an adjustable rate, your yield will also be sensitive both to the level of One-Month LIBOR and the interest rate cap;

•  since repurchases of mortgage loans as a result of breaches of representations and warranties and liquidations of mortgage loans following default have the same effect as prepayments, your yield may be lower than you expect if the rate of such repurchases and liquidations is higher than you expect;

•  the overcollateralization provisions, whenever overcollateralization is at a level below the required level, are intended to result in an accelerated rate of principal distributions to holders of the classes of certificates then entitled to distributions of principal. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates; and

• you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected.

The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, The sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

We refer you to“The Mortgage Pool” and“Yield, Prepayment and Maturity Considerations” in this free writing prospectus and“Material Legal Aspects of the Loans—Due-on-Sale Clauses in Mortgage Loans” in the prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

Mortgage loan modifications may affect the interest rate cap
Modifications of mortgage loans agreed to by the master servicer in order to maximize ultimate proceeds of such mortgage loans may extend the period over which principal is received on the related certificates or, if such modifications downwardly adjust interest rates, may lower the interest rate cap.

A reduction in certificate rating could have an adverse effect on the value of your certificates
The ratings of each class of offered certificates will depend primarily on an assessment by the rating agencies of the mortgage loans, the amount of overcollateralization and the subordination afforded by certain classes of certificates. The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor.

The rating agencies may suspend, reduce or withdraw the ratings on the offered certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of offered certificates would probably reduce the market value of such class of offered certificates and may affect your ability to sell them.

Your distributions could be adversely affected by the bankruptcy or insolvency of certain parties
The sponsor and Master Funding LLC will each treat the transfer of its respective mortgage loans to the depositor as a sale of the mortgage loans. However, if the sponsor or Master Funding LLC, as applicable, becomes bankrupt, the trustee in bankruptcy may argue that the mortgage loans were not sold but were only pledged to secure a loan to such entity. If that argument is made, you could experience delays or reductions in payments on the certificates. If that argument is successful, the bankruptcy trustee could elect to sell the mortgage loans and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

In addition, if the master servicer becomes bankrupt, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor master servicer. Any related delays in servicing could result in increased delinquencies or losses on the mortgage loans.

Developments in specified regions could have a disproportionate effect on the mortgage loans due to geographic concentration of mortgaged properties
Approximately 31.81%, 11.66%, 10.99% and 10.96% of the mortgage loans, by aggregate principal balance as of the cut-off date, are secured by mortgaged properties that are located in the states of California, New York, Florida and Illinois, respectively. Property in those states or in any other region having a significant concentration of properties underlying the mortgage loans, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition,

• economic conditions in the specified regions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;

•  declines in the residential real estate market in the specified regions may reduce the values of properties located in those regions, which would result in an increase in the loan-to-value ratios; and

•  any increase in the market value of properties located in the specified regions would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Violation of consumer protection laws may result in losses on the mortgage loans and the offered certificates
Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•  the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•  the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

Violations of certain provisions of these federal and state laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors’ rescinding the mortgage loans against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, that require mortgagors be given certain disclosures prior to the consummation of the mortgage loans and that restrict the ability of the master servicer to foreclose in response to the mortgagor’s default. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the mortgage loans against the trust and/or limit the master servicer’s ability to foreclose upon the related mortgaged property in the event of a mortgagor’s default.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originators reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the sponsor will be required to purchase that mortgage loan from the trust fund.

The sponsor will represent that, as of the closing date, each mortgage loan is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, the sponsor will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described in this free writing prospectus. If the sponsor is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

You may have difficulty selling your certificates
The underwriter intends to make a secondary market in the offered certificates, but the underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

The return on your certificates could be reduced by shortfalls due to the application of the Servicemembers Civil Relief Act and similar state or local laws
The Servicemembers Civil Relief Act, or the Relief Act, and similar state or local laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. Current or future military operations of the United States may increase the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state or local laws will result in an interest shortfall because the master servicer will not be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state or local law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state or local laws.

The interest rate swap agreement and the swap provider
Net swap payments payable to the swap administrator by the swap provider under the interest rate swap agreement and the swap administration agreement will be available as described in this free writing prospectus to pay any necessary interest carry forward amounts to the extent due to the interest portion of realized losses to reimburse for certain interest shortfalls previously allocated to such certificates and any basis risk shortfalls, and, to the extent not covered by excess spread, amounts necessary to restore and maintain the required level of overcollateralization, each as described in this free writing prospectus. However, no net amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date exceeds the fixed amount owed to the swap provider on such distribution date. This will not occur with respect to the interest rate swap agreement except in periods when One-Month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds 5.2115% per annum (subject to a variance of plus or minus 1.00%). No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any amounts that are received will be sufficient to maintain required overcollateralization or to cover certain interest shortfalls or basis risk shortfalls. Any net swap payment payable to a swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates. If the rate of prepayments on the mortgage loans is substantially faster than anticipated, the schedule on which payments due under the interest rate swap agreement are calculated may exceed the total principal balance of such mortgage loans, thereby increasing the relative proportion of interest collections on those mortgage loans that must be applied to make net swap payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates. In addition, any swap termination payment payable to the swap provider in the event of early termination of the interest rate swap agreement (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider, as described in this free writing prospectus, and other than to the extent already paid by the swap administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee) will reduce amounts available for distribution to the offered certificateholders.

Upon early termination of the interest rate swap agreement, the swap administrator or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the swap administrator is required under the swap administration agreement to make a swap termination payment to the swap provider, the trust will be required to make a payment to the swap administrator in the same amount (other than to the extent already paid by the swap administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the supplemental interest trust trustee), which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to the offered certificateholders (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus, which swap termination payments will be subordinated to distributions to the offered certificateholders). This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the subordinated certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the trust before such effects are borne by the senior certificates, and one or more classes of subordinated certificates may suffer a loss as a result of such payment.

Net swap payments payable to the swap administrator by the swap provider under the interest rate swap agreement will be used to pay any necessary interest carry forward amounts to the extent due to the interest portion of realized losses, to reimburse for certain interest shortfalls previously allocated to such certificates and any basis risk shortfalls and, to the extent not covered by the excess spread, to restore and maintain the required level of overcollateralization as described in this free writing prospectus. However, if the swap provider defaults on its obligations under the interest rate swap agreement, then there may be insufficient funds to cover such amounts, and the amount of excess spread may be reduced. To the extent that distributions on the certificates depend in part on payments to be received by the swap administrator, on behalf of the supplemental interest trust trustee, under the interest rate swap agreement, the ability of the trustee to make such distributions on such certificates will be subject to the credit risk of the swap provider.

Regulatory matters concerning Ameriquest Mortgage Company
On January 23, 2006, ACC Capital Holdings Corporation, the parent company of Ameriquest Mortgage Company, AMC Mortgage Services, Inc. (formerly known as Bedford Home Loans, Inc.) and Town and Country Credit Corporation (collectively, the “Affiliates”) and of Argent Mortgage Company, L.L.C., announced that it had entered into a settlement agreement with forty-nine states and the District of Columbia. The settlement was reached after representatives of the financial regulatory agencies and/or attorney general’s offices of many of the forty-nine states and the District of Columbia raised concerns relating to the lending policies of the Affiliates; for the appropriateness of discount points charged prior to February 2003; the accuracy of appraisal valuations; stated income loans and oral statements to borrowers relating to loan terms and disclosures. ACC Capital Holdings Corporation has agreed on behalf of itself and the Affiliates to supplement several of its business practices and to submit itself to independent monitoring. Under the terms of the settlement agreement, ACC Capital Holdings Corporation agreed to pay $295 million toward restitution to borrowers and $30 million to cover the States’ legal costs and other expenses. In June 2005, ACC Capital Holdings Corporation recorded a provision of $325 million in its financial statements to reflect the expected settlement.

Some of the mortgage loans were originated simultaneously with second liens
With respect to approximately 0.40% of the mortgage loans, by aggregate principal balance as of the cut-off date, at the time of origination of the first lien mortgage loan, the related originator also originated a second lien mortgage loan which is not included in the trust. The weighted average loan-to-value ratio at origination of the first lien on such mortgage loans is approximately 92.63%, and the weighted average combined loan-to-value ratio at origination of such mortgage loans (including the second lien) is approximately 98.76%.

With respect to these mortgage loans, the rate of delinquencies may be increased relative to mortgage loans that were originated without a simultaneous second lien because the mortgagors on such mortgage loans have less equity in the mortgaged property. Investors are encouraged to also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originators or from any other lender. In addition, a title insurance policy may not have been obtained with respect to some of these simultaneous second lien mortgage loans (although a title search will have been done with respect to the related first lien mortgage loan), which may increase the risk that adequate funds will not be received in connection with a foreclosure of such mortgage loan.

Credit scores are not an indicator of future performance of borrowers
Investors are encouraged to be aware that credit scores are based on past payment history of the borrower. Investors are encouraged not to rely on credit scores as an indicator of future borrower performance. See “The Mortgage Pool” in this free writing prospectus.

THE MORTGAGE POOL

General

We have provided below and in Schedule A to this free writing prospectus information with respect to the conventional mortgage loans that we expect to include in the pool of mortgage loans in the trust fund. Prior to the closing date of January 30, 2007, we may remove mortgage loans from the mortgage pool and we may substitute other mortgage loans for the mortgage loans we remove. The depositor believes that the information set forth in this free writing prospectus with respect to the mortgage pool as presently constituted is representative of the characteristics of the mortgage pool as it will be constituted on the closing date, although certain characteristics of the mortgage loans in the mortgage pool may vary. If, as of the closing date, any material pool characteristic differs by 5% or more from the description in this free writing prospectus, revised disclosure will be provided either in a supplement to this free writing prospectus, the prospectus supplement, or any supplement thereto, or in a current report on Form 8-K. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the cut-off date, which is January 1, 2007. Percentages of the mortgage loans are approximate percentages by principal balance as of the cut-off date, unless otherwise indicated. Unless otherwise specified, all principal balances of the mortgage loans are as of the cut-off date and are rounded to the nearest dollar.

The mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes.

Each mortgage loan in the trust fund will bear interest at a fixed rate or adjustable rate, is a conventional, closed-end sub-prime mortgage loan and will be secured by a first lien on the related mortgaged property. All of the mortgage loans we will include in the trust fund will be fully amortizing.

The mortgage loans have original terms to maturity of not greater than 30 years, except with respect to approximately 52.00% of the mortgage loans, that amortize based on a 40-year scheduled maturity for the first ten years, and thereafter require reamortized mortgage payments which are scheduled to be paid over the remaining 20 years as described in the related mortgage note.

Approximately 89.10% of the mortgage loans are adjustable rate mortgage loans. The interest rate borne by these adjustable rate mortgage loans that adjust based on Six-Month LIBOR have an initial fixed-rate period of two or three years. The interest rate borne by these adjustable rate mortgage loans, in each case will be adjusted in accordance with the related note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date. The master servicer will be responsible for calculating and implementing interest rate adjustments with respect to the mortgage loans.

Approximately 16.35% of the mortgage loans, by aggregate principal balance as of the cut-off date, will receive interest only for an initial period of five years.

Six-Month LIBOR. Approximately 89.10% of the mortgage loans will adjust semi-annually based on Six-Month LIBOR. Six-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

	Six-Month LIBOR
Adjustment Date	1999	2000	2001	2002	2003	2004	2005	2006
January 1	5.07%	6.13%	6.20%	2.03%	1.38%	1.22%	2.79%	4.71%
February 1	4.97	6.29	5.26	2.08	1.35	1.21	2.97	4.82
March 1	5.13	6.33	4.91	2.04	1.34	1.17	3.19	4.98
April 1	5.06	6.53	4.71	2.36	1.23	1.16	3.39	5.14
May 1	5.04	6.73	4.30	2.12	1.29	1.38	3.41	5.22
June 1	5.25	7.11	3.98	2.08	1.21	1.60	3.54	5.39
July 1	5.65	7.00	3.91	1.95	1.12	1.89	3.73	5.59
August 1	5.71	6.89	3.69	1.87	1.21	1.93	3.95	5.51
September 1	5.92	6.83	3.45	1.80	1.20	1.98	4.00	5.42
October 1	5.96	6.76	2.52	1.71	1.14	2.20	4.27	5.38
November 1	6.12	6.72	2.15	1.60	1.23	2.32	4.47	5.37
December 1	6.06	6.64	2.03	1.47	1.27	2.63	4.63	5.33

EMC Mortgage Corporation, referred to in this free writing prospectus as EMC or the sponsor, in its capacity as seller, purchased the mortgage loans directly in privately negotiated transactions. Subsequently, these mortgage loans were transferred to EMC. We refer you to“The Mortgage Pool—Ameriquest Underwriting Guidelines” and “Servicing of the Mortgage Loans” for further information regarding the mortgage loans.

Scheduled monthly payments made by the mortgagors on the mortgage loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments.

The cut-off date pool principal balance is approximately $353,343,723 which is equal to the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. The mortgage loans to be transferred by the depositor to the trust fund on the closing date will consist of 1,100 mortgage loans.

As of the cut-off date, no scheduled payment on any mortgage loan is more than 30 days past due and no scheduled payment on any mortgage loan has been more than 30 days past due since origination.

A mortgage loan is “delinquent” if any payment due on that mortgage loan is not made pursuant to the terms of such mortgage loan by the close of business of the day such payment is scheduled to be due. A mortgage loan is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days delinquent,” “90 days delinquent” and so on.

Loan-to-Value Ratio. The loan-to-value ratio of a mortgage loan is equal to the principal balance of such mortgage loan at the date of origination, divided by the collateral value of the related mortgaged property.

The “collateral value” of a mortgaged property is the lesser of

•	the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related mortgage loan, and

•	the sales price of that mortgaged property at the time of origination.

With respect to a mortgage loan the proceeds of which were used to refinance an existing mortgage loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the mortgage loans.

Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower’s credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the mortgage loans.

Prepayment Charges on the Mortgage Loans

Any mortgage loan may be prepaid in full or in part at any time. In addition, approximately 57.30% of the mortgage loans, by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to three years after origination, which prepayment charges may discourage prepayments during the applicable period. The amount of the prepayment charge is as provided in the related mortgage note. A prepayment charge may not apply with respect to a sale of the related mortgaged property, and in some circumstances, such as illegality, may be unenforceable.

The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the other classes of certificates. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the “Parity Act”), which regulates the ability of the originators to impose prepayment charges, was amended, and as a result, the originators will be required to comply with state and local laws in originating mortgage loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The depositor makes no representations as to the effect that the prepayment charges and the recent amendment of the Parity Act may have on the prepayment performance of the mortgage loans. The recent amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. See “Material Legal Aspects of the Loans—Enforceability of Prepayment and Late Payment Fees” in the base prospectus.

In addition, the master servicer may waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, but only if: (i) the enforceability thereof will have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally, (ii) the enforcement thereof is illegal, or any local, state or federal agency has threatened legal action if the prepayment charge is enforced, (iii) the mortgage debt has been accelerated in connection with a foreclosure or other involuntary payment or (iv) such waiver is standard and customary in servicing similar mortgage loans and relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the master servicer, maximize recovery of total proceeds taking into account the value of such prepayment charge and the related mortgage loan. In any event, no waiver of a prepayment premium, late payment charge or other charge in connection with any mortgage loan will effect the potential cash flow to the offered certificates from the pool assets.

Certain prepayment charges are classified as “hard” prepayment charges, meaning that the borrower has to cover the prepayment charge regardless of the reason for prepayment, while others are classified as “soft,” meaning that the borrower has to cover the prepayment charge unless the borrower has conveyed the related mortgaged property to a third party. The sponsor does not have information with respect to the percentage of each type of prepayment charge included in the pool of mortgage loans.

Mortgage Loan Statistical Data

Schedule A to this free writing prospectus sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of all of the mortgage loans. The sum of the respective columns may not equal the total indicated due to rounding.

Assignment of the Mortgage Loans; Repurchase

At the time of issuance of the certificates, the depositor will cause the mortgage loans, together with all principal and interest due with respect to such mortgage loans after the cut-off date to be sold to the trust. The mortgage loans will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement (referred to in this free writing prospectus as the Pooling and Servicing Agreement). Such schedule will include information as to the principal balance of each mortgage loan as of the cut-off date, as well as information including, among other things, the mortgage rate, the borrower’s monthly payment and the maturity date of each mortgage note.

In addition, the depositor will deposit with LaSalle Bank National Association, for the benefit of the certificateholders, the following documents with respect to each mortgage loan:

(a)  the original mortgage note, endorsed in blank, or without recourse in the following form: “Pay to the order of LaSalle Bank National Association, as trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2007-AQ1” with all intervening endorsements that show a complete chain of endorsement from the originators to the related seller or, if the original mortgage note is unavailable to the depositor, a photocopy thereof, if available, together with a lost note affidavit;

(b)  the original recorded mortgage or a photocopy thereof to the extent provided in the Pooling and Servicing Agreement;

(c)  a duly executed assignment of the mortgage in blank, or to “LaSalle Bank National Association, as trustee for certificateholders of Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2007-AQ1”; in recordable form or, for each mortgage loan subject to the Mortgage Electronic Registration Systems, Inc. (the “MERS® System”), evidence that the mortgage is held for the trustee as described in the Pooling and Servicing Agreement;

(d)  all interim recorded assignments of such mortgage, if any and if available to the depositor; and

(e)  the original policy of title insurance or mortgagee’s certificate of title insurance or commitment or binder for title insurance or, in the event such original title policy has not been received from the title insurer, such original policy will be delivered within one year of the closing date or, in the event such original title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property.

With respect to each mortgage loan subject to the MERS® System, in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (“MERS”), the assignment of the mortgage related to each such mortgage loan will be registered electronically through the MERS® System and MERS will serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the trustee and will not have any interest in such mortgage loans.

Assignments of the mortgage loans provided to the custodian on behalf of the trustee will be recorded in the appropriate public office for real property records, except (i) in states for which an opinion of counsel is delivered to the trustee, to the effect that such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the related seller, or (ii) with respect to any mortgage loan electronically registered through the MERS® System, the sponsor will be responsible for the recordation of such assignments and the costs incurred in connection therewith.

The custodian on behalf of the trustee will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the custodian’s receipt of such documents and will hold such documents in trust for the benefit of the holders of the certificates.

In addition, the sponsor will make representations and warranties in the mortgage loan purchase agreement with respect to itself and to Master Funding LLC, as of the cut-off date in respect of the mortgage loans. The depositor will file the mortgage loan purchase agreement as an exhibit to the Pooling and Servicing Agreement containing such representations and warranties with the Securities and Exchange Commission in a report on Form 8-K.

The representations and warranties of the sponsor with respect to the mortgage loans include the following, among others:

1.  the information set forth in the mortgage loan schedule attached to the mortgage loan purchase agreement is, true and correct in all material respects;

2.  immediately prior to the conveyance of the mortgage loans by the related seller to the depositor pursuant to the mortgage loan purchase agreement, the related seller was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and has full right and authority to sell or assign the same pursuant to the mortgage loan purchase agreement;

3.  the physical property subject to any mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

4.  the mortgaged property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

5.  a lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefore in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each mortgage loan was created by a title insurance company which, to the best of the related originator’s knowledge, was qualified to do business in the jurisdiction where the related mortgaged property is located, insuring the related originator and its successors and assigns that the mortgage is a first priority lien on the related mortgaged property in the original principal amount of the mortgage loan; and the originator is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

6.  the terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the mortgaged property is located, or (ii) to protect the interests of the trustee, on behalf of the certificateholders; and

7.  at the time of origination, each mortgaged property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the mortgage loan and, the appraisal is in a form acceptable to Fannie Mae or Freddie Mac.

After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any mortgage loan is breached and such breach materially and adversely affects the interests of the holders of the certificates in such mortgage loan, the trustee or the custodian, as agent for the trustee, is required to notify the sponsor in writing. If the sponsor cannot or does not cure such omission or defect with respect to a missing or defective document, or if the sponsor does not cure such breach with respect to a breach of a representation or warranty, in each case within 90 days of its receipt of notice, the sponsor is required to repurchase the related mortgage loan from the trust fund within 90 days from the date of notice at a price equal to 100% of the Stated Principal Balance thereof as of the date of repurchase plus accrued and unpaid interest thereon at the mortgage rate to the first day of the month following the month of repurchase, plus any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any anti-predatory lending laws, and reduced by any portion of the servicing fee or advances payable to the purchaser of the mortgage loan. Rather than repurchase the mortgage loan as provided above, the sponsor may remove such mortgage loan from the trust fund and substitute in its place another mortgage loan of like characteristics. However, such substitution is only permitted within two years after the closing date. Notwithstanding anything to the contrary, if any such defect or breach would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure, repurchase or substitution must occur within 90 days from the date such breach or defect was discovered.

With respect to any repurchase or substitution of a mortgage loan that is not in default or as to which a default is not imminent, the trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the certificateholders, the trustee or the depositor for omission of, or a material defect in, a mortgage loan document or for a breach of representation or warranty by the sponsor with respect to a mortgage loan.

Originators

Approximately 97.87% and 2.13% of the mortgage, by aggregate principal balance as of the cut-off date, were originated by Argent Mortgage Company, L.L.C. (“Argent”) and Ameriquest Mortgage Company (“Ameriquest; and, together with Argent, the “Ameriquest Loan Sellers”), respectively.

All of the mortgage loans were acquired by the sponsor from Ameriquest.

The information set forth below under this heading “—Originators” has been provided by Ameriquest.

Ameriquest Underwriting Guidelines

The mortgage loans originated by the Ameriquest Loan Sellers were originated generally in accordance with guidelines (the “Ameriquest Underwriting Guidelines”) established by the Ameriquest Loan Sellers with one of the following income documentation types: “Full Documentation”, “Limited Documentation” or “Stated Income.” The Ameriquest Underwriting Guidelines are primarily intended to evaluate: (1) the applicant’s credit standing and repayment ability and (2) the value and adequacy of the mortgaged property as collateral. On a case-by-case basis, the Ameriquest Loan Sellers may determine that, based upon compensating factors, a loan applicant, not strictly qualifying under one of the risk categories described below, warrants an exception to the requirements set forth in the Ameriquest Underwriting Guidelines. Compensating factors may include, but are not limited to, loan-to-value ratio, debt-to-income ratio, good credit history, stable employment history, length at current employment and time in residence at the applicant’s current address. It is expected that a substantial number of the mortgage loans to be included in the mortgage pool will represent such underwriting exceptions.

The Ameriquest Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to: (1) the applicant’s credit standing and repayment ability and (2) the property offered as collateral. Applicants who qualify under the Ameriquest Underwriting Guidelines generally have payment histories and debt ratios which would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Ameriquest Underwriting Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

All of the mortgage loans originated by the Ameriquest Loan Sellers are based on loan application packages submitted directly or indirectly by a loan applicant to the Ameriquest Loan Sellers. Each loan application package has an application completed by the applicant that includes information with respect to the applicant’s liabilities, income, credit history and employment history, as well as certain other personal information. The Ameriquest Loan Sellers also obtain (or the broker submits) a credit report on each applicant from a credit reporting company. The credit report typically contains the reported information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and reported records of default, bankruptcy, repossession and judgments. If applicable, the loan application package must also generally include a letter from the applicant explaining all late payments on mortgage debt and, generally, consumer (i.e. non-mortgage) debt.

During the underwriting process, each Ameriquest Loan Seller reviews and verifies the loan applicant’s sources of income (except under the Stated Income and Limited Documentation types, under which programs such information may not be independently verified), calculates the amount of income from all such sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant’s ability to repay the loan, and reviews the mortgaged property for compliance with the Ameriquest Underwriting Guidelines. The Ameriquest Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires (i) an appraisal of the mortgaged property which conforms to the Uniform Standards of Professional Appraisal Practice and are generally on forms similar to those acceptable to Fannie Mae and Freddie Mac and (ii) a review of such appraisal, which review may be conducted by a representative of the Ameriquest Loan Sellers or a fee appraiser and may include a desk review of the original appraisal or a drive-by review appraisal of the mortgaged property. The Ameriquest Underwriting Guidelines permit loans with combined loan-to-value ratios at origination of up to 100%, subject to certain Risk Category limitations (as further described in that section). The maximum allowable loan-to-value ratio varies based upon the income documentation, property type, creditworthiness, debt service-to-income ratio of the applicant and the overall risks associated with the loan decision.

Income Documentation Types

Full Documentation. The Full Documentation residential loan program is generally based upon current year to date income documentation as well as the previous year’s income documentation (i.e., tax returns and/or W-2 forms and/or written verification of employment) for the previous 12 months (with respect to mortgage loans originated by Argent) or 24 months (with respect to mortgage loans originated by Ameriquest) or bank statements for the previous 12 months (with respect to mortgage loans originated by Argent) or 24 months (with respect to mortgage loans originated Ameriquest). The documentation required is specific to the applicant’s sources of income. The applicant’s employment and/or business licenses are generally verified.

Limited Documentation. The Limited Documentation residential loan program is generally based on bank statements from the past 6 months (with respect to mortgage loans originated by Argent) or 12 months (with respect to mortgage loans originated by Ameriquest) supported by additional documentation provided by the applicant or current year to date documentation. The applicant’s employment and/or business licenses are generally verified.

Stated Income. The Stated Income residential loan program requires the applicant’s employment and income sources to be stated on the application. The applicant’s income as stated must be reasonable for the related occupation in the loan underwriter’s discretion. However, the applicant’s income as stated on the application is not independently verified.

Property Requirements

Properties that are to secure mortgage loans have a valuation obtained by an appraisal performed by a qualified and licensed appraiser who is a staff appraiser or an independent appraiser who is in good standing with the related Ameriquest Loan Seller’s in-house appraisal department. Generally, properties below average standards in condition and repair are not acceptable as security for mortgage loans under the Ameriquest Underwriting Guidelines. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Every independent appraisal is reviewed by a representative of the applicable Ameriquest Loan Seller or a fee appraiser before the mortgage loan is funded. The Ameriquest Loan Sellers require that all mortgage loans have title insurance. The Ameriquest Loan Sellers also require that fire and extended coverage casualty insurance be maintained on the property in an amount equal to the lesser of the principal balance of the mortgage loan or the replacement cost of the property.

Any dwelling unit built on a permanent chassis (including mobile homes) and attached to a permanent foundation system is a “manufactured home” for purposes of the related Ameriquest Loan Seller’s guidelines. Any of the following factors would make a manufactured home ineligible under the related Ameriquest Loan Seller’s guidelines: manufactured homes located in a mobile home park or on leasehold land; manufactured homes built prior to 1977; manufactured homes with additions; manufactured homes not classified as real property; manufactured homes that have a foundation not acceptable to HUD standards; single wide mobile homes; and manufactured homes located in the following states: Delaware, Hawaii, Maryland, New Jersey, New York, Oklahoma, Rhode Island and Texas. Other factory-built housing, such as modular, prefabricated, panelized, or sectional housing is not considered a “manufactured home” under the related Ameriquest Loan Seller’s guidelines.

Risk Categories

Under the Ameriquest Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor’s credit history and debt ratio. In general, higher credit risk mortgage loans are graded in risk categories which permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Ameriquest Underwriting Guidelines establish lower maximum loan-to-value ratios and lower maximum loan amounts for loans graded in such risk categories.

The Ameriquest Underwriting Guidelines have the following risk categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

Risk Categories - Argent Mortgage Company, L.L.C.(1)(2)(3)

	I	II	III	IV	V
Mortgage History (Last 12 Months)	None	3 x 30	1 x 60	1 x 90	1 x 120 or greater
						Bankruptcy or Foreclosure	AND none in last 36 months	AND none in last 24 months	AND none in last 12 months	OR in last 12 months	Not currently in
FICO Score	Maximum LTV(4)
680	100%(5)	95%	90%	80%	75%
650	100%(5)	95%	90%	80%	75%
620	100%(5)	95%	90%	80%	70%
600	100%(5)	95%	90%	80%	70%
580	100%(5)	95%	90%	75%	70%
550	90%	90%	90%	75%	70%
525	85%	85%	80%	75%	70%
500	80%	80%	80%	75%	70%
Maximum Debt Ratio(6)	50%	50%	50%	50%	55%
Other Credit(7)	max $5,000 open major derogatory credit	max $5,000 open major derogatory credit	max $5,000 open major derogatory credit	max $5,000 open major derogatory credit	max $5,000 open major derogatory credit

(1)
Loans between $500,000 and $850,000 are available for all income documentation types. In addition, the underwriting guidelines provide for lower maximum LTV’s depending on loan size; no bankruptcies in the last 36 months and mortgaged properties that are owner occupied. Rural properties and manufactured homes are excluded. Loans between $850,001 and $1,000,000 with a maximum LTV of 85% are available for borrowers who meet the following conditions: (i) full and limited documentation types; (ii) mortgaged properties that are owner occupied; (iii) a mortgage history of no worse than 3x30; and (iv) no bankruptcies in the last 24 months. These loans are not available in all states.

(2)
Interest-only loans are available for all income documentation types, with a maximum LTV ratio of 95%. Interest-only loans are available with an interest-only period of 5 years. In addition to the program specific guidelines, the interest only guidelines require: a minimum FICO score of 580; a mortgage history of 3x30; no bankruptcies in the last 24 months; and mortgaged properties that are owner occupied. Mortgaged properties that are secured by manufactured homes are excluded.

(3)
Stepped-rate loans are available for all income documentation types. Stepped-rate loans require: a minimum FICO score of 500; a mortgage history of 1x60; no bankruptcies in the last 12 months; no rural properties; no interest-only periods and a maximum loan amount of $1,250,000.

(4)
The maximum LTV referenced is for mortgagors providing Full Documentation. The LTV may be reduced up to 5% for each of the following characteristics: non-owner occupancy and second homes. LTV may be reduced up to 10% for each of the following characteristics: 3-4 unit properties, manufactured homes, rural locations, and no mortgage or rental history.

(5)
LTV if originated under the 100% Advantage Program (allows qualified applicants the ability to borrow up to 100% LTV on a first-lien) or CLTV if originated under the 80/20 Combo Advantage Program (first lien and second lien mortgage loan closed simultaneously to allow applicants to borrow up to 100% combined CLTV). Also requires no bankruptcy or foreclosure in the last 24 months. Minimum FICO score of 600 for loans originated under the 80/20 Combo Advantage Program.

(6)	Debt ratios may be increased if the LTV ratio is decreased. LTV equal to or less than 75% may have a 55% debt ratio. LTV equal to or less than 100% but greater than 75% may have a 50% debt ratio.
(7)  Open major derogatory credit may be increased (up to a maximum of $5,000) if the LTV ratio is decreased.

Risk Categories - Ameriquest Mortgage Company(1)

Mortgage History (Last 12 Months)	no lates	1 x 30	3 x 30	1 x 60	1 x 90	1 x 120
FICO Score	Credit Grade
710+	8A	4A	2A	A	C	C
680 - 709	7A	4A	2A	A	C	C
660 - 679	6A	3A	2A	A	C	C
640 - 659	5A	3A	2A	A	C	C
620 - 639	4A	2A	A	A	C	C
600 - 619	3A	2A	A	B	C	C
580 - 599	2A	A	A	B	C	D
550 - 579	A	A	A	B	C	D
520 - 549	B	B	B	C	D	D
500 - 519	C	C	C	D	D	D
Bankruptcy or Foreclosure	8A - 3A: 36 months 2A - A: 24 months B: 12 months			C: Not current D: Dismissed/discharged prior to closing
Maximum Debt Ratio	8A - D: 55%

(1)  Interest-only loans may be subject to additional and differing requirements, including: a maximum debt ratio of 50%; no non-owner occupied properties; no rural properties; no bankruptcies in the last 36 months; a maximum LTV ratio of 90%; a minimum FICO score of 600; and a minimum credit risk of 3A.
Loan-to-Value Limits (1)(2)

LTV Limits
Credit Grade	Limit
7A - 8A	95%
A - 6A	90%
C - B	80%
D	70%
Loan Size	Limit
$0-$59,999	80%*
$60,000-$79,999	90%
$80,000-$417,000	95%
$417,001-$750,000	90%
$750,001 and up	85%
Occupancy	Limit
Non-Owner	90%
Owner Occupied	95%
Second Home	85%
Property Type	Limit
SFR	95%
PUD	95%
2-4 Units	90%
Condo	95%
Document Type	Limit
Full Documentation	95%
Limited Documentation	90%
Stated Income	90%
*Loan amounts of $0-$59,999 are for Michigan only

(1)
The maximum LTV referenced is for mortgagors providing Full Documentation or Limited Documentation. Reductions to LTV are as follows: 5% for properties located in rural locations and 5% for debt ratios in excess of 50%. In addition, borrowers may, in certain circumstances, be able to increase their credit grade by 5% by providing 2 or 6 months of reserves.

(2)	Under the 80/20 Purchase Program, a first and second lien are closed simultaneously to allow applicants to borrow up to 100% combined CLTV.

Regulatory Matters Concerning Ameriquest

On January 23, 2006, ACC Capital Holdings Corporation (“ACCCHC”), the parent company of Ameriquest Mortgage Company, AMC Mortgage Services, Inc. (formerly known as Bedford Home Loans, Inc.) and Town and Country Credit Corporation (collectively, the “Affiliates”) and of Argent Mortgage Company, L.L.C., announced that it had entered into a settlement agreement with forty-nine states and the District of Columbia (the “States”). The settlement was reached after representatives of the financial regulatory agencies and/or attorney general’s offices of many of the States raised concerns relating to the lending policies of the Affiliates; for the appropriateness of discount points charged prior to February 2003; the accuracy of appraisal valuations; stated income loans and oral statements to borrowers relating to loan terms and disclosures. ACCCHC has agreed on behalf of itself and the Affiliates to supplement several of its business practices and to submit itself to independent monitoring. Under the terms of the settlement agreement, ACCCHC agreed to pay $295 million toward restitution to borrowers and $30 million to cover the States’ legal costs and other expenses. In June 2005, ACCCHC recorded a provision of $325 million in its financial statements to reflect the expected settlement.

The Ameriquest Loan Sellers

All of the mortgage loans were originated by the Ameriquest Loan Sellers. Argent has been originating mortgage loans since January 2003. Prior to January 2003, wholesale mortgage loans were originated through Ameriquest. Ameriquest has been originating mortgage loans since 1979.

Ameriquest, a Delaware corporation, is a specialty finance company engaged in the business of originating, purchasing and selling retail and wholesale sub-prime mortgage loans secured by one- to four-family residences. Ameriquest’s mortgage business was begun in 1979 as a savings and loan association and later as a federal savings bank. In 1994 Ameriquest ceased depository operations to focus entirely on its mortgage banking business. In May 1997, Ameriquest sold its wholesale operations and reorganized its retail lending and servicing operations under the name of “Ameriquest Mortgage Company” (the “Reorganization”). In January of 2000, Ameriquest recommenced wholesale lending as a separate division (a.k.a. Argent Mortgage Company, L.L.C.) while continuing its retail and servicing operations. As of January 1, 2003, the wholesale lending division of Ameriquest reorganized its business as a wholly owned subsidiary of Ameriquest under the name of Argent Mortgage Company, L.L.C. Argent Mortgage Company, L.L.C. is currently an affiliate of Ameriquest but is no longer a subsidiary of Ameriquest. Effective as of the close of business on December 31, 2004, the loan servicing division of Ameriquest was transferred to an affiliate, AMC Mortgage Services, Inc. (formerly known as Bedford Home Loans, Inc.). Currently, AMC Mortgage Services, Inc. acts as a subservicer for Ameriquest and originates retail loans.

The following tables summarize the Ameriquest Loan Sellers originated one- to four-family residential mortgage loan origination and whole loan sales and securitization activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by the Ameriquest Loan Sellers from other loan originators.

Ameriquest Originations and Sales - 1-4 UNITS (Dollars in Thousands)
	Year Ended December 31,			Nine Months Ending September 30,
	2003	2004	2005	2006

Originations	$20,554,463	$35,438,393	$29,523,896	$5,777,956
Sales	$21,019,463	$32,601,896	$31,213,853	$8,191,226

Argent Originations and Sales - 1-4 UNITS (Dollars in Thousands)
	Year Ended December 31,			Nine Months Ending September 30,
	2003	2004	2005	2006

Originations	$21,140,156	$47,319,352	$45,935,261	$18,927,213
Sales	$16,461,828	$45,864,688	$43,303,444	$20,123,836

STATIC POOL INFORMATION

The depositor will provide static pool information, material to this offering, with respect to the experience of the sponsor in securitizing asset pools of the same type at http://www.bearstearns.com/transactions/bsabs_i/bsabs2007-aq1/.

Information provided through the internet address above will not be deemed to be a part of this free writing prospectus, the prospectus supplement, the prospectus or the registration statement for the securities offered hereby if it relates to any prior securities pool or vintage formed before January 1, 2006, or with respect to the mortgage pool (if applicable) any period before January 1, 2006.

THE ISSUING ENTITY

Bear Stearns Asset Backed Securities I Trust 2007-AQ1 is a common law trust formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement constitutes the “governing instrument” under the laws of the State of New York. After its formation, Bear Stearns Asset Backed Securities I Trust 2007-AQ1 will not engage in any activity other than (i) acquiring and holding the mortgage loans and the other assets of the trust and proceeds therefrom, (ii) issuing the certificates, (iii) making payments on the certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The foregoing restrictions are contained in the Pooling and Servicing Agreement. For a description of other provisions relating to amending the Pooling and Servicing Agreement, please see “The Agreements — Amendment of Agreement” in the base prospectus.

The assets of Bear Stearns Asset Backed Securities I Trust 2007-AQ1 will consist of the mortgage loans and certain related assets.

Bear Stearns Asset Backed Securities I Trust 2007-AQ1’s fiscal year end is December 31.

THE DEPOSITOR

The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the sole purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004. As of September 30, 2006, the depositor has been involved in the issuance of securities backed by residential mortgage loans in excess of $65,247,999,772. In conjunction with the sponsor’s acquisition of mortgage loans, the depositor will execute a mortgage loan purchase agreement through which the loans will be transferred to itself. These loans are subsequently deposited in a common law or statutory trust, described in this free writing prospectus, which will then issue the certificates.

After issuance and registration of the securities contemplated in this free writing prospectus and any supplement hereto, the depositor will have no duties or responsibilities with respect to the pool assets or the securities other than any obligations with respect to the filing of any reports under the Exchange Act as set forth in the Pooling and Servicing Agreement.

The depositor’s principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.

THE SPONSOR

The sponsor, EMC Mortgage Corporation, was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc., and is an affiliate of the depositor and the underwriter. The sponsor was established as a mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from “investment quality” to varying degrees of “non-investment quality” up to and including real estate owned assets (“REO”). The sponsor commenced operation in Texas on October 9, 1990.

The sponsor maintains its principal office at 2780 Lake Vista Drive, Lewisville, Texas 75067. Its telephone number is (214) 626-3800.

Since its inception in 1990, the sponsor has purchased over $100 billion in residential whole loans and servicing rights, which include the purchase of newly originated alternative A, jumbo (prime) and sub-prime loans. Loans are purchased on a bulk and flow basis. The sponsor is one of the United States’ largest purchasers of scratch and dent, sub-performing and non-performing residential mortgages and REO from various institutions, including banks, mortgage companies, thrifts and the U.S. government. Loans are generally purchased with the ultimate strategy of securitization into an array of Bear Stearns’ securitizations based upon product type and credit parameters, including those where the loan has become re-performing or cash-flowing.

Performing loans include first lien fixed rate and ARMs, as well as closed end fixed rate second liens and lines of credit (“HELOCs”). Performing loans acquired by the sponsor are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation, documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to the sponsor’s underwriting guidelines or the originator’s underwriting guidelines that are acceptable to the sponsor.

Subsequent to purchase by the sponsor, performing loans are pooled together by product type and credit parameters and structured into RMBS, with the assistance of Bear Stearns’ Financial Analytics and Structured Transactions group, for distribution into the primary market.

The sponsor has been securitizing residential mortgage loans since 1999. The following table describes size, composition and growth of the sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2003		December 31, 2004		December 31, 2005		September 30, 2006
Loan Type	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans	Number	Total Portfolio of Loans
Alt-A ARM	12,268	$3,779,319,393.84	44,821	$11,002,497,283.49	73,638	$19,087,119,981.75	54,448	$16,005,022,680.66
Alt-A Fixed	15,907	$3,638,653,583.24	15,344	$4,005,790,504.28	17,294	$3,781,150,218.13	10,480	$2,487,265,691.18
HELOC	-	$-	-	$-	9,309	$509,391,438.93	9,642	$671,297,933.89
Neg-Am ARM							36,469	$13,375,355,933.41
Prime ARM	16,279	$7,179,048,567.39	30,311	$11,852,710,960.78	27,384	$13,280,407,388.92	7,050	$3,481,137,519.89
Prime Fixed	2,388	$1,087,197,396.83	1,035	$509,991,605.86	3,526	$1,307,685,538.44	1,803	$484,927,212.35
Prime Short Duration ARM	7,089	$2,054,140,083.91	23,326	$7,033,626,375.35	38,819	$14,096,175,420.37	12,256	$5,085,828,335.31
Reperforming	2,800	$247,101,330.36	2,802	$311,862,677.46	2,877	$271,051,465.95	1,084	$115,127,847.83
Seconds	-	$-	14,842	$659,832,093.32	114,899	$5,609,656,263.12	96,106	$5,363,659,738.17
SubPrime	29,303	$2,898,565,285.44	98,426	$13,051,338,552.19	101,156	$16,546,152,274.44	43,470	$7,619,506,951.48
Totals	86,034	$20,884,025,641.01	230,907	$48,427,650,052.73	388,902	$74,488,789,990.05	272,808	$54,689,129,844.17

With respect to some of the securitizations organized by the sponsor, a “step-down” trigger has occurred with respect to the loss and delinquency experience of the mortgage loans included in those securitizations, resulting in a sequential payment of principal to the related certificates, from the certificate with the highest credit rating to the one with the lowest rating. In addition, with respect to one securitization organized by the sponsor, a servicing trigger required by the related financial guaranty insurer has occurred; however, the insurer has granted extensions enabling the normal servicing activities to continue.

The sponsor has received a civil investigative demand (CID), from the Federal Trade Commission (FTC), seeking documents and data relating to the sponsor’s business and servicing practices. The CID was issued pursuant to a December 8, 2005 resolution of the FTC authorizing non-public investigations of various unnamed subprime lenders, loan servicers and loan brokers to determine whether there have been violations of certain consumer protections laws. The sponsor is cooperating with the FTC’s inquiry.

SERVICING OF THE MORTGAGE LOANS

General

EMC will act as the master servicer of the mortgage loans pursuant to the Pooling and Servicing Agreement, dated as of January 1, 2007, among the depositor, EMC, in its capacity as master servicer and seller, and the trustee.

In the event of a default by EMC under the Pooling and Servicing Agreement, the trustee, subject to the provisions of the Pooling and Servicing Agreement, will be required to enforce any remedies against the master servicer and will either find a successor master servicer or will assume the master servicing obligations itself.

The Master Servicer

EMC Mortgage Corporation (“EMC”) will act as master servicer under the Pooling and Servicing Agreement. See “The Sponsor” in this free writing prospectus.

The principal business of EMC since inception has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC’s portfolio consists primarily of two categories: (1) “performing loans,” or performing investment-quality loans serviced for the sponsor’s own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (2) “non-performing loans,” or non-investment quality, sub-performing loans, non-performing loans and REO properties serviced for EMC’s own account and for the account of investors in securitized performing and non-performing collateral transactions.

EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the free writing prospectus.

EMC has been servicing residential mortgage loans since 1990. From year end 2004 to September 30, 2006 the loan count of EMC’s servicing portfolio grew by approximately 91.4% and the unpaid principal balance of EMC’s servicing portfolio grew by approximately 140%.

As of September 30, 2006, EMC was acting as servicer for approximately 259 series of residential mortgage-backed securities and other mortgage loans with an outstanding principal balance of approximately $66.8 billion.

The following table describes size, composition and growth of EMC’s total residential mortgage loan servicing portfolio as of the dates indicated.

	As of December 31, 2003				As of December 31, 2004
Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Alt-A Arm	2,439	$653,967,868.93	1.40%	4.75%	19,498	$4,427,820,707.76	7.96%	15.94%
Alt-A Fixed	19,396	3,651,416,056.79	11.14	26.51	25,539	4,578,725,473.28	10.43	16.48
PrimeArm	7,978	868,798,347.46	4.58	6.31	8,311	1,045,610,015.30	3.39	3.76
PrimeFixed	16,377	1,601,411,491.35	9.40	11.63	14,560	1,573,271,574.42	5.95	5.66
Seconds	25,290	690,059,168.80	14.52	5.01	39,486	1,381,961,155.08	16.13	4.98
Subprime	76,166	5,058,932,125.93	43.73	36.73	114,436	13,706,363,249.78	46.74	49.34
Other	26,523	1,249,014,372.71	15.23	9.07	23,010	1,063,682,459.11	9.40	3.83
Total	174,169	$13,773,599,431.97	100.00%	100.00%	244,840	$27,777,434,634.73	100.00%	100.00%

	As of December 31, 2005				As of September 30, 2006
Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Alta-A Arm	57,510	$13,625,934,321.62	12.69%	23.00%	49,349	$12,808,629,725.93	10.53%	19.18%
Alt-A Fixed	17,680	3,569,563,859.33	3.90	6.03	29,790	5,963,962,331.86	6.36	8.93
Prime Arm	7,428	1,010,068,678.92	1.64	1.71	6,580	892,567,395.07	1.40	1.34
Prime Fixed	15,975	2,140,487,565.90	3.52	3.61	15,228	2,175,294,849.14	3.25	3.26
Seconds	155,510	7,164,515,426.20	34.31	12.10	163,821	7,935,367,229.73	34.96	11.88
Subprime	142,890	20,373,550,690.52	31.53	34.40	130,821	18,898,856,704.61	27.91	28.30
Other	56,216	11,347,144,055.57	12.40	19.16	73,059	18,107,974,659.14	15.59	27.11
Total	453,209	$59,231,264,598.06	100.00%	100.00%	468,648	$66,782,652,895.48	100.00%	100.00%

There have been no appreciable changes to EMC’s servicing procedures outside of the normal changes warranted by regulatory and product type changes in the portfolio.

Collection and Other Servicing Procedures

The master servicer will use reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures will be consistent with the Pooling and Servicing Agreement.

In instances in which a loan is in default, or if default is reasonably foreseeable, and if determined by the master servicer to be in the best interests of the certificateholders, the master servicer may engage, either directly or through subservicers, in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable. In making that determination, the estimated realized loss that might result if the loan were liquidated would be taken into account. Modifications may have the effect of, among other things, reducing the loan rate, forgiving payments of principal, interest or other amounts owed under the mortgage loan or contract, such as taxes or insurance premiums, extending the final maturity date of the loan, capitalizing delinquent interest and other amounts owed under the mortgage loan or contract, or any combination of these or other modifications. In addition, if the loan is not in default or if default is not reasonably foreseeable, the master servicer may modify the loan only to the extent set forth in the Pooling and Servicing Agreement; provided that, such modification will not result in the imposition of taxes on any REMIC or otherwise adversely affect the REMIC status of the trust. Any modified loan may remain in the related trust, and the reduction in collections resulting from a modification may result in reduced distributions of interest or principal on, or may extend the final maturity of, one or more classes of the related securities.

Certain mortgage loans contain due-on-sale clauses. If a mortgaged property has been or is about to be conveyed by the mortgagor and the master servicer has knowledge thereof, the master servicer will accelerate the maturity of the mortgage loan, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the master servicer in some cases with the prior consent of the trustee (not to be unreasonably withheld) may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The master servicer will retain any fee collected for entering into assumption agreements as additional servicing compensation. In regard to circumstances in which the master servicer may be unable to enforce due-on-sale clauses, we refer you to “Material Legal Aspects of the Loans — Due-on-Sale Clauses in Mortgage Loans” in the base prospectus. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed. Certain other mortgage loans are assumable under some circumstances if, in the sole judgment of the master servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

The master servicer will establish and maintain, in addition to the protected account described below under “—Protected Account,” one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The master servicer will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the Pooling and Servicing Agreement. Each servicing account and the investment of deposits therein will comply with the requirements of the Pooling and Servicing Agreement and will meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the master servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the master servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the Pooling and Servicing Agreement.

The master servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts to the extent required under the Pooling and Servicing Agreement.

Hazard Insurance

The master servicer will maintain and keep, or cause to be maintained and kept, with respect to each mortgage loan, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the Pooling and Servicing Agreement or in general equal to at least the lesser of the outstanding principal balance of the mortgage loan or the maximum insurable value of the improvements securing such mortgage loan and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Any amounts collected by the master servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, will be deposited in the protected account. Any cost incurred in maintaining any such hazard insurance policy will not be added to the amount owing under the mortgage loan for the purpose of calculating monthly distributions to certificateholders, notwithstanding that the terms of the mortgage loan so permit. Such costs will be recoverable by the master servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the protected account. The right of the master servicer to reimbursement for such costs incurred will be prior to the right of the trustee to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the protected account.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different hazard insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause provides that the hazard insurer’s liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the master servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices to be maintained. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan, (ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such mortgage loan, and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

The master servicer, on behalf of the trustee and certificateholders, will present claims to the hazard insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in the protected account. The master servicer is required to deposit in the protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

Realization Upon Defaulted Mortgage Loans

The master servicer will take such action either as such deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans serviced by the master servicer with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the Pooling and Servicing Agreement, the master servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the master servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and Fannie Mae guidelines. The master servicer will not be required to expend its own moneys with respect to the restoration or to make servicing advances with respect to such mortgaged properties unless such entity has determined that (i) such amounts would be recovered, and (ii) it believes such restoration will increase proceeds to the trust following the mortgaged property’s eventual liquidation.

Since Insurance Proceeds received in connection with a mortgage loan cannot exceed deficiency claims and certain expenses incurred by the master servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its applicable net mortgage rate.

Servicing Compensation and Payment of Expenses

EMC will not receive a fee in its capacity as master servicer but will receive a servicing fee for the mortgage loans it will service as described below. EMC will be entitled to receive a fee as compensation for its activities under the Pooling and Servicing Agreement equal to the servicing fee rate multiplied by the Stated Principal Balance of each mortgage loan serviced by it as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be 0.500% per annum. Interest shortfalls on mortgage loans resulting from prepayments in full in any calendar month will be offset by the master servicer on the distribution date in the following calendar month to the extent of compensating interest payments as described in this free writing prospectus. The master servicer will also be entitled to any amounts earned on funds in the protected account.

In addition to the primary compensation described above, the master servicer will retain all assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors. The master servicer will not be entitled to retain any prepayment charges or penalties; prepayment charges and penalties will be distributed to the holders of the Class P Certificates.

The master servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described in this free writing prospectus.

Protected Account

The master servicer will establish and maintain a custodial account, an account referred to in this free writing prospectus as the protected account into which it will deposit daily or at such other time specified in the Pooling and Servicing Agreement all collections of principal and interest on any mortgage loans, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and the repurchase price for any mortgage loans repurchased, and advances made from the master servicer’s own funds, less the applicable servicing fee. The protected account and amounts at any time credited thereto will comply with the requirements of the Pooling and Servicing Agreement and will meet the requirements of the rating agencies.

The master servicer will retain in the protected account for distribution directly to the trustee the daily collections of interest and principal, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and the repurchase price with respect to any repurchased mortgage loans.

On the second business day prior to each distribution date, the master servicer will withdraw from the protected account amounts on deposit therein as described above and will remit them to the trustee for deposit in the Distribution Account.

Distribution Account

The trustee will establish and maintain in the name of the trustee, for the benefit of the certificateholders, an account, referred to in this free writing prospectus as the Distribution Account, into which on the second business day prior to each distribution date it will deposit all amounts transferred to it by the master servicer from the protected account and all proceeds of any mortgage loans and REO properties transferred in connection with the optional termination of the trust. All amounts deposited to the Distribution Account will be held in the name of the trustee in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Pooling and Servicing Agreement. The amount at any time credited to the Distribution Account may be invested in the name of the trustee, in permitted investments. The trustee will have sole discretion to determine the particular investments made so long as it complies with the investment terms under the Pooling and Servicing Agreement.

Any one or more of the following obligations or securities held in the name of the trustee for the benefit of the certificateholders will be considered a permitted investment:

(i)  obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)  general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iii)  commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(iv)  certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities (including the trustee in its commercial banking capacity), provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such rating agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced in writing;

(v)  guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced in writing;

(vi)  repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (v) above;

(vii)  securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest short term ratings of each rating agency (except if the rating agency is Moody’s, such rating will be the highest commercial paper rating of Moody’s for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by each rating agency, as evidenced by a signed writing delivered by each rating agency;

(viii)  interests in any money market fund (including any such fund managed or advised by the trustee or any affiliate thereof) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable short term rating by each rating agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing;

(ix)  short term investment funds sponsored by any trust company or banking association incorporated under the laws of the United States or any state thereof (including any such fund managed or advised by the trustee or the master servicer or any affiliate thereof) which on the date of acquisition has been rated by each rating agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the certificates by each rating agency, as evidenced in writing; and

(x)  such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each rating agency and as will not result in the downgrading or withdrawal of the rating then assigned to the certificates by any rating agency, as evidenced by a signed writing delivered by each rating agency;

On each distribution date, the trustee will withdraw available funds from the Distribution Account and make payments to the certificateholders in accordance with the provisions set forth under “Description of the Certificates— Distributions on the Certificates” in this free writing prospectus. The trustee will be entitled to a trustee fee equal to the trustee fee rate, multiplied by the aggregate Stated Principal Balance of the mortgage loans as of the due date in the month preceding the month in which such distribution date occurs. The trustee fee rate will be 0.0080% per annum (subject to a variance of plus or minus 0.0025% per annum). The trustee will also be entitled to any amounts earned on funds in the Distribution Account. The trustee will also be entitled to be reimbursed for its expenses, costs and liabilities incurred by or reimbursable to it pursuant to the Pooling and Servicing Agreement prior to the distribution of the available funds.

Prepayment Interest Shortfalls and Compensating Interest

When a borrower prepays all of a mortgage loan between due dates, the borrower pays interest on the amount prepaid only to the date of prepayment. When a borrower prepays a portion of a mortgage loan between due dates, the borrower does not pay interest on the amount prepaid. Accordingly, an interest shortfall will result equal to the difference between the amount of interest collected and the amount of interest that would have been due absent such prepayment. We refer to this interest shortfall as a “Prepayment Interest Shortfall.” In order to mitigate the effect of any such shortfall in interest distributions to holders of the offered certificates on any distribution date, generally, the amount of the servicing fee otherwise payable to the master servicer for such month will, to the extent of such shortfall, be deposited by the master servicer in the protected account for distribution to the trustee for deposit in the Distribution Account. We refer to such deposited amounts as “Compensating Interest.” Any such deposit or remittance by the master servicer will be reflected in the distributions to holders of the offered certificates entitled thereto made on the distribution date on which the principal prepayment received would be distributed.

Advances

If the scheduled payment on a mortgage loan which was due on a related due date is delinquent other than as a result of application of the Relief Act, the master servicer will remit to the trustee within the number of days prior to the related distribution date set forth in the Pooling and Servicing Agreement an amount equal to such delinquency, net of the servicing fee rate except to the extent the master servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the master servicer until the liquidation of the related mortgaged property. Failure by the master servicer to remit any required advance, which failure goes unremedied for the number of days specified in the Pooling and Servicing Agreement would constitute an event of default under the Pooling and Servicing Agreement. See “Description of the Certificates—Events of Default” in this free writing prospectus.

Evidence as to Compliance

The Pooling and Servicing Agreement will provide that on or before March 15 of each year, beginning with the first year after the year in which the cut-off date occurs, each party responsible for the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Pooling and Servicing Agreement will also provide for delivery to the trustee on or before March 15 of each year a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify such failure and the nature and status thereof. The same statement may be provided as the required statement for each relevant pooling and servicing agreement or servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by certificateholders without charge upon written request to the master servicer at the address of the master servicer set forth above under “The Master Servicer”. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding the Master Servicer and the Depositor

The Pooling and Servicing Agreement will provide that the master servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the following requirements:

•	the master servicer has proposed a successor master servicer to the trustee and the trustee has consented thereto, such consents not to be withheld unreasonably;

•	the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

•
the trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of Class A Certificates and Class M Certificates.

In addition, the master servicer may be removed from its obligations and duties as set forth in the Pooling and Servicing Agreement. No such resignation or removal will become effective until the trustee or a successor master servicer has assumed the master servicer’s obligations and duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will further provide that neither the master servicer, nor the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the trust fund or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the master servicer, nor the depositor nor any such person will be protected against any breach of its representations and warranties in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the certificates, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its respective duties thereunder or by reason of reckless disregard of its respective obligations and duties thereunder.

In addition, the Pooling and Servicing Agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. Either the master servicer or the depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

Any person into which either the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under the Pooling and Servicing Agreement, provided that such person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of Class A Certificates and Class M Certificates.

DESCRIPTION OF THE CERTIFICATES

General

The trust will issue the certificates pursuant to the Pooling and Servicing Agreement, which will be filed with the Commission in a current report on Form 8-K following the issuance of the certificates. We refer to the Class A-1, Class A-2 and Class A-3 Certificates collectively in this free writing prospectus as the Class A Certificates or the senior certificates; and we refer to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates collectively in this free writing prospectus as the Class M Certificates or the subordinated certificates. We refer to the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates collectively in this free writing prospectus as the offered certificates (“Offered Certificates”). We refer to the Class R-1, Class R-2, Class R-3 and Class RX Certificates collectively in this free writing prospectus as the Class R Certificates or the residual certificates.

The initial owner of the Class R Certificates is expected to be Bear, Stearns & Co. Inc.

The trust will issue the offered certificates in book-entry form as described below, in minimum dollar denominations of $100,000 and integral multiples of $1.00 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

Book-Entry Registration

The offered certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as “DTC”. Clearstream, Luxembourg is referred to as “Clearstream”. The Euroclear System is referred to as “Euroclear”. The book-entry securities will be issued in one or more certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries that in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank N.A. will act as the relevant depository for Clearstream and JPMorgan Chase Bank, N.A. will act as the relevant depositary for Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only “securityholder” with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

An Owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the trustee through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

Beneficial owners will not receive or be entitled to receive definitive securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the “CSSF”). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Distributions, to the extent received by the relevant depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

The trustee will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the trustee will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Monthly and annual reports of the trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

DTC has advised the trustee that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Pooling and Servicing Agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Pooling and Servicing Agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

Except with respect to the residual certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the Pooling and Servicing Agreement. Such events may include the following:

•
we advise the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the securities, and that we or the trustee is unable to locate a qualified successor, or

•	we elect to terminate the book-entry system through DTC with the consent of DTC participants.

Additionally, after the occurrence of an event of default under the Pooling and Servicing Agreement, any certificate owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Pooling and Servicing Agreement, receive a definitive certificate evidencing such certificate owner’s percentage interest in the related class of certificates. Upon the occurrence of any of the events specified in the Pooling and Servicing Agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the book-entry securities and instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures listed in this free writing prospectus and in the Pooling and Servicing Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Neither the trust nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Glossary

“Applied Realized Loss Amount” with respect to any class of Class A Certificates and Class M Certificates and as to any distribution date means the sum of the Realized Losses with respect to the mortgage loans, which have been applied in reduction of the Certificate Principal Balance of such class, minus any Subsequent Recoveries applied to such Applied Realized Loss Amount.

“Basis Risk Shortfall Carry Forward Amount” as of any distribution date for the Class A Certificates and Class M Certificates is the sum of:

•	if on such distribution date the Pass-Through Rate for such class is based upon the Net Rate Cap, the excess, if any, of:

1.  The amount of Current Interest that such class would have been entitled to receive on such distribution date had the applicable Pass-Though Rate been calculated at a per annum rate equal to One-Month LIBOR plus the applicable Margin, over

2.  The amount of Current Interest that such class received on such distribution date at the Net Rate Cap for such distribution date (such excess being the “Basis Risk Shortfall” for such distribution date); and

•
the Basis Risk Shortfall Carry Forward Amount for the previous distribution date not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for the current distribution date.

“Certificate Principal Balance” with respect to any class of Class A Certificates and Class M Certificates and any distribution date is the original certificate principal balance of such class as set forth on the cover page of this free writing prospectus, or with respect to the Class M-10 Certificates approximately $5,653,000, less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) any Applied Realized Loss Amounts allocated to such class on previous distribution dates; provided that, the Certificate Principal Balance of any class of Class A Certificates or Class M Certificates with the highest payment priority to which Realized Losses have been allocated will be increased by the amount of any Subsequent Recoveries on the mortgage loans not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that certificate. See “— Allocation of Losses” in this free writing prospectus.

“Class A Certificates” means any of the Class A-1, Class A-2 and Class A-3 Certificates.

“Class A Principal Distribution Amount” with respect to the Class A Certificates and any applicable distribution date is an amount equal to the lesser of (x) the Principal Distribution Amount for that distribution date and (y) the excess, if any, of:

•	the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 51.00% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $1,766,719 (subject to a variance of plus or minus 10%).

“Class M Certificates” means any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.

“Class M-1 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date) and (2) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)          the product of (i) approximately 58.70% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $1,766,719 (subject to a variance of plus or minus 10%).

“Class M-2 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date) and (3) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 65.90% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $1,766,719 (subject to a variance of plus or minus 10%).

“Class M-3 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date) and (4) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 70.20% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $1,766,719 (subject to a variance of plus or minus 10%).

“Class M-4 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date) and (5) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 73.80% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $1,766,719 (subject to a variance of plus or minus 10%).

“Class M-5 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date) and (6) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)          the product of (i) approximately 77.40% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $1,766,719 (subject to a variance of plus or minus 10%).

“Class M-6 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date) and (7) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 80.50% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $1,766,719 (subject to a variance of plus or minus 10%).

“Class M-7 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date) and (8) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 83.70% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $1,766,719 (subject to a variance of plus or minus 10%).

“Class M-8 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class M-7 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date), (8) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such distribution date) and (9) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)          the product of (i) approximately 86.40% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $1,766,719 (subject to a variance of plus or minus 10%).

“Class M-9 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount and the Class M-8 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date), (8) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such distribution date), (9) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such distribution date)and (10) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)          the product of (i) approximately 89.10% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $1,766,719 (subject to a variance of plus or minus 10%).

“Class M-10 Principal Distribution Amount” with respect to any applicable distribution date is an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that distribution date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class M-7 Principal Distribution Amount, the Class M-8 Principal Distribution Amount and the Class M-9 Principal Distribution Amount and (y) the excess, if any, of:

•
the sum of (1) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such distribution date), (2) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such distribution date), (3) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such distribution date), (4) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such distribution date), (5) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such distribution date), (6) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such distribution date), (7) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such distribution date), (8) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such distribution date), (9) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such distribution date), (10) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such distribution date)and (11) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such distribution date, over

•	the lesser of:

(a)           the product of (i) approximately 92.30% (subject to a variance of plus or minus 1.00%) and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), and

(b)          the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) minus approximately $1,766,719 (subject to a variance of plus or minus 10%).

“Current Interest” with respect to each class of Class A Certificates and Class M Certificates and each distribution date is the interest accrued at the applicable Pass-Through Rate for the applicable accrual period on the Certificate Principal Balance of such class plus any amount previously distributed with respect to interest for such class that is recovered as a voidable preference by a trustee in bankruptcy reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating Interest and any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class of Class A Certificates and Class M Certificates described under “Distributions on the Certificates — Interest Distributions” in this free writing prospectus.

“Current Specified Enhancement Percentage” with respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class M Certificates and (ii) the Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans as of the end of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month).

“Due Period” with respect to any distribution date is the period commencing on the second day of the month preceding the calendar month in which such distribution date occurs and ending at the close of business on the first day of the month in which such distribution date occurs.

“Excess Cashflow” with respect to any distribution date is the sum of (i) the Remaining Excess Spread for such distribution date and (ii) the Overcollateralization Release Amount for such distribution date.

“Excess Spread” with respect to any distribution date is the excess, if any, of the Interest Funds for such distribution date, over the Current Interest on the Class A Certificates and Class M Certificates and Interest Carry Forward Amounts on the Class A Certificates (other than any such Interest Carry Forward Amounts paid pursuant to clause 1. under“Description of the Certificates—Excess Spread and Overcollateralization Provisions”) on such distribution date.

“Extra Principal Distribution Amount” with respect to any distribution date is the lesser of (a) the excess, if any, of the Overcollateralization Target Amount for such distribution date, over the Overcollateralization Amount for such distribution date (after giving effect to distributions of principal on the certificates other than any Extra Principal Distribution Amount) and (b) the Excess Spread for such distribution date.

“Fiscal Quarter” with respect to any quarter is December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September 1 to November 30, as applicable.

“Insurance Proceeds” are all proceeds of any insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer’s normal servicing procedures, other than proceeds that represent reimbursement of the master servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policies.

“Interest Carry Forward Amount” with respect to each class of Class A Certificates and Class M Certificates and any distribution date, is the sum of:

•	the excess of:

(a) Current Interest for such class with respect to such distribution date and any prior distribution dates over

(b) the amount actually distributed to such class with respect to interest on such distribution dates, and

•
interest on such excess (to the extent permitted by applicable law) at the applicable Pass- Through Rate for the related accrual period including the accrual period relating to the current distribution date.

“Interest Funds” with respect to any distribution date are equal to the sum for such distribution date, without duplication, of:

•
all scheduled interest collected in respect of the mortgage loans, less the servicing fee, the trustee fee, the lender paid mortgage insurance fee, if any, and any amounts required to be reimbursed to the sponsor, the master servicer, the trustee, the Supplemental Interest Trust Trustee and the Swap Administrator as provided in the Pooling and Servicing Agreement,

•	all advances relating to interest on the mortgage loans,

•	all Compensating Interest,

•
Liquidation Proceeds and Subsequent Recoveries, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to interest, less all non-recoverable advances relating to interest and certain expenses reimbursed during the prior calendar month, in each case with respect to the mortgage loans,

•	the interest portion of proceeds of the repurchase of any mortgage loans, and

•
the interest portion of the purchase price of the assets of the trust upon exercise by the majority holder of the Class CE Certificates or the master servicer, as applicable, of the optional termination right, minus

•
any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment to the Swap Provider for such distribution date (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) and any such payments remaining unpaid for prior distribution dates.

“Liquidation Proceeds” are all net proceeds, other than Insurance Proceeds and Subsequent Recoveries, received in connection with the partial or complete liquidation of mortgage loans, whether through trustee’s sale, foreclosure sale or otherwise, or in connection with any condemnation or partial release of a mortgaged property, together with the net proceeds received with respect to any mortgaged properties and any other proceeds received with respect to an REO Property, less the sum of related unreimbursed advances, servicing fees and servicing advances and all expenses of liquidation, including property protection expenses and foreclosure and sale costs, including court and reasonable attorneys fees.

“Margin” with respect to any distribution date on or prior to the first possible optional termination date and (i) with respect to the Class A-1 Certificates, ___% per annum, (ii) with respect to the Class A-2 Certificates, ___% per annum, (iii) with respect to the Class A-3 Certificates, ___% per annum, (iv) with respect to the Class M-1 Certificates, ___% per annum, (v) with respect to the Class M-2 Certificates, ___% per annum, (vi) with respect to the Class M-3 Certificates, ___% per annum, (vii) with respect to the Class M-4 Certificates, ___% per annum, (viii) with respect to the Class M-5 Certificates, ___% per annum, (ix) with respect to the Class M-6 Certificates, ___% per annum, (x) with respect to the Class M-7 Certificates, ___% per annum, (xi) with respect to the Class M-8 Certificates, ___% per annum, (xii) with respect to the Class M-9 Certificates, ___% per annum, and (xiii) with respect to the Class M-10 Certificates, ___% per annum; and any distribution date after the first possible optional termination date, the Margin will increase to (i) with respect to the Class A-2 Certificates, ___% per annum, (ii) with respect to the Class A-3 Certificates, ___% per annum, (iii) with respect to the Class M-1 Certificates, ___% per annum, (iv) with respect to the Class M-2 Certificates, ___% per annum, (v) with respect to the Class M-3 Certificates, ___% per annum, (vi) with respect to the Class M-4 Certificates, ___% per annum, (vii) with respect to the Class M-5 Certificates, ___% per annum, (viii) with respect to the Class M-6 Certificates, ___% per annum, (ix) with respect to the Class M-7 Certificates, ___% per annum, (x) with respect to the Class M-8 Certificates ____% per annum, (xi) with respect to the Class M-9 Certificates ___% per annum, and (xiii) with respect to the Class M-10 Certificates ___% per annum.

“Net Rate Cap” with respect to any distribution date and the Class A Certificates and Class M Certificates, the excess, if any, of (A) the weighted average of the net mortgage rates of the mortgage loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date, over (B) a per annum rate equal to the sum of the Net Swap Payment payable to the Swap Provider and any Swap Termination Payment not due to a Swap Provider Trigger Event payable to the Swap Provider on such distribution date (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee), divided by the outstanding Stated Principal Balance of the mortgage loans as of the related due date prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date, multiplied by 12.

The Net Rate Cap will be adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis. For purposes of calculating the various Net Rate Caps, the “net mortgage rate” of a mortgage loan is equal to the applicable interest rate borne by the mortgage loan less the sum of the respective rates used to calculate the servicing fee, the trustee fee and the lender paid mortgage insurance fee, if any.

“Overcollateralization Amount” with respect to any distribution date is the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), over (b) the aggregate Certificate Principal Balance of the Class A Certificates and Class M Certificates on such distribution date (after taking into account the payment of principal other than any Extra Principal Distribution Amount on such certificates).

“Overcollateralization Release Amount” with respect to any distribution date is the lesser of (x) the Principal Funds for such distribution date and (y) the excess, if any, of (i) the Overcollateralization Amount for such distribution date (assuming that 100% of such Principal Funds is applied as a principal payment on such distribution date) over (ii) the Overcollateralization Target Amount for such distribution date (with the amount pursuant to clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that distribution date).

“Overcollateralization Target Amount” with respect to any distribution date (a) prior to the Stepdown Date, approximately 3.85% (subject to a variance of plus or minus 1.00%) of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, (b) on or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (i) the lesser of (1) approximately 3.85% (subject to a variance of plus or minus 1.00%) of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date and (2) approximately 7.70% (subject to a variance of plus or minus 2.00%) of the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month) and (ii) approximately $1,766,719 (subject to a variance of plus or minus 1.00%) or (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding distribution date.

“Pass-Through Rate” with respect to each class of Class A Certificates and Class M Certificates will be the lesser of (x) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR, calculated as described under “ — Calculation of One-Month LIBOR” plus the related Margin, and (y) the Net Rate Cap.

“Prepayment Period” with respect to a distribution date and each principal prepayment in full, is the period commencing on the 16th day of the month prior to the month in which the related distribution date occurs (or with respect to the first distribution date, the period commencing on the cut-off date) and ending on the 15th day of the month in which such distribution date occurs. With respect to a distribution date and each partial principal prepayment, the calendar month prior to the month in which such distribution date occurs.

“Principal Distribution Amount” with respect to each distribution date is equal to:

•	the Principal Funds for such distribution date, plus

•	any Extra Principal Distribution Amount for such distribution date, less

•	any Overcollateralization Release Amount for such distribution date.

“Principal Funds” with respect to any distribution date are equal to the sum, without duplication, of:

•	the scheduled principal collected on the mortgage loans during the related Due Period or advanced on or before the related servicer advance date,

•	prepayments in respect of the mortgage loans, exclusive of any prepayment charges, collected in the related Prepayment Period,

•	the Stated Principal Balance of each mortgage loan that was repurchased by the sponsor or the master servicer,

•
the amount, if any, by which the aggregate unpaid principal balance of any replacement mortgage loans is less than the aggregate unpaid principal balance of any deleted mortgage loans delivered by the sponsor in connection with a substitution of a mortgage loan,

•
all Liquidation Proceeds and Subsequent Recoveries collected during the prior calendar month on the mortgage loans, to the extent such Liquidation Proceeds and Subsequent Recoveries relate to principal, less all non-recoverable advances relating to principal reimbursed during the related Due Period,

•
the principal portion of the purchase price of the assets of the trust upon the exercise by the majority holder of the Class CE Certificates or the master servicer, as applicable, of the optional termination right; minus

•
any amounts required to be reimbursed to the sponsor, the master servicer, the trustee, the Supplemental Interest Trust Trustee or the Swap Administrator as provided in the Pooling and Servicing Agreement, and

•
any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment to the Swap Provider for such distribution date (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) and any such payments remaining unpaid for prior distribution dates, in each case to the extent not covered by Interest Funds.

“Realized Loss” is the excess of the unpaid Stated Principal Balance of a defaulted mortgage loan plus accrued and unpaid interest thereon at the mortgage rate to the extent not advanced by the master servicer through the last day of the month of liquidation over the net Liquidation Proceeds with respect thereto. With respect to any mortgage loan that has been modified upon a default or a reasonably foreseeable default, (a)(1) the amount by which the monthly payment of such mortgage loan has been reduced, (2) the sum of any other amounts owing under the mortgage loan that were forgiven and (3) servicing advances that are forgiven and are reimbursable to the master servicer, and (b) any such amount with respect to a monthly payment that was or would have been due in the month immediately following the month in which a principal prepayment or the purchase price of such mortgage loan is received or is deemed to have been received and not paid due to such modification. To the extent that the master servicer receives Subsequent Recoveries with respect to any mortgage loan, the amount of the Realized Loss with respect to that mortgage loan will be reduced to the extent that such recoveries are applied to reduce the Certificate Principal Balance of any class of certificates on any distribution date.

“Relief Act” means the Servicemembers Civil Relief Act, as amended, or any similar state or local law.

“Remaining Excess Spread” with respect to any distribution date is the Excess Spread less any Extra Principal Distribution Amount, in each case for such distribution date.

“Stated Principal Balance” of any mortgage loan means with respect to any distribution date the cut-off date principal balance thereof minus the sum of:

(i)	the principal portion of the scheduled monthly payments due from mortgagors with respect to such mortgage loan during the related Due Period (and irrespective of any delinquency in their payment);

(ii)	all prepayments of principal with respect to such mortgage loan received prior to or during the related Prepayment Period;

(iii)
all Liquidation Proceeds to the extent applied by the master servicer as recoveries of principal in accordance with the Pooling and Servicing Agreement that were received by the master servicer as of the close of business on the last day of the calendar month immediately preceding such distribution date, and

(iv)	any Realized Loss thereon incurred during the prior calendar month.

The Stated Principal Balance of any liquidated mortgage loan is zero.

“Stepdown Date” means the later to occur of:

(a)	the distribution date occurring in February 2010 and

(b)	the first distribution date for which the Current Specified Enhancement Percentage is greater than or equal to approximately 49.00% (subject to a variance of plus or minus 1.00%).

“Subsequent Recoveries” means subsequent recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

A “Trigger Event” with respect to any distribution date exists if (i) the percentage obtained by dividing (x) the aggregate Stated Principal Balance of mortgage loans that are 60 or more days delinquent (including for this purpose any such mortgage loans in bankruptcy or foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the trust) by (y) the aggregate Stated Principal Balance of the mortgage loans in the mortgage pool, in each case as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related due period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the prior calendar month), exceeds 41.00% (subject to a variance of plus or minus 1.00%) of the Current Specified Enhancement Percentage or (ii) the aggregate amount of Realized Losses on the mortgage loans since the cut-off date as a percentage of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentage set forth below:

February 2010 through January 2011
4.60% (subject to a variance of plus or minus 1.00%) with respect to February 2010, plus an additional 1/12th of the difference between 7.25% (subject to a variance of plus or minus 1.00%) and 4.60% (subject to a variance of plus or minus 1.00%) for each month thereafter

February 2011 through January 2012
7.25% (subject to a variance of plus or minus 1.00%) with respect to February 2011, plus an additional 1/12th of the difference between 9.30% (subject to a variance of plus or minus 1.00%) and 7.25% (subject to a variance of plus or minus 1.00%) for each month thereafter

February 2012 through January 2013
9.30% (subject to a variance of plus or minus 1.00%) with respect to February 2012, plus an additional 1/12th of the difference between 10.40% (subject to a variance of plus or minus 1.00%) and 9.30% (subject to a variance of plus or minus 1.00%) for each month thereafter

February 2013 and thereafter	10.40% (subject to a variance of plus or minus 1.00%)

“Unpaid Realized Loss Amount” with respect to the Class A Certificates and as to any distribution date is the excess of:

•	Applied Realized Loss Amounts with respect to such class over

•	the sum of all distributions in reduction of the Applied Realized Loss Amounts of such class on all previous distribution dates.

Any amounts distributed to the Class A Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Certificate Principal Balance of such class.

Calculation of One-Month LIBOR

On the second LIBOR business day preceding the commencement of each accrual period, for the offered certificates bearing interest at an adjustable rate, which date we refer to as an interest determination date, the trustee will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the trustee, One-Month LIBOR for the applicable accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding accrual period.

The Reference Bank Rate with respect to any accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of offered certificates bearing interest at an adjustable rate for such accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of offered certificates bearing interest at an adjustable rate for such accrual period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

•	with an established place of business in London,

•	which have been designated as such by the trustee and

•	which are not controlling, controlled by, or under common control with, the depositor, the sponsor or the master servicer.

The establishment of One-Month LIBOR on each interest determination date by the trustee and the trustee’s calculation of the rate of interest applicable to the classes of offered certificates bearing interest at an adjustable rate for the related accrual period will, in the absence of manifest error, be final and binding.

Distributions on the Certificates

General. On each distribution date, the trustee will make distributions on the certificates to the persons in whose names such certificates are registered at the related record date.

The trustee will make distributions on each distribution date by wire transfer in immediately available funds to the account of a certificateholder at a bank or other depository institution having appropriate wire transfer facilities as instructed by a certificateholder in writing in accordance with the Pooling and Servicing Agreement. If no such instructions are given to the trustee, then the trustee will make such distributions by check mailed to the address of the person entitled thereto as it appears on the certificate register; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of such certificates at the offices of the trustee designated for such purposes. As of the closing date, the trustee designates its offices located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a certificate will receive such holder’s percentage interest of the amounts required to be distributed with respect to the applicable class of certificates. The percentage interest evidenced by a certificate will equal the percentage derived by dividing the denomination of such certificate by the aggregate denominations of all certificates of the applicable class.

Interest Distributions. On each distribution date, the trustee will withdraw the available funds from the Distribution Account for such distribution date and apply Interest Funds in the following manner and order of priority:

(a)  To the Class A-1, Class A-2 and Class A-3 Certificates, the Current Interest and then any Interest Carry Forward Amount for such classes, pro rata in accordance with the amount of accrued interest due thereon; and

(b)  From remaining Interest Funds, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the Current Interest for each such class.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest will be allocated, first, in reduction of amounts otherwise distributable to the Class CE Certificates, and thereafter, to the accrued interest payable to the Class A Certificates and Class M Certificates on such distribution date, on a pro rata basis, based on the respective amounts of accrued interest due on such certificates for such distribution date. The holders of the Class A Certificates and Class M Certificates will be entitled to reimbursement for any such interest shortfalls with interest thereon solely from the Excess Spread to the extent of funds available as described under “—Excess Spread and Overcollateralization Provisions”. The holders of the Class A Certificates and Class M Certificates will not otherwise be entitled to reimbursement for any such interest shortfalls.

Any Excess Spread to the extent necessary to meet a level of overcollateralization equal to the Overcollateralization Target Amount will be the Extra Principal Distribution Amount and will be included as part of the Principal Distribution Amount and distributed as described below under “—Principal Distributions”. Any Excess Spread remaining after the distribution of the Extra Principal Distribution amount will be the Remaining Excess Spread and, together with any Overcollateralization Release Amount, will be applied as Excess Cashflow as described under “—Excess Spread and Overcollateralization Provisions”.

Principal Distributions.

On each distribution date, the trustee will apply the Principal Distribution Amount for such distribution date in the following manner and order of priority:

(A)  For each distribution date (i) prior to the Stepdown Date or (ii) on which a Trigger Event is in effect:

1.  To the Class A Certificates, the Principal Distribution Amount for such distribution date, allocated sequentially to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero;

2.  To the Class M-1 Certificates, from any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

3.  To the Class M-2 Certificates, from any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

4.  To the Class M-3 Certificates, from any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

5.  To the Class M-4 Certificates, from any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

6.  To the Class M-5 Certificates, from any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

7.  To the Class M-6 Certificates, from any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

8.  To the Class M-7 Certificates, from any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

9.  To the Class M-8 Certificates, from any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

10.  To the Class M-9 Certificates, from any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

11.  To the Class M-10 Certificates, from any remaining Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero.

(B)  For each distribution date on or after the Stepdown Date, so long as a Trigger Event is not in effect:

1.  To the Class A Certificates, the Class A Principal Distribution Amount for such distribution date, allocated sequentially to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero:

2.  To the Class M-1 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class M-1 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

3.  To the Class M-2 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class M-2 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

4.  To the Class M-3 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class M-3 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

5.  To the Class M-4 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class M-4 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

6.  To the Class M-5 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class M-5 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

7.  To the Class M-6 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class M-6 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

8.  To the Class M-7 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class M-7 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

9.  To the Class M-8 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class M-8 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

10.  To the Class M-9 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class M-9 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

11.  To the Class M-10 Certificates, from any remaining Principal Distribution Amount for such distribution date, the Class M-10 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero.

Notwithstanding the foregoing clauses (A) and (B), to the extent a Net Swap Payment or Swap Termination Payment is payable from principal collections, Principal Distribution Amounts will be deemed paid to the most subordinate class of certificates (other than the Class R Certificates and Class P Certificates), until the Certificate Principal Balance thereof has been reduced to zero.

Excess Spread and Overcollateralization Provisions

Excess Spread will be required to be applied as Extra Principal Distribution Amount and distributed as part of the Principal Distribution Amount as described above under “—Distributions on the Certificates—Principal Distributions” with respect to the Class A Certificates and Class M Certificates whenever the Overcollateralization Amount is less than the Overcollateralization Target Amount. Any Remaining Excess Spread, together with any Overcollateralization Release Amount, will be distributed in the following manner and order of priority:

1.  To the Class A Certificates, (a) first, any remaining Interest Carry Forward Amount for such classes, pro rata in accordance with the Interest Carry Forward Amount due with respect to each such class, to the extent not fully paid as described under “—Interest Distributions” above and to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus, and (b) second, any Unpaid Realized Loss Amount for such classes for such distribution date, pro rata, in accordance with the Applied Realized Loss Amount allocated to each such class;

2.  From any remaining Excess Cashflow, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, an amount equal to any Interest Carry Forward Amount to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

3.  From any remaining Excess Cashflow, to the Class A Certificates, any Basis Risk Shortfall Carry Forward Amount for such classes for such distribution date, pro rata based on the amount of such Basis Risk Shortfall Carry Forward Amount payable to each such class, if any, to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

4.  From any remaining Excess Cashflow, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amount for such classes for such distribution date to the extent not covered by amounts paid to the trust pursuant to the Interest Rate Swap Agreement and the Swap Administration Agreement as described in this free writing prospectus;

5.  From any remaining Excess Cashflow, to the Class A Certificates, on a pro rata basis, based on the entitlement of each such class, and then sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, the amount of related shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls allocated to such classes of certificates, to the extent not previously reimbursed;

6.  From any remaining Excess Cashflow, to the Swap Administrator for payment to the Swap Provider, the amount of any Swap Termination Payment resulting from a Swap Provider Trigger Event not previously paid (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee);

7.  From any remaining Excess Cashflow, to the Class CE Certificates an amount specified in the Pooling and Servicing Agreement; and

8.  From any remaining Excess Cashflow, to the Class R Certificates as described in the Pooling and Servicing Agreement.

In addition, notwithstanding the foregoing, on any distribution date after the distribution date on which the Certificate Principal Balance of a class of Class A Certificates and Class M Certificates has been reduced to zero, that class of certificates will be retired and will no longer be entitled to distributions, including distributions in respect of Prepayment Interest Shortfalls or Basis Risk Shortfalls.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the offered certificates are outstanding.

All fees are expressed in percentages, at an annualized rate, applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
Servicing Fee(1)	0.500% per annum	mortgage loan interest collections
Trustee Fee(1)	0.0080% per annum(2)	mortgage loan interest collections

(1) The servicing fee and trustee fee are paid on a first priority basis from collections allocable to interest on the mortgage loans, prior to distributions to certificateholders.
(2) Subject to a variance of plus or minus 0.0025%

Allocation of Losses

Any Realized Losses on the mortgage loans will be applied on any distribution date as follows: first, to Excess Spread through an increased distribution of the Extra Principal Distribution Amount, second, in reduction of any Overcollateralization Amount, third, to the Class M-10 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fourth, to the Class M-9 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, fifth, to the Class M-8 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, sixth, to the Class M-7 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, seventh, to the Class M-6 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, eighth, to the Class M-5 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, ninth, to the Class M-4 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, tenth, to the Class M-3 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, eleventh, to the Class M-2 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, twelfth, to the Class M-1 Certificates, in reduction of the Certificate Principal Balance thereof, until reduced to zero, and thirteenth, to the Class A Certificates, on a pro rata basis, in reduction of the Certificate Principal Balances thereof, until reduced to zero. Any reduction to the Certificate Principal Balance of a certificate is an Applied Realized Loss Amount.

Once Realized Losses have been allocated to a class of certificates, such amounts with respect to such certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Applied Realized Loss Amounts may be repaid to the holders of the Class A Certificates from Remaining Excess Spread, according to the priorities set forth under “—Excess Spread and Overcollateralization Provisions” above.

No reduction of the Certificate Principal Balance of any class of Class A Certificates or Class M Certificates will be made on any distribution date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the classes of Class A Certificates and Class M Certificates as of such distribution date to an amount less than the Stated Principal Balances of the mortgage loans as of the related due date.

Any allocation of a Realized Loss to a certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this free writing prospectus, in no event will the Certificate Principal Balance of any Class A Certificate be reduced more than once in respect of any particular amount both (i) allocable to such certificate in respect of Realized Losses and (ii) payable as principal to the holder of such certificate from remaining Excess Cashflow.

In the event that the master servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be distributed in accordance with the priorities described under “Description of the Certificates — Distributions on the Certificates” in this free writing prospectus, and the Certificate Principal Balance of each class of offered certificates that has been reduced by the allocation of a Realized Loss to such class will be increased, in order of seniority, by the amount of such Subsequent Recoveries. Holders of such classes of certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for any accrual period preceding the distribution date on which such increase occurs. Any Subsequent Recoveries that are received during a Prepayment Period will be included as a part of the Interest Funds or Principal Funds, as the case may be, for the related distribution date.

Reports to Certificateholders

On each distribution date, the trustee will make available to each certificateholder, the master servicer and the depositor a statement generally setting forth, among other information:

1.	the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

2.	the total cash flows received and the general sources thereof;

3.	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

4.
the amount of the related distribution to holders of the Class A Certificates and Class M Certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Extra Principal Distribution Amount included therein;

5.
the amount of such distribution to holders of the Class A Certificates and Class M Certificates (by class) allocable to interest and the portion thereof, if any, provided by the Interest Rate Swap Agreement and the amount of coverage remaining;

6.	the Interest Carry Forward Amounts and any Basis Risk Shortfall Carry Forward Amounts for the Class A Certificates and Class M Certificates (if any);

7.
the Certificate Principal Balance of the Class A Certificates and Class M Certificates before and after giving effect to the distribution of principal and allocation of Applied Realized Loss Amounts on such distribution date;

8.	the number and Stated Principal Balance of all the mortgage loans for the following distribution date, together with updated pool composition information;

9.	the Pass-Through Rate for each class of Class A Certificates and Class M Certificates for such distribution date and whether such rate was based on an interest rate cap;

10.
the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances as of the end of the Due Period and the general source of funds for reimbursements;

11.
the number and aggregate Stated Principal Balance of the mortgage loans (A) delinquent, exclusive of mortgage loans in foreclosure, (1) 30 days delinquent, (2) 60 days delinquent and (3) 90 days or more delinquent, and (B) in foreclosure and delinquent (1) 30 days delinquent, (2) 60 days delinquent and (3) 90 days or more delinquent, in each case as of the close of business on the last day of the calendar month preceding such distribution date;

12.	the amount of, if any, of excess cashflow or excess spread and the application of such excess cashflow;

13.	with respect any mortgage loan that was liquidated during the prior calendar month, the aggregate Stated Principal Balance of, and Realized Loss on such mortgage loans as of the prior calendar month;

14.
information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the free writing prospectus and whether the trigger was met;

15.	the total number and principal balance of any real estate owned, or REO, properties as of the end of the prior calendar month;

16.	the cumulative Realized Losses through the end of the preceding month;

17.
the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the mortgage loans,

18.	material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

19.	material breaches of pool asset representation or warranties or transaction covenants;

20.	the amount of the prepayment charges remitted by the master servicer and the amount on deposit in the related reserve fund;

21.
the amount of any Net Swap Payment payable to the trust, any Net Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the trust and any Swap Termination Payment payable to the Swap Provider;

22.	information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals, if applicable; and

23.
any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets.

The trustee will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to certificateholders via the trustee’s internet website at www.etrustee.net. Assistance in using the website service can be obtained by calling the trustee’s customer service desk at (312) 992-2834. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The trustee may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

So long as the issuing entity is required to file reports under the Exchange Act, these monthly statements will be made available as described below under “Available Information” in this free writing prospectus.

If the issuing entity is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the trustee’s website referenced below under “Available Information”. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related certificates upon request free of charge. See “Servicing of the Mortgage Loans — Evidence as to Compliance” in this free writing prospectus.

The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee promptly after such material is electronically filed with, or furnished to, the SEC.

In addition, within a reasonable period of time after the end of each calendar year, the trustee will prepare and make available to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Amendment

The Pooling and Servicing Agreement may be amended by the depositor, the master servicer, the sponsor and the trustee, without the consent of certificateholders,

•	to cure any ambiguity,

•	to correct or supplement any provision therein, or

•	to make any other revisions with respect to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with the provisions thereof,

provided that such action will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting such amendment obtains a letter from each rating agency stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to any class of certificates.

In addition, the Pooling and Servicing Agreement may be amended without the consent of certificateholders to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the trust fund’s REMIC elections, provided that the trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In addition, the Pooling and Servicing Agreement may be amended by the depositor, the master servicer, the seller and the trustee with the consent of the holders of the certificates evidencing over 50% of the voting rights of the certificates or, if applicable, holders of each class of certificates affected thereby evidencing over 50% of the voting rights of such class or classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may:

(a)  reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

(b)  cause any REMIC to fail to qualify as a REMIC for federal tax purposes; or

(c)  reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

The trustee will not be entitled to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment is permitted under the terms of the Pooling and Servicing Agreement and will not cause the trust fund’s REMIC elections to fail to qualify for REMIC status for federal tax purposes.

Notwithstanding any of the other provisions of this section, none of the depositor, the master servicer or the trustee shall enter into any amendment that that could reasonably be expected to have a material adverse effect on the interests of the Swap Provider (excluding, for the avoidance of doubt, any amendment to the Pooling and Servicing Agreement that is entered into solely for the purpose of appointing a successor servicer, master servicer, trustee or other service provider) without the prior written consent of the Swap Provider, which consent shall not be unreasonably withheld, conditioned or delayed.

Voting Rights

As of any date of determination,

•
holders of the Class A Certificates and Class M Certificates will be allocated 92% of all voting rights, allocated among such Class A Certificates and Class M Certificates in proportion to their respective outstanding Certificate Principal Balances,

•	holders of the Class CE Certificates will be allocated 3% of all voting rights, and

•	holders of each class of Class R Certificates and Class P Certificates will be allocated 1% of all voting rights.

Voting rights will be allocated among the certificates of each such class in accordance with their respective percentage interests.

Optional Termination

The majority holder of the Class CE Certificates will have the right to purchase all remaining mortgage loans and REO properties and thereby effect early retirement of all the certificates, subject to the aggregate Stated Principal Balance of the mortgage loans and REO properties at the time of repurchase being less than or equal to 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. If the majority holder of the Class CE Certificates does not exercise such right, the master servicer will have the right to purchase all remaining mortgage loans and REO properties and thereby effect early retirement of all the certificates, subject to the aggregate Stated Principal Balance of the mortgage loans and REO properties at the time of repurchase being less than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. We refer to such date as the optional termination date. In the event that the majority holder of the Class CE Certificates or the master servicer, as applicable, exercises such option, it will effect such repurchase at a price equal to the sum of:

•	100% of the aggregate Stated Principal Balance of each mortgage loan, other than in respect of REO property, plus accrued interest thereon at the applicable mortgage rate,

•	the appraised value of any REO property, up to the aggregate Stated Principal Balance of the related mortgage loan,

•
any unreimbursed out-of-pocket costs and expenses of the trustee or the master servicer and the principal portion of any unreimbursed advances previously incurred by the master servicer in the performance of its servicing obligations, and

•	any Swap Termination Payment payable to the Swap Provider which remains unpaid or which is due as a result of the exercise of such option.

Proceeds from such purchase will be distributed to the certificateholders in the priority described above in “Description of the Certificates — Distributions on the Certificates.” In the event that the purchase price to be paid by the majority holder of the Class CE Certificates or the master servicer, as applicable, is based in part on the appraised value of any REO property and such appraised value is less than the aggregate Stated Principal Balance of the related mortgage loan, the proceeds may not be sufficient to distribute the full amount to which each class of certificates is entitled. In such event, the amount of the difference between the appraised value of such REO property and the aggregate Stated Principal Balance of the related mortgage loan will constitute a Realized Loss which will be allocated to the offered certificates as described under “Description of the Certificates — Allocation of Losses”. Any purchase of the mortgage loans and REO properties will result in an early retirement of the related certificates.

Transfer of Master Servicing

The master servicer may sell and assign its rights and delegate its duties and obligations in its entirety as master servicer under the Pooling and Servicing Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) will be a person which will be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) will have a net worth of not less than $15,000,000 (unless otherwise approved by each rating agency pursuant to clause (ii) below); (c) will be reasonably satisfactory to the trustee (as evidenced in a writing signed by the trustee); and (d) will execute and deliver to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under the Pooling and Servicing Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each rating agency will be given prior written notice of the identity of the proposed successor to the master servicer and each rating agency’s rating of the certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the master servicer and the trustee (at the expense of the master servicer); and (iii) the master servicer assigning and selling the master servicing will deliver to the trustee an officer’s certificate and an opinion of counsel addressed to the trustee, each stating that all conditions precedent to such action under the Pooling and Servicing Agreement have been completed and such action is permitted by and complies with the terms of the Pooling and Servicing Agreement. No such assignment or delegation will affect any liability of the master servicer arising prior to the effective date thereof.

Optional Purchase of Certain Loans

As to any mortgage loan which as of the first day of a Fiscal Quarter is delinquent in payment by 90 days or more, EMC may, at its option, purchase such mortgage loan at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor or advanced to the first day of the month in which such amount is to be distributed; provided that such mortgage loan is still delinquent in payment by 90 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, will terminate on the date prior to the last day of such Fiscal Quarter. Such option, if not exercised, will not thereafter be reinstated as to any such mortgage loan unless the delinquency is cured and the mortgage loan thereafter again becomes delinquent in payment 90 days or more. In that event, the option will again become exercisable on the first date of the subsequent Fiscal Quarter. This right may be assigned by EMC to a third party, including a holder of a class of certificates. Investors should note that the removal of any such mortgage loan from the trust may affect the loss and delinquency tests which determine the level of the overcollateralization target amount, which may adversely affect the market value of the certificates.

Events of Default

Events of default under the Pooling and Servicing Agreement include:

•
any failure by the master servicer to remit to the trustee any amount received or collected by it with respect to the mortgage loans, or any advance required to be made by the master servicer under the terms of the Pooling and Servicing Agreement, which continues unremedied for one business day after written notice of such failure will have been given to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates;

•
any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the master servicer in the Pooling and Servicing Agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the master servicer by the trustee or the depositor, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights evidenced by the certificates; or

•
insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Event of Default

So long as an event of default under the Pooling and Servicing Agreement remains unremedied, the trustee will, but only upon the receipt of written instructions from the holders of certificates having not less than 25% of the voting rights evidenced by the certificates in the case of any event of default described in the first three bullet points above, terminate all of the rights and obligations of the master servicer under the Pooling and Servicing Agreement and in and to the mortgage loans, whereupon the trustee will, except as described below, automatically succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the master servicer under the Pooling and Servicing Agreement; provided, however, that the trustee in its capacity of successor master servicer will be responsible for making any advances required to be made by the master servicer immediately upon termination of the predecessor master servicer, and any such advance will be made on the distribution date on which such advance was required to be made by the predecessor master servicer; provided further, that the trustee will have no obligation whatsoever with respect to any liability incurred by the master servicer at or prior to the time of receipt by the master servicer of such notice of termination. As compensation therefor, the trustee will be entitled to all compensation which the master servicer would have been entitled to retain if the master servicer had continued to act as such, except for those amounts due the master servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, the trustee may, if it will be unwilling so to act, or will, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer as the successor to the master servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to the master servicer under the Pooling and Servicing Agreement, the trustee will act in such capacity as provided under the Pooling and Servicing Agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans as it and such successor will agree; provided, however, that no such compensation will be in excess of that permitted the master servicer as provided above. No assurance can be given that termination of the rights and obligations of the master servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans. The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated master servicer, will be paid by the trust fund.

No certificateholder, solely by virtue of such holder’s status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the trustee written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding.

The Trustee

LaSalle Bank National Association (“LaSalle”) will be the trustee and custodian under the Pooling and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of residential mortgage loans. Since January 1994, LaSalle has served as trustee, securities administrator or paying agent on over 500 residential mortgage-backed security transactions involving assets similar to the mortgage loans. As of December 31, 2006, LaSalle serves as trustee, securities administrator or paying agent on over 425 residential mortgage-backed security transactions. The depositor and the master servicer may maintain other banking relationships in the ordinary course of business with the trustee. The trustee’s corporate trust office is located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois, 60603 Attention: Global Securities and Trust Services - Bear Stearns Asset Backed Securities I LLC, Series 2007-AQ1 or at such other address as the trustee may designate from time to time.

Using information set forth in this free writing prospectus, the trustee will develop the cashflow model for the trust. Based on the monthly loan information provided by the master servicer, the trustee will calculate the amount of principal and interest to be paid to each class of certificates on each distribution date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the distribution date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicer, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicer.

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the trustee or its property. Upon such resignation or removal of the trustee, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates evidencing ownership of more than 50% of the trust. In the event that the certificateholders remove the trustee, the compensation of any successor trustee will be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the depositor and the trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The trustee, prior to the occurrence of an event of default and after the curing or waiver of all events of default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Pooling and Servicing Agreement as duties of the trustee, including:

1.
Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the trustee pursuant to the Pooling and Servicing Agreement, the trustee will examine them to determine whether they are in the required form; provided, however, that the trustee will not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished hereunder; provided, further, that the trustee will not be responsible for the accuracy or verification of any calculation provided to it pursuant to the Pooling and Servicing Agreement.

2.
On each distribution date, the trustee will make monthly distributions and the final distribution to the certificateholders from funds in the distribution account as provided in the Pooling Servicing Agreement.

3.
Except for those actions that the trustee is required to take under the Pooling and Servicing Agreement, the trustee will not have any obligation or liability to take any action or to refrain from taking any action in the absence of written direction as provided in the Pooling and Servicing Agreement.

If an event of default has occurred and has not been cured or waived, the trustee will exercise such of the rights and powers vested in it by the Pooling and Servicing Agreement, using the same degree of care and skill in its exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

If an event of default will occur, the trustee will, by notice in writing to the master servicer, which may be delivered by telecopy, immediately terminate all of the rights and obligations of the master servicer thereafter arising under the Pooling and Servicing Agreement, but without prejudice to any rights it may have as a certificateholder or to reimbursement of advances and other advances of its own funds, and the trustee shall act as provided in the Pooling and Servicing Agreement to carry out the duties of the master servicer, including the obligation to make any advance the nonpayment of which was an event of default described in the Pooling and Servicing Agreement. Any such action taken by the trustee must be prior to the distribution on the relevant distribution date.

On and after the time the master servicer receives a notice of termination pursuant to the Pooling and Servicing Agreement, the trustee shall automatically become the successor to the master servicer with respect to the transactions set forth or provided for in the Pooling and Servicing Agreement and after a transition period (not to exceed 90 days), shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer by the terms and provisions in the Pooling and Servicing Agreement; provided, however, pursuant to the Pooling and Servicing Agreement, the trustee in its capacity as successor master servicer shall be responsible for making any advances required to be made by the master servicer immediately upon the termination of the master servicer and any such advance shall be made on the distribution date on which such advance was required to be made by the predecessor master servicer. Effective on the date of such notice of termination, as compensation therefor, the trustee shall be entitled to all compensation, reimbursement of expenses and indemnification that the master servicer would have been entitled to if it had continued to act hereunder, provided, however, that the trustee shall not be (i) liable for any acts or omissions of the master servicer, (ii) obligated to make advances if it is prohibited from doing so under applicable law, (iii) responsible for expenses of the master servicer or (iv) obligated to deposit losses on any permitted investment directed by the master servicer. Notwithstanding the foregoing, the trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making advances or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the certificates by each rating agency as the successor to the master servicer pursuant to the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the master servicer pursuant to the Pooling and Servicing Agreement. Any successor master servicer shall (i) be an institution that is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, (ii) be acceptable to the trustee (which consent shall not be unreasonably withheld) and (iii) be willing to act as successor servicer of any mortgage loans under the Pooling and Servicing Agreement, and shall have executed and delivered to the depositor and the trustee an agreement accepting such delegation and assignment, that contains an assumption by such person of the rights, powers, duties, responsibilities, obligations and liabilities of the master servicer (other than any liabilities of the master servicer hereof incurred prior to termination of the master servicer as set forth in the Pooling and Servicing Agreement), with like effect as if originally named as a party to the Pooling and Servicing Agreement, provided that each rating agency shall have acknowledged in writing that its rating of the certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. If the trustee assumes the duties and responsibilities of the master servicer, the trustee shall not resign as master servicer until a successor master servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the master servicer hereunder, the trustee, unless the trustee is prohibited by law from so acting, shall act in such capacity as provided in the Pooling and Servicing Agreement. In connection with such appointment and assumption, the trustee may make such arrangements for the compensation of such successor out of payments on mortgage loans or otherwise as it and such successor shall agree; provided that no such compensation unless agreed to by the certificateholders shall be in excess of that permitted the master servicer hereunder. The trustee and such successor shall take such action, consistent with the Pooling and Servicing Agreement, as shall be necessary to effectuate any such succession. Neither the trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the master servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

The costs and expenses of the trustee in connection with the termination of the master servicer, appointment of a successor master servicer and, if applicable, any transfer of servicing, including, without limitation, all costs and expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the trustee or the successor master servicer to service the mortgage loans properly and effectively, to the extent not paid by the terminated master servicer, will be payable to the trustee pursuant to the Pooling and Servicing Agreement. Any successor to the master servicer as successor servicer under any subservicing agreement shall give notice to the applicable mortgagors of such change of servicer and will, during the term of its service as successor servicer maintain in force the policy or policies that the master servicer is required to maintain pursuant to the Pooling and Servicing Agreement.

If the trustee will succeed to any duties of the master servicer respecting the mortgage loans as provided herein, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the Pooling and Servicing Agreement concerning the trustee’s duties will be inapplicable to the trustee in its duties as the successor to the master servicer in the servicing of the mortgage loans (although such provisions will continue to apply to the trustee in its capacity as trustee); the provisions of the Pooling and Servicing Agreement relating to the master servicer, however, will apply to it in its capacity as successor master servicer.

Upon any termination or appointment of a successor to the master servicer, the trustee will give prompt written notice thereof to certificateholders of record pursuant to the Pooling and Servicing Agreement and to the rating agencies.

The trustee will transmit by mail to all certificateholders and the Swap Provider, within 60 days after the occurrence of any event of default, notice of each such event of default hereunder actually known to a responsible officer of the trustee, unless such event of default shall have been cured or waived.

The trustee will not in any way be liable by reason of any insufficiency in any account held by or in the name of the trustee unless it is determined by a court of competent jurisdiction that the trustee’s gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the trustee is obligor and has defaulted thereon). In no event will the trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. Furthermore, the trustee will not be responsible for the acts or omissions of the other transaction parties, it being understood that the Pooling and Servicing Agreement will not be construed to render them partners, joint venturers or agents of one another. None of the foregoing will be construed, however, to relieve the trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct. LaSalle, as trustee and in its individual capacity, will be entitled to reimbursement and indemnification by the trust for any loss, liability or expense arising out of or in connection with the Pooling and Servicing Agreement as set forth in the Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct.

In addition to having express duties under the Pooling and Servicing Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the “prudent person” standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the Trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

The Custodian

In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle’s two vault locations can maintain approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process. LaSalle uses a licensed collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release of collateral or reinstatement of collateral.

The trustee and the sponsor are parties to certain custodial agreements whereby the trustee, for consideration, provides custodial services to the sponsor for certain residential mortgage loans originated or purchased by it.

Pursuant to these custodial agreements, the trustee is currently providing custodial services for all of the mortgage loans to be sold by the sponsor to the depositor in connection with this securitization. The terms of the custodial agreements are customary for the residential mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

THE INTEREST RATE SWAP AGREEMENT

LaSalle Bank National Association as the supplemental interest trust trustee (the “Supplemental Interest Trust Trustee”) will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with Wachovia Bank, N.A. (the “Swap Provider”) for the benefit of the holders of the Class A Certificates and Class M Certificates. The Interest Rate Swap Agreement will be held in the supplemental interest trust (the “Supplemental Interest Trust”). The Supplemental Interest Trust Trustee will appoint the Swap Administrator (defined below) pursuant to the Swap Administration Agreement (defined below) to receive and distribute funds with regards to the Interest Rate Swap Agreement on behalf of the Supplemental Interest Trust. On or before each distribution date, the Swap Administrator, pursuant to the Swap Administration Agreement, will deposit into an account held in the Supplemental Interest Trust (the “Swap Account”) certain amounts, if any, received from the Swap Provider. The Swap Administrator will withdraw from the Swap Account and distribute to holders of the Class A Certificates and Class M Certificates certain amounts as described under “The Swap Administration Agreement” in this free writing prospectus. For the avoidance of doubt, the Supplemental Interest Trust, the Interest Rate Swap Agreement, the Swap Administration Agreement and the Swap Account will not be assets of any REMIC.

Under the Interest Rate Swap Agreement, on or before each distribution date commencing with the distribution date in February 2007 and ending with the distribution date in January 2012, the Swap Administrator, on behalf of the Supplemental Interest Trust, will be obligated to pay to the Swap Provider a fixed amount for that distribution date, or the Fixed Swap Payment, equal to the product of (x) a fixed rate equal to 5.2115% per annum (subject to a variance of plus or minus 1.00%), (y) the product of (i) the notional amount for that distribution date and (ii) 100, and (z) a fraction, the numerator of which is 30 (or, in the case of the first distribution date, the number of days from and including the effective date (as defined in the Interest Rate Swap Agreement) to but excluding such distribution date, determined on a 30/360 basis) and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Swap Administrator, on behalf of the Supplemental Interest Trust, a floating amount, or the Floating Swap Payment, equal to the product of (x) One-Month LIBOR as determined pursuant to the Interest Rate Swap Agreement, for the related calculation period (as defined in the Interest Rate Swap Agreement) (y) the product of (i) the notional amount for that distribution date and (ii) 100, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360. A net payment, referred to as a Net Swap Payment, will be required to be made on or before each applicable distribution date (a) by the Swap Administrator, on behalf of the Supplemental Interest Trust, to the Swap Provider, to the extent that the Fixed Swap Payment for such distribution date exceeds the Floating Swap Payment payable to the Swap Administrator for such distribution date, or (b) by the Swap Provider to the Swap Administrator, on behalf of the Supplemental Interest Trust, to the extent that the Floating Swap Payment payable to the trust exceeds the Fixed Swap Payment for such distribution date. For each distribution date in respect of which a Net Swap Payment is required to be made to the Swap Provider, the trust will be required to make a payment to the Swap Account in the amount of such Net Swap Payment, prior to distributions to the certificateholders. The Swap Administrator, on behalf of the Supplemental Interest Trust, will only be required to make a Net Swap Payment to the Swap Provider to the extent of funds paid by the trust to the Swap Account.

The notional amount with respect to the Interest Rate Swap Agreement and each distribution date set forth below will be the related notional amount set forth below.

Month of Distribution Date	Interest Rate Swap Agreement Notional Amount ($) (the Notional Amount is subject to a variance of plus or minus 10%)
February 2007	3,533,437.2306
March 2007	3,485,608.0200
April 2007	3,428,409.4371
May 2007	3,361,961.6881
June 2007	3,286,460.9355
July 2007	3,202,181.0399
August 2007	3,109,488.7075
September 2007	3,008,840.1759
October 2007	2,900,839.8931
November 2007	2,789,841.0164
December 2007	2,683,233.2314
January 2008	2,580,871.7358
February 2008	2,482,580.7723
March 2008	2,388,192.0994
April 2008	2,297,544.6646
May 2008	2,210,484.2864
June 2008	2,126,863.3547
July 2008	2,046,540.5425
August 2008	1,969,380.5311
September 2008	1,895,253.7479
October 2008	1,824,036.1151
November 2008	1,755,643.8879
December 2008	1,689,941.9101
January 2009	1,626,804.1175
February 2009	1,566,126.3003
March 2009	1,507,808.6389
April 2009	1,451,755.5133
May 2009	1,397,885.2341
June 2009	1,346,100.5480
July 2009	1,296,316.3249
August 2009	1,248,452.1729
September 2009	1,202,430.9688
October 2009	1,158,178.5530
November 2009	1,115,644.9007
December 2009	1,074,746.6345
January 2010	1,035,411.5797
February 2010	997,577.4279
March 2010	961,184.4709
April 2010	926,175.3854
May 2010	892,499.3931
June 2010	860,099.7468
July 2010	828,925.7662
August 2010	798,929.0823
September 2010	770,063.3473
October 2010	742,284.0282
November 2010	715,548.5047
December 2010	689,815.8659
January 2011	665,046.8102
February 2011	91,483.9765
March 2011	88,615.1542
April 2011	85,835.8689
May 2011	83,143.3361
June 2011	80,534.8576
July 2011	78,007.8189
August 2011	75,559.6867
September 2011	73,186.6639
October 2011	70,887.7893
November 2011	68,658.9854
December 2011	66,498.4309
January 2012	64,404.1156

The Interest Rate Swap Agreement will terminate following the last distribution date specified above, unless the Interest Rate Swap Agreement is terminated earlier upon the occurrence of a Swap Event of Default, an Early Termination Event or a Swap Additional Termination Event, such as described below.

The respective obligations of the Swap Provider and the Swap Administrator, on behalf of the Supplemental Interest Trust, to pay specified amounts due under the Interest Rate Swap Agreement (other than any Swap Termination Payment, as defined below) generally will be subject to the following conditions precedent: (1) no Swap Event of Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Event of Default will have occurred and be continuing with respect to the other party and (2) no “early termination date” (as defined in the Interest Rate Swap Agreement) has occurred or been effectively designated.

Events of default under the Interest Rate Swap Agreement (each a “Swap Event of Default”) include the following:

•	failure to make a payment due under the Interest Rate Swap Agreement, after notice of such failure is received and expiration of a specified grace period,

•
failure by the Swap Provider to comply with or perform certain agreements or obligations required under the Interest Rate Swap Agreement after notice of such failure is received and expiration of a specified grace period,

•
failure by the Swap Provider to comply with or perform the second rating trigger collateral posting requirements of the Interest Rate Swap Agreement if a second rating trigger downgrade has occurred for a period specified in the Interest Rate Swap Agreement and after notice of such failure is received and expiration of a specified grace period,

•	certain representations by the Swap Provider or its credit support provider prove to have been incorrect or misleading in any material respect,

•
repudiation or certain defaults by the Swap Provider or its credit support provider in respect of any derivative or similar transactions entered into between the Supplemental Interest Trust Trustee and the Swap Provider and specified for this purpose in the Interest Rate Swap Agreement,

•
cross-default by the Swap Provider or its credit support provider relating generally to its obligations in respect of borrowed money in excess of a threshold specified in the Interest Rate Swap Agreement,

•	certain insolvency or bankruptcy events, and

•	a merger by a party to the Interest Rate Swap Agreement without an assumption of such party’s obligations under the Interest Rate Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

Termination Events under the Interest Rate Swap Agreement (each a “Swap Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

•
tax event (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement, as a result of a change in tax law or, in certain circumstances solely with respect to the Supplemental Interest Trust, certain similar events), and

•
tax event upon merger (which generally relates to the application of certain withholding taxes to amounts payable under the Interest Rate Swap Agreement as a result of a merger or similar transaction),

each as further described in the Interest Rate Swap Agreement.

Additional termination events under the Interest Rate Swap Agreement (each a “Swap Additional Termination Event”), include the following:

•	failure of the Swap Provider to comply with the first rating trigger collateral posting requirements of the Interest Rate Swap Agreement,

•
if a second rating trigger downgrade has occurred and has been continuing for a period specified in the Interest Rate Swap Agreement and a firm offer from a replacement swap provider remains capable of acceptance by the offeree,

•
failure of the Swap Provider to comply with the Regulation AB provisions of the Interest Rate Swap Agreement (including, if applicable, the provisions of any additional agreement incorporated by reference into the Interest Rate Swap Agreement),

•	occurrence of an optional termination of the securitization pursuant to the terms of the Pooling and Servicing Agreement, and

•	amendment of the Pooling and Servicing Agreement in a manner contrary to the requirements of the Interest Rate Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

If the Swap Provider’s credit ratings are withdrawn or reduced below the first ratings threshold specified in the Interest Rate Swap Agreement and for a period specified in the Interest Rate Swap Agreement, the Swap Provider fails either to transfer the Interest Rate Swap Agreement at its sole cost and expense, in whole, but not in part, to a counterparty that satisfies the first ratings threshold or to obtain a guarantee from an entity that satisfies the first ratings threshold, the Swap Provider will be required, at its own expense, to post collateral in accordance with the Interest Rate Swap Agreement.

If the Swap Provider’s credit ratings are withdrawn or reduced below the second ratings threshold specified in the Interest Rate Swap Agreement, the Swap Provider will be required, at its own expense, either (1) to obtain a substitute swap provider which will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement and which meets all eligibility requirements provided therein or in any related documentation, or (2) to obtain a guarantor which will provide a guarantee of the obligations of the Swap Provider under the Interest Rate Swap Agreement that meets all eligibility requirements provided therein or in any related documentation.

Upon the occurrence of a Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Swap Termination Event or a Swap Additional Termination Event, an Early Termination Date may be designated by one of the parties as specified in the Interest Rate Swap Agreement, and will occur only upon notice (including, in some circumstances, notice to the rating agencies) and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Swap Termination Event, and, in the case of a downgrade below the second ratings threshold, only if a firm offer from a related replacement swap provider remains capable of acceptance by the offeree, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”

Upon a Swap Early Termination, the Swap Administrator, on behalf of the Supplemental Interest Trust, or the Swap Provider may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Swap Administrator is required to make a Swap Termination Payment to the Swap Provider, the trust will be required to make a payment to the Swap Administrator in the same amount (to the extent such Swap Termination Payment has not been paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee). In the case of a Swap Termination Payment not triggered by a Swap Provider Trigger Event (as defined in this free writing prospectus), the trust will be required to pay such amount on the related distribution date, and on any subsequent distribution date, until paid in full, prior to distributions to the certificateholders, and in the case of a Swap Termination Payment triggered by a Swap Provider Trigger Event, the trust’s obligation to make such payment generally will be subordinated to distributions to the holders of the Class A Certificates and Class M Certificates to the extent described in the Pooling and Servicing Agreement.

Upon a Swap Early Termination other than in connection with the optional termination of the trust, the Swap Administrator, pursuant to the Swap Administration Agreement, will use reasonable efforts to appoint a successor swap provider to enter into a new interest rate swap agreement on terms substantially similar to the Interest Rate Swap Agreement, with a successor swap provider meeting all applicable eligibility requirements. If the Swap Administrator receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, the Swap Administrator will apply such Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the Swap Administrator is required to pay a Swap Termination Payment to the Swap Provider in connection with such Swap Early Termination, the Swap Administrator will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment. If the Swap Administrator is unable to appoint a successor swap provider within 30 days of the Swap Early Termination, then the Swap Administrator will deposit any Swap Termination Payment received from the original Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent distribution date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the Swap Administrator by the original Swap Provider calculated in accordance with the terms of the original Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of the Pooling and Servicing Agreement and the Swap Administration Agreement.

Upon a Swap Early Termination in connection with the optional termination of the trust, if the Swap Administrator is required to make a Swap Termination Payment to the Swap Provider, the party exercising such optional termination of the trust will be required to include in its payment an amount equal to such Swap Termination Payment, as described in this free writing prospectus. If the Swap Administrator receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, such Swap Termination Payment generally will be available in accordance with the terms of the Swap Administration Agreement.

A “Swap Provider Trigger Event” shall mean: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

The Swap Provider

The Swap Provider is a national banking association that has, as of the date of this free writing prospectus, long-term debt ratings from S&P, Fitch Ratings and Moody’s of “AA-”, “AA-” and “Aa2”, respectively, and short-term debt ratings from S&P, Fitch Ratings and Moody’s of “A-1+”, “F1+” and “P-1”, respectively. The ratings reflect the respective rating agency’s current assessment of the creditworthiness of the Swap Provider and may be subject to revision or withdrawal at any time by the rating agencies. The Swap Provider will provide upon request, without charge, to each person to whom this free writing prospectus is delivered, a copy of the most recent audited annual financial statements of the Wachovia Corporation, the parent company of the Swap Provider. Requests for such information should be directed to Wachovia Corporation - Investor Relations, (704) 374-6782 or in writing at Wachovia Corporation, Investor Relations, 301 South College Street, Charlotte, NC 28288-0206.

The Swap Provider has not participated in the preparation of this free writing prospectus and has not reviewed and is not responsible for any information contained in this free writing prospectus, other than the information contained in the immediately preceding paragraph.

The aggregate “significance percentage” of the Interest Rate Swap Agreement, as calculated in accordance with Regulation AB Item 1115, is less than 10%. As provided in the Interest Rate Swap Agreement, the Swap Provider may be replaced in certain circumstances, including if the aggregate significance percentage of the Interest Rate Swap Agreement is equal to or greater than 10%.

THE SWAP ADMINISTRATION AGREEMENT

LaSalle Bank National Association will act as swap administrator (in such capacity, the “Swap Administrator”) under a swap administration agreement (the “Swap Administration Agreement”). The Swap Administrator will only be obligated to make payments to holders of the Class A Certificates and Class M Certificates to the extent that it receives funds from the swap provider. The Swap Administrator will only be obligated to make payments to the swap provider to the extent that it receives funds from the trust. The Swap Administrator will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Swap Administration Agreement as set forth in the Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct. Any resignation or removal of LaSalle Bank National Association as trustee will also result in the resignation or removal, as applicable, of LaSalle Bank National Association as the Swap Administrator.

On or before each distribution date, as applicable, Net Swap Payments payable by the Swap Provider to the Swap Administrator under the Interest Rate Swap Agreement will be deposited by the Swap Administrator into the Swap Account in respect of the Interest Rate Swap Agreement. On each distribution date, to the extent required, the Swap Administrator will withdraw the following amounts from amounts on deposit in the Swap Account and distribute such amounts to the Class A Certificates and Class M Certificates in the following order of priority:

first, to each class of Class A Certificates, on a pro rata basis, to pay Current Interest and any Interest Carry Forward Amount to the extent due to the interest portion of a Realized Loss with respect to the mortgage loans, in each case to the extent not fully paid as described under “Description of the Certificates — Distributions on the Certificates—Interest Distributions” above;

second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, to pay Current Interest, in each case to the extent not fully paid as described under “Description of the Certificates—Distributions on the Certificates—Interest Distributions” above, and any Interest Carry Forward Amount, in each case to the extent due to the interest portion of a Realized Loss with respect to the mortgage loans as described under “Description of the Certificates—Distributions on the Certificates—Interest Distributions” above;

third, to pay, first to the Class A Certificates, on a pro rata basis, and second, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates, in that order, any Basis Risk Shortfall Carry Forward Amounts for such distribution date; and

fourth, to pay as principal to the Class A Certificates and Class M Certificates to be applied as part of the Extra Principal Distribution Amount to the extent that the Overcollateralization Amount is reduced below the Overcollateralization Target Amount as a result of Realized Losses and to the extent not covered by Excess Spread and to be distributed in the same manner and priority as the Principal Distribution Amount and as described under “Description of the Certificates—Excess Spread and Overcollateralization Provisions” above.

Any such amounts remaining in the Swap Account after the distributions described in clauses first through fourth above will be distributed by the Swap Administrator as set forth in the Swap Administration Agreement.

Amounts payable by the trust to the Swap Administrator in respect of Net Swap Payments payable to the Swap Provider and Swap Termination Payments other than Swap Termination Payments resulting from a Swap Provider Trigger Event payable to the Swap Provider (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) will be deducted from available funds before distributions to the holders of the Class A Certificates and Class M Certificates. On or before each applicable distribution date, such amounts will be distributed by the trust to the Swap Administrator, and paid by the Swap Administrator to the Swap Provider in the following order of priority:

first, to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such distribution date, and second, to make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Swap Administrator).

Payments by the trust to the Swap Administrator in respect of any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement (other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) will be subordinated to distributions to the holders of the Class A Certificates and Class M Certificates and will be paid by the trust to the Swap Administrator as set forth in the Pooling and Servicing Agreement.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

The weighted average life of, and the yield to maturity on, each class of Class A Certificates and Class M Certificates generally will be directly related to the rate of payment of principal, including prepayments, of the mortgage loans. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans, the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the mortgage loans impose prepayment penalties. Approximately 57.30% of the mortgage loans, by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to three years after origination, which prepayment charges may discourage prepayments during the applicable period. For a detailed description of the characteristics of the prepayment charges on the mortgage loans, and the standards under which the prepayment charges may be waived by the master servicer, please see “The Mortgage Pool—Prepayment Charges on the Mortgage Loans” in this free writing prospectus. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

These penalties, if still applicable and if enforced by the master servicer would typically discourage prepayments on the mortgage loans. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans and these amounts will not be available for distribution on the other classes of certificates. However, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. Investors are encouraged to conduct their own analysis of the effect, if any, that the prepayment charges may have on the prepayment performance of the mortgage loans.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the offered certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

Certain of the mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor, i.e., borrowers on the mortgage loans may have an impaired or unsubstantiated credit history, or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the originator’s non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the offered certificates.

The weighted average life and yield to maturity of each class of offered certificates will also be influenced by the amount of Excess Spread generated by the mortgage loans and applied in reduction of the Certificate Principal Balances of such certificates. The level of Excess Spread available on any distribution date to be applied in reduction of the Certificate Principal Balances of the Class A Certificates and Class M Certificates will be influenced by, among other factors,

•
the overcollateralization level of the assets at such time, i.e., the extent to which interest on the mortgage loans is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the offered Class A Certificates and Class M Certificates;

•	the final Overcollateralization Target Amount, Stepdown Date and the final Trigger Event;

•	the delinquency and default experience of the mortgage loans; and

•
the provisions of the Pooling and Servicing Agreement that permit principal collections to be distributed to the Class CE Certificates and the Class R Certificates in each case as provided in the Pooling and Servicing Agreement when required overcollateralization levels have been met.

To the extent that greater amounts of Excess Spread are distributed in reduction of the Certificate Principal Balance of a class of Class A Certificates and Class M Certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

We refer you to “Description of the Certificates — Distributions on the Certificates” and “ — Excess Spread and Overcollateralization Provisions” in this free writing prospectus.

The yields to maturity of the offered certificates and, in particular the subordinated certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the mortgage loans. If an Applied Realized Loss Amount is allocated to a class of the Class A Certificates and Class M Certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance.

Prepayments and Yields of Offered Certificates

The extent to which the yield to maturity of the offered certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the mortgage loans. In particular, in the case of the offered certificates purchased at a discount, an investor is encouraged to consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

Mortgage loans with higher mortgage rates may prepay faster than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates. Any such disproportionate prepayment of mortgage loans may reduce the Net Rate Cap applicable to a class or classes of certificates. If the Pass-Through Rate on a class of certificates is limited by its Net Rate Cap no amounts will be distributable on the applicable distribution date or on any future distribution date in respect of the foregone interest amounts, except to the extent that amounts under the Interest Rate Swap Agreement and any Excess Spread is available on future distribution dates to pay Basis Risk Shortfall Carry Forward Amounts. See “Description of the Certificates — Excess Spread and Overcollateralization Provisions” and“The Interest Rate Swap Agreement”.

To the extent that the Pass-Through Rate on the offered certificates is limited by the applicable Net Rate Cap, the difference between (x) the interest amount payable to such class at the applicable Pass-Through Rate without regard to the Net Rate Cap, and (y) the Current Interest payable to such class on an applicable distribution date will create a Basis Risk Shortfall. The Interest Rate Swap Agreement will provide some protection against such Basis Risk Shortfalls. However, the Interest Rate Swap Agreement may not provide sufficient funds to cover all such Basis Risk Shortfalls. In addition, payments under the Interest Rate Swap Agreement are limited to a specified rate in effect from time to time. To the extent that net amounts payable under the Interest Rate Swap Agreement are insufficient to cover all such Basis Risk Shortfalls, some or all of the Excess Spread may be used. However, there can be no assurance that the Excess Spread will be sufficient to cover these Basis Risk Shortfalls, particularly because on any distribution date where the Pass-Through Rate is limited to the Net Rate Cap, there will be little or no excess interest.

In the case of the Interest Rate Swap Agreement, in the event of a decrease in One-Month LIBOR, the amount of Excess Spread available to the offered certificates will be reduced by any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event and other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) paid to the swap provider as described in this free writing prospectus. In addition, the Net Rate Cap and therefore the Pass-Through Rate on the Class A Certificates and Class M Certificates may be reduced by the requirement of the trust to pay any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event and other than to the extent already paid by the Swap Administrator from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the Supplemental Interest Trust Trustee) to the Swap Provider as described in this free writing prospectus.

The “last scheduled distribution date” for each class of offered certificates (other than the Class A-1 Certificates and Class A-2 Certificates) is the distribution date in December 2036, which is the distribution date in the month following the latest maturing mortgage loan. Assuming a 0% prepayment assumption, no losses or delinquencies on the mortgage loans, and no Excess Spread on any distribution date, the last scheduled distribution date for the Class A-1 Certificates and Class A-2 Certificates is the distribution date in July 2031 and July 2035, respectively. The actual final distribution date with respect to each class of offered certificates could occur significantly earlier than its last scheduled distribution date because

•	prepayments on the mortgage loans are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof,

•	Excess Spread to the extent available will be applied as an accelerated payment of principal on the offered certificates to the extent described in this free writing prospectus, and

•
the majority holder of the Class CE Certificates may purchase all of the mortgage loans when the outstanding Stated Principal Balances thereof and REO properties have declined to 10% or less of the cut-off date principal balance of the mortgage loans and may purchase mortgage loans in certain other circumstances as described in this free writing prospectus. If the majority holder of the Class CE Certificates does not exercise such right, the master servicer may purchase all the mortgage loans when the outstanding Stated Principal Balances thereof and REO properties have declined to 5% or less of the cut-off date principal balance of the mortgage loans and may purchase mortgage loans in certain other circumstances as described in this free writing prospectus.

The sponsor may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the sponsor may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this free writing prospectus, which we refer to as the prepayment model, is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans for the life of such mortgage loans. A 100% prepayment assumption assumes that the outstanding principal balance of a pool of mortgage loans prepays at a constant prepayment rate (“CPR”) of 4% in the first month of the life of such pool, such rate increasing by an additional approximate 1.91% CPR (precisely 21%/11), in the case of the fixed rate mortgage loans, and an additional approximate 2.82% CPR (precisely 31%/11) in the case of the adjustable rate mortgage loans, each month thereafter through the twelfth month of the life of such pool, and such rate thereafter remaining constant at 25% CPR, in the case of the fixed rate mortgage loans, and 35% CPR, in the case of the adjustable rate mortgage loans, for the remainder of the life of such pool.

There is no assurance, however, that prepayments on the mortgage loans will conform to any level of the prepayment model, and no representation is made that the mortgage loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors, housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

•	the mortgage loans prepay at the indicated percentages of the prepayment assumption;

•
distributions on the offered certificates are received, in cash, on the 25th day of each month, commencing in February 2007, in accordance with the payment priorities defined in this free writing prospectus;

•	no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

•
scheduled payments are assumed to be received on the first day of each month commencing in February 2007, there are no shortfalls in the payment of interest to certificateholders, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in January 2007, and include 30 days interest thereon;

•	the level of Six-Month LIBOR and One-Month LIBOR remains constant at 5.320% and 5.350% per annum, respectively;

•
the mortgage rate on each adjustable rate mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to Six-Month LIBOR (as described above), plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable);

•
scheduled payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining amortization terms to maturity such that the mortgage loans will fully amortize by their remaining amortization terms (taking into account any remaining interest only periods); except in the case of loan numbers 2, 4 and 7 indicated in the table below which amortize for the first ten years based on a 40-year term to maturity, and thereafter amortize based on a 20-year term to maturity;

•
scheduled payments of principal and interest on each mortgage loan will be adjusted in the month immediately following each interest adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described in the bullet point above;

•	the closing date for the certificates is January 30, 2007;

•	the Overcollateralization Target Amount and the Stepdown Date are described in this free writing prospectus (without variance);

•
except as indicated with respect to the weighted average lives, the majority holder of the Class CE Certificates or the master servicer, as applicable, does not exercise its right to purchase the assets of the trust fund on the optional termination date; and

•	the mortgage loans have the approximate characteristics described below:

Loan Number	Current Balances ($)	Current Mortgage Rate (%)	Aggregate Expense Rate (%)	Original Amortization Term (in months)	Remaining Amortization Term to Maturity (in months)	Gross Margin (%)	Initial Periodic Rate Cap (%)
1	21,868,638.06	8.668	0.508	358	355	N/A	N/A
2	13,639,570.22	8.483	0.508	480	477	N/A	N/A
3	3,021,000.00	7.836	0.508	360	356	N/A	N/A
4	98,553,380.82	8.714	0.508	480	477	5.982	2.000
5	56,290,472.14	9.158	0.508	360	356	5.842	2.000
6	35,517,557.59	8.030	0.508	360	356	5.969	2.000
7	71,536,814.64	8.647	0.508	480	477	5.676	2.000
8	33,671,150.19	8.982	0.508	360	356	5.578	2.000
9	19,245,139.40	8.006	0.508	360	357	5.647	2.000

Loan Number	Subsequent Periodic Rate Cap (%)	Minimum Gross Mortgage Rate (%)	Maximum Gross Mortgage Rate (%)	Number of Months Until First Rate Adjustment	Rate Adjustment Frequency (in months)	Index	Remaining Interest Only Period (in months)
1	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	N/A	N/A	N/A	N/A	N/A	N/A	N/A
3	N/A	N/A	N/A	N/A	N/A	N/A	56
4	1.000	8.714	14.714	21	6	6 Mo. LIBOR	N/A
5	1.000	9.158	15.158	20	6	6 Mo. LIBOR	N/A
6	1.000	8.030	14.030	20	6	6 Mo. LIBOR	56
7	1.000	8.647	14.647	33	6	6 Mo. LIBOR	N/A
8	1.000	8.982	14.982	32	6	6 Mo. LIBOR	N/A
9	1.000	8.006	14.006	33	6	6 Mo. LIBOR	57

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class A-1 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
January 25, 2008	99	74	61	48	34	21	7	0
January 25, 2009	99	45	21	0	0	0	0	0
January 25, 2010	98	21	0	0	0	0	0	0
January 25, 2011	97	2	0	0	0	0	0	0
January 25, 2012	96	0	0	0	0	0	0	0
January 25, 2013	95	0	0	0	0	0	0	0
January 25, 2014	94	0	0	0	0	0	0	0
January 25, 2015	93	0	0	0	0	0	0	0
January 25, 2016	91	0	0	0	0	0	0	0
January 25, 2017	90	0	0	0	0	0	0	0
January 25, 2018	87	0	0	0	0	0	0	0
January 25, 2019	84	0	0	0	0	0	0	0
January 25, 2020	80	0	0	0	0	0	0	0
January 25, 2021	76	0	0	0	0	0	0	0
January 25, 2022	72	0	0	0	0	0	0	0
January 25, 2023	67	0	0	0	0	0	0	0
January 25, 2024	62	0	0	0	0	0	0	0
January 25, 2025	56	0	0	0	0	0	0	0
January 25, 2026	49	0	0	0	0	0	0	0
January 25, 2027	41	0	0	0	0	0	0	0
January 25, 2028	33	0	0	0	0	0	0	0
January 25, 2029	24	0	0	0	0	0	0	0
January 25, 2030	14	0	0	0	0	0	0	0
January 25, 2031	3	0	0	0	0	0	0	0
January 25, 2032	0	0	0	0	0	0	0	0
January 25, 2033	0	0	0	0	0	0	0	0
January 25, 2034	0	0	0	0	0	0	0	0
January 25, 2035	0	0	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0	0
January 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	17.52	1.94	1.33	1.02	0.83	0.71	0.61	0.55
Weighted Average Life (in years)(1)(2)	17.52	1.94	1.33	1.02	0.83	0.71	0.61	0.55

(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2) To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class A-2 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100	100	100	79
January 25, 2009	100	100	100	99	40	0	0	0
January 25, 2010	100	100	75	3	0	0	0	0
January 25, 2011	100	100	58	3	0	0	0	0
January 25, 2012	100	82	33	2	0	0	0	0
January 25, 2013	100	61	14	0	0	0	0	0
January 25, 2014	100	43	*	0	0	0	0	0
January 25, 2015	100	29	0	0	0	0	0	0
January 25, 2016	100	17	0	0	0	0	0	0
January 25, 2017	100	7	0	0	0	0	0	0
January 25, 2018	100	0	0	0	0	0	0	0
January 25, 2019	100	0	0	0	0	0	0	0
January 25, 2020	100	0	0	0	0	0	0	0
January 25, 2021	100	0	0	0	0	0	0	0
January 25, 2022	100	0	0	0	0	0	0	0
January 25, 2023	100	0	0	0	0	0	0	0
January 25, 2024	100	0	0	0	0	0	0	0
January 25, 2025	100	0	0	0	0	0	0	0
January 25, 2026	100	0	0	0	0	0	0	0
January 25, 2027	100	0	0	0	0	0	0	0
January 25, 2028	100	0	0	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0	0	0
January 25, 2030	100	0	0	0	0	0	0	0
January 25, 2031	100	0	0	0	0	0	0	0
January 25, 2032	89	0	0	0	0	0	0	0
January 25, 2033	66	0	0	0	0	0	0	0
January 25, 2034	42	0	0	0	0	0	0	0
January 25, 2035	14	0	0	0	0	0	0	0
January 25, 2036	0	0	0	0	0	0	0	0
January 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	26.63	6.90	4.45	2.55	1.96	1.59	1.34	1.14
Weighted Average Life (in years)(1)(2)	26.63	6.90	4.45	2.55	1.96	1.59	1.34	1.14

* Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2) To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class A-3 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	67	0	0
January 25, 2010	100	100	100	100	0	0	0	0
January 25, 2011	100	100	100	100	0	0	0	0
January 25, 2012	100	100	100	100	0	0	0	0
January 25, 2013	100	100	100	69	0	0	0	0
January 25, 2014	100	100	100	46	0	0	0	0
January 25, 2015	100	100	75	31	0	0	0	0
January 25, 2016	100	100	56	21	0	0	0	0
January 25, 2017	100	100	42	14	0	0	0	0
January 25, 2018	100	95	31	9	0	0	0	0
January 25, 2019	100	78	23	5	0	0	0	0
January 25, 2020	100	64	17	1	0	0	0	0
January 25, 2021	100	52	13	0	0	0	0	0
January 25, 2022	100	42	9	0	0	0	0	0
January 25, 2023	100	34	6	0	0	0	0	0
January 25, 2024	100	28	3	0	0	0	0	0
January 25, 2025	100	22	*	0	0	0	0	0
January 25, 2026	100	18	0	0	0	0	0	0
January 25, 2027	100	14	0	0	0	0	0	0
January 25, 2028	100	11	0	0	0	0	0	0
January 25, 2029	100	9	0	0	0	0	0	0
January 25, 2030	100	6	0	0	0	0	0	0
January 25, 2031	100	2	0	0	0	0	0	0
January 25, 2032	100	0	0	0	0	0	0	0
January 25, 2033	100	0	0	0	0	0	0	0
January 25, 2034	100	0	0	0	0	0	0	0
January 25, 2035	100	0	0	0	0	0	0	0
January 25, 2036	59	0	0	0	0	0	0	0
January 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	29.13	15.28	10.27	7.47	2.60	2.09	1.72	1.45
Weighted Average Life (in years)(1)(2)	28.78	12.05	7.94	5.73	2.60	2.09	1.72	1.45

* Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2) To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-1 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	100	17	0
January 25, 2010	100	100	100	100	36	0	0	0
January 25, 2011	100	98	66	100	36	0	0	0
January 25, 2012	100	81	49	28	36	0	0	0
January 25, 2013	100	67	36	19	36	0	0	0
January 25, 2014	100	56	27	12	36	0	0	0
January 25, 2015	100	46	20	8	24	0	0	0
January 25, 2016	100	38	15	6	11	0	0	0
January 25, 2017	100	31	11	4	2	0	0	0
January 25, 2018	100	26	8	3	0	0	0	0
January 25, 2019	100	21	6	0	0	0	0	0
January 25, 2020	100	17	5	0	0	0	0	0
January 25, 2021	100	14	3	0	0	0	0	0
January 25, 2022	100	11	3	0	0	0	0	0
January 25, 2023	100	9	0	0	0	0	0	0
January 25, 2024	100	7	0	0	0	0	0	0
January 25, 2025	100	6	0	0	0	0	0	0
January 25, 2026	100	5	0	0	0	0	0	0
January 25, 2027	100	4	0	0	0	0	0	0
January 25, 2028	100	3	0	0	0	0	0	0
January 25, 2029	100	2	0	0	0	0	0	0
January 25, 2030	100	0	0	0	0	0	0	0
January 25, 2031	99	0	0	0	0	0	0	0
January 25, 2032	86	0	0	0	0	0	0	0
January 25, 2033	71	0	0	0	0	0	0	0
January 25, 2034	55	0	0	0	0	0	0	0
January 25, 2035	36	0	0	0	0	0	0	0
January 25, 2036	16	0	0	0	0	0	0	0
January 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	27.14	8.94	6.02	5.37	4.93	2.39	1.97	1.64
Weighted Average Life (in years)(1)(2)	27.05	8.10	5.41	4.92	3.48	2.39	1.97	1.64

(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2) To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-2 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	100	100	0
January 25, 2010	100	100	100	100	100	0	0	0
January 25, 2011	100	98	66	76	100	0	0	0
January 25, 2012	100	81	49	28	99	0	0	0
January 25, 2013	100	67	36	19	43	0	0	0
January 25, 2014	100	56	27	12	10	0	0	0
January 25, 2015	100	46	20	8	3	0	0	0
January 25, 2016	100	38	15	6	0	0	0	0
January 25, 2017	100	31	11	4	0	0	0	0
January 25, 2018	100	26	8	*	0	0	0	0
January 25, 2019	100	21	6	0	0	0	0	0
January 25, 2020	100	17	5	0	0	0	0	0
January 25, 2021	100	14	3	0	0	0	0	0
January 25, 2022	100	11	1	0	0	0	0	0
January 25, 2023	100	9	0	0	0	0	0	0
January 25, 2024	100	7	0	0	0	0	0	0
January 25, 2025	100	6	0	0	0	0	0	0
January 25, 2026	100	5	0	0	0	0	0	0
January 25, 2027	100	4	0	0	0	0	0	0
January 25, 2028	100	3	0	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0	0	0
January 25, 2030	100	0	0	0	0	0	0	0
January 25, 2031	99	0	0	0	0	0	0	0
January 25, 2032	86	0	0	0	0	0	0	0
January 25, 2033	71	0	0	0	0	0	0	0
January 25, 2034	55	0	0	0	0	0	0	0
January 25, 2035	36	0	0	0	0	0	0	0
January 25, 2036	16	0	0	0	0	0	0	0
January 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	27.14	8.92	5.98	5.02	6.02	2.65	2.17	1.80
Weighted Average Life (in years)(1)(2)	27.05	8.10	5.39	4.59	4.49	2.65	2.17	1.80

* Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2) To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-3 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	100	100	0
January 25, 2010	100	100	100	100	100	0	0	0
January 25, 2011	100	98	66	42	100	0	0	0
January 25, 2012	100	81	49	28	15	0	0	0
January 25, 2013	100	67	36	19	9	0	0	0
January 25, 2014	100	56	27	12	5	0	0	0
January 25, 2015	100	46	20	8	1	0	0	0
January 25, 2016	100	38	15	6	0	0	0	0
January 25, 2017	100	31	11	4	0	0	0	0
January 25, 2018	100	26	8	0	0	0	0	0
January 25, 2019	100	21	6	0	0	0	0	0
January 25, 2020	100	17	5	0	0	0	0	0
January 25, 2021	100	14	3	0	0	0	0	0
January 25, 2022	100	11	0	0	0	0	0	0
January 25, 2023	100	9	0	0	0	0	0	0
January 25, 2024	100	7	0	0	0	0	0	0
January 25, 2025	100	6	0	0	0	0	0	0
January 25, 2026	100	5	0	0	0	0	0	0
January 25, 2027	100	4	0	0	0	0	0	0
January 25, 2028	100	*	0	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0	0	0
January 25, 2030	100	0	0	0	0	0	0	0
January 25, 2031	99	0	0	0	0	0	0	0
January 25, 2032	86	0	0	0	0	0	0	0
January 25, 2033	71	0	0	0	0	0	0	0
January 25, 2034	55	0	0	0	0	0	0	0
January 25, 2035	36	0	0	0	0	0	0	0
January 25, 2036	16	0	0	0	0	0	0	0
January 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	27.14	8.90	5.95	4.86	5.00	2.89	2.36	1.95
Weighted Average Life (in years)(1)(2)	27.05	8.10	5.38	4.43	4.49	2.89	2.36	1.95

* Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2) To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-4 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	100	100	87
January 25, 2010	100	100	100	100	100	77	0	0
January 25, 2011	100	98	66	42	100	77	0	0
January 25, 2012	100	81	49	28	15	77	0	0
January 25, 2013	100	67	36	19	9	77	0	0
January 25, 2014	100	56	27	12	5	28	0	0
January 25, 2015	100	46	20	8	0	2	0	0
January 25, 2016	100	38	15	6	0	0	0	0
January 25, 2017	100	31	11	3	0	0	0	0
January 25, 2018	100	26	8	0	0	0	0	0
January 25, 2019	100	21	6	0	0	0	0	0
January 25, 2020	100	17	5	0	0	0	0	0
January 25, 2021	100	14	1	0	0	0	0	0
January 25, 2022	100	11	0	0	0	0	0	0
January 25, 2023	100	9	0	0	0	0	0	0
January 25, 2024	100	7	0	0	0	0	0	0
January 25, 2025	100	6	0	0	0	0	0	0
January 25, 2026	100	5	0	0	0	0	0	0
January 25, 2027	100	4	0	0	0	0	0	0
January 25, 2028	100	0	0	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0	0	0
January 25, 2030	100	0	0	0	0	0	0	0
January 25, 2031	99	0	0	0	0	0	0	0
January 25, 2032	86	0	0	0	0	0	0	0
January 25, 2033	71	0	0	0	0	0	0	0
January 25, 2034	55	0	0	0	0	0	0	0
January 25, 2035	36	0	0	0	0	0	0	0
January 25, 2036	16	0	0	0	0	0	0	0
January 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	27.14	8.88	5.93	4.76	4.64	5.98	2.51	2.07
Weighted Average Life (in years)(1)(2)	27.05	8.10	5.37	4.35	4.33	3.44	2.51	2.07

(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2) To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-5 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	100	100	100
January 25, 2010	100	100	100	100	100	100	0	0
January 25, 2011	100	98	66	42	56	100	0	0
January 25, 2012	100	81	49	28	15	83	0	0
January 25, 2013	100	67	36	19	9	2	0	0
January 25, 2014	100	56	27	12	5	0	0	0
January 25, 2015	100	46	20	8	0	0	0	0
January 25, 2016	100	38	15	6	0	0	0	0
January 25, 2017	100	31	11	0	0	0	0	0
January 25, 2018	100	26	8	0	0	0	0	0
January 25, 2019	100	21	6	0	0	0	0	0
January 25, 2020	100	17	5	0	0	0	0	0
January 25, 2021	100	14	0	0	0	0	0	0
January 25, 2022	100	11	0	0	0	0	0	0
January 25, 2023	100	9	0	0	0	0	0	0
January 25, 2024	100	7	0	0	0	0	0	0
January 25, 2025	100	6	0	0	0	0	0	0
January 25, 2026	100	5	0	0	0	0	0	0
January 25, 2027	100	0	0	0	0	0	0	0
January 25, 2028	100	0	0	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0	0	0
January 25, 2030	100	0	0	0	0	0	0	0
January 25, 2031	99	0	0	0	0	0	0	0
January 25, 2032	86	0	0	0	0	0	0	0
January 25, 2033	71	0	0	0	0	0	0	0
January 25, 2034	55	0	0	0	0	0	0	0
January 25, 2035	36	0	0	0	0	0	0	0
January 25, 2036	16	0	0	0	0	0	0	0
January 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	27.14	8.86	5.90	4.70	4.42	5.41	2.67	2.20
Weighted Average Life (in years)(1)(2)	27.05	8.10	5.36	4.30	4.12	3.57	2.67	2.20

(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2) To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-6 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	100	100	100
January 25, 2010	100	100	100	100	100	100	0	0
January 25, 2011	100	98	66	42	26	100	0	0
January 25, 2012	100	81	49	28	15	7	0	0
January 25, 2013	100	67	36	19	9	0	0	0
January 25, 2014	100	56	27	12	5	0	0	0
January 25, 2015	100	46	20	8	0	0	0	0
January 25, 2016	100	38	15	6	0	0	0	0
January 25, 2017	100	31	11	0	0	0	0	0
January 25, 2018	100	26	8	0	0	0	0	0
January 25, 2019	100	21	6	0	0	0	0	0
January 25, 2020	100	17	1	0	0	0	0	0
January 25, 2021	100	14	0	0	0	0	0	0
January 25, 2022	100	11	0	0	0	0	0	0
January 25, 2023	100	9	0	0	0	0	0	0
January 25, 2024	100	7	0	0	0	0	0	0
January 25, 2025	100	6	0	0	0	0	0	0
January 25, 2026	100	3	0	0	0	0	0	0
January 25, 2027	100	0	0	0	0	0	0	0
January 25, 2028	100	0	0	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0	0	0
January 25, 2030	100	0	0	0	0	0	0	0
January 25, 2031	99	0	0	0	0	0	0	0
January 25, 2032	86	0	0	0	0	0	0	0
January 25, 2033	71	0	0	0	0	0	0	0
January 25, 2034	55	0	0	0	0	0	0	0
January 25, 2035	36	0	0	0	0	0	0	0
January 25, 2036	16	0	0	0	0	0	0	0
January 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	27.14	8.83	5.88	4.63	4.25	4.67	2.84	2.34
Weighted Average Life (in years)(1)(2)	27.05	8.10	5.36	4.25	3.96	3.57	2.84	2.34

(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2) To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-7 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	100	100	100
January 25, 2010	100	100	100	100	100	100	48	0
January 25, 2011	100	98	66	42	26	85	48	0
January 25, 2012	100	81	49	28	15	7	48	0
January 25, 2013	100	67	36	19	9	0	17	0
January 25, 2014	100	56	27	12	1	0	0	0
January 25, 2015	100	46	20	8	0	0	0	0
January 25, 2016	100	38	15	3	0	0	0	0
January 25, 2017	100	31	11	0	0	0	0	0
January 25, 2018	100	26	8	0	0	0	0	0
January 25, 2019	100	21	6	0	0	0	0	0
January 25, 2020	100	17	0	0	0	0	0	0
January 25, 2021	100	14	0	0	0	0	0	0
January 25, 2022	100	11	0	0	0	0	0	0
January 25, 2023	100	9	0	0	0	0	0	0
January 25, 2024	100	7	0	0	0	0	0	0
January 25, 2025	100	5	0	0	0	0	0	0
January 25, 2026	100	0	0	0	0	0	0	0
January 25, 2027	100	0	0	0	0	0	0	0
January 25, 2028	100	0	0	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0	0	0
January 25, 2030	100	0	0	0	0	0	0	0
January 25, 2031	99	0	0	0	0	0	0	0
January 25, 2032	86	0	0	0	0	0	0	0
January 25, 2033	71	0	0	0	0	0	0	0
January 25, 2034	55	0	0	0	0	0	0	0
January 25, 2035	36	0	0	0	0	0	0	0
January 25, 2036	16	0	0	0	0	0	0	0
January 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	27.13	8.80	5.85	4.58	4.12	4.27	4.38	2.48
Weighted Average Life (in years)(1)(2)	27.05	8.10	5.36	4.21	3.84	3.57	2.90	2.40

(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2) To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-8 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	100	100	100
January 25, 2010	100	100	100	100	100	100	100	0
January 25, 2011	100	98	66	42	26	15	100	0
January 25, 2012	100	81	49	28	15	7	31	0
January 25, 2013	100	67	36	19	9	0	0	0
January 25, 2014	100	56	27	12	0	0	0	0
January 25, 2015	100	46	20	8	0	0	0	0
January 25, 2016	100	38	15	0	0	0	0	0
January 25, 2017	100	31	11	0	0	0	0	0
January 25, 2018	100	26	8	0	0	0	0	0
January 25, 2019	100	21	1	0	0	0	0	0
January 25, 2020	100	17	0	0	0	0	0	0
January 25, 2021	100	14	0	0	0	0	0	0
January 25, 2022	100	11	0	0	0	0	0	0
January 25, 2023	100	9	0	0	0	0	0	0
January 25, 2024	100	7	0	0	0	0	0	0
January 25, 2025	100	0	0	0	0	0	0	0
January 25, 2026	100	0	0	0	0	0	0	0
January 25, 2027	100	0	0	0	0	0	0	0
January 25, 2028	100	0	0	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0	0	0
January 25, 2030	100	0	0	0	0	0	0	0
January 25, 2031	99	0	0	0	0	0	0	0
January 25, 2032	86	0	0	0	0	0	0	0
January 25, 2033	71	0	0	0	0	0	0	0
January 25, 2034	55	0	0	0	0	0	0	0
January 25, 2035	36	0	0	0	0	0	0	0
January 25, 2036	16	0	0	0	0	0	0	0
January 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	27.13	8.75	5.81	4.52	4.01	3.99	4.88	2.65
Weighted Average Life (in years)(1)(2)	27.05	8.10	5.35	4.19	3.76	3.57	2.90	2.40

(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2) To the first possible optional termination date.

Percent of the Initial Certificate Principal Balance
at the Respective Percentages of the Prepayment Assumption

	Class M-9 Certificates
Distribution Date	0%	50%	75%	100%	125%	150%	175%	200%
Initial Percentage	100%	100%	100%	100%	100%	100%	100%	100%
January 25, 2008	100	100	100	100	100	100	100	100
January 25, 2009	100	100	100	100	100	100	100	100
January 25, 2010	100	100	100	100	100	100	100	0
January 25, 2011	100	98	66	42	26	15	89	0
January 25, 2012	100	81	49	28	15	*	0	0
January 25, 2013	100	67	36	19	7	0	0	0
January 25, 2014	100	56	27	12	0	0	0	0
January 25, 2015	100	46	20	5	0	0	0	0
January 25, 2016	100	38	15	0	0	0	0	0
January 25, 2017	100	31	11	0	0	0	0	0
January 25, 2018	100	26	5	0	0	0	0	0
January 25, 2019	100	21	0	0	0	0	0	0
January 25, 2020	100	17	0	0	0	0	0	0
January 25, 2021	100	14	0	0	0	0	0	0
January 25, 2022	100	11	0	0	0	0	0	0
January 25, 2023	100	9	0	0	0	0	0	0
January 25, 2024	100	*	0	0	0	0	0	0
January 25, 2025	100	0	0	0	0	0	0	0
January 25, 2026	100	0	0	0	0	0	0	0
January 25, 2027	100	0	0	0	0	0	0	0
January 25, 2028	100	0	0	0	0	0	0	0
January 25, 2029	100	0	0	0	0	0	0	0
January 25, 2030	100	0	0	0	0	0	0	0
January 25, 2031	99	0	0	0	0	0	0	0
January 25, 2032	86	0	0	0	0	0	0	0
January 25, 2033	71	0	0	0	0	0	0	0
January 25, 2034	55	0	0	0	0	0	0	0
January 25, 2035	36	0	0	0	0	0	0	0
January 25, 2036	16	0	0	0	0	0	0	0
January 25, 2037	0	0	0	0	0	0	0	0
Weighted Average Life (in years)(1)	27.13	8.68	5.75	4.46	3.91	3.80	4.22	2.84
Weighted Average Life (in years)(1)(2)	27.05	8.10	5.35	4.17	3.69	3.57	2.90	2.40

* Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of the offered certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of offered certificates.
(2) To the first possible optional termination date.

USE OF PROCEEDS

The depositor will apply the net proceeds of the sale of the offered certificates against the purchase price of the mortgage loans.

FEDERAL INCOME TAX CONSEQUENCES

The Pooling and Servicing Agreement provides that multiple REMIC elections will be made with respect to certain assets in the trust fund, creating a tiered REMIC structure.

Upon the issuance of the offered certificates, Thacher Proffitt & Wood llp (“Tax Counsel”) will deliver its opinion concluding that for federal income tax purposes and assuming compliance with the Pooling and Servicing Agreement, each REMIC comprising the trust fund (exclusive of the reserve fund and, for the avoidance of doubt, the Swap Account, the Supplemental Interest Trust, the Swap Administration Agreement and the Interest Rate Swap Agreement) will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”). The Class R Certificates will represent the REMIC residual interest in each REMIC comprising the trust fund.

Characterization of the Regular Certificates

For federal income tax purposes, a beneficial owner of a Class A Certificate or Class M Certificate (each, a “Regular Certificate”) will be treated as owning an undivided interest in a REMIC regular interest corresponding to that certificate (a “REMIC regular interest component”). In addition, the trustee will treat the beneficial owner of each Regular Certificate as having entered into a limited recourse notional principal contract (a “notional principal contract component”). Each REMIC regular interest component will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Regular Certificate to which it corresponds, except that (i) the maximum interest rate of each REMIC regular interest component for each distribution date will be equal to the weighted average of the net mortgage rates of the mortgage loans as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), minus a per annum rate equal to (x) the Net Swap Payment, if any, which would be payable to the Swap Provider pursuant to the Interest Rate Swap Agreement on such distribution date, assuming for this purpose that the notional amount of the Interest Rate Swap Agreement is not greater than the lesser of (1) the aggregate Stated Principal Balance of the mortgage loans as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date) and (2) the product of the notional amount set forth in this free writing prospectus with respect to the Interest Rate Swap Agreement and such distribution date, and 100, and assuming for this purpose that the fixed rate used to calculate the related Fixed Swap Payment as described in this free writing prospectus does not exceed the weighted average of the net mortgage rates of the mortgage loans as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of the mortgage loans on such due date), multiplied by 12, divided by (y) the aggregate Stated Principal Balance of the mortgage loans as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of the mortgage loans on such due date), and (ii) any Swap Termination Payment will be treated as being payable solely from Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest component corresponding to a Regular Certificate may differ from the actual amount of distributions on such certificate.

Any amount payable on a Regular Certificate in excess of the amount payable on the corresponding REMIC regular interest component will be deemed to have been paid to the holder of that certificate pursuant to the corresponding notional principal contract component. Alternatively, any amount payable on the REMIC regular interest component corresponding to a Regular Certificate in excess of the amount payable on the certificate will be treated as having been received by the holder of that certificate in respect of such REMIC regular interest component and then as having been paid by such holder pursuant to the corresponding notional principal contract component. Consequently, each beneficial owner of a Regular Certificate will be required to report income accruing with respect to the related REMIC regular interest component, as discussed under “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the prospectus, and will be required to report net income and be permitted to recognize net deductions with respect to the related notional principal contract component, as subject to the discussion under “—The Notional Principal Contract Component” below.

It is possible that the right to receive payments in respect of the notional principal contract components could be treated as a partnership among the holders of the Regular Certificates and the Class CE Certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of payments in respect of the notional principal contract components. Holders of Regular Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the Regular Certificates and the consequences to them in light of their own particular circumstances of the separate taxation of the two components comprising each Regular Certificate.

Allocation

A beneficial owner of a Regular Certificate must allocate its purchase price for the certificate between its components—the related REMIC regular interest component and the related notional principal contract component—in accordance with the relative fair market values thereof. For information reporting purposes the trustee may assume the notional principal contract component of each Regular Certificate will have more than a de minimis value. The notional principal contract components are difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a notional principal contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors are encouraged to consider the tax consequences to them if the IRS were to assert a different value for the notional principal contract component.

Original Issue Discount

The REMIC regular interest components of the offered certificates may be issued with original issue discount, referred to in this free writing prospectus as OID. A beneficial owner of a Regular Certificate must include any OID with respect to the related REMIC regular interest component in income as it accrues using a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. We refer you to “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the base prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount or bond premium, if any, will be a rate equal to 100% of the prepayment assumption as described in this free writing prospectus. No representation is made that the mortgage loans will prepay at such rate or at any other rate.

The Notional Principal Contract Component

The trustee will treat payments made in respect of each notional principal contract component as income or expense or loss, as the case may be, based on Treasury regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The balance of this discussion assumes that each notional principal contract component will be treated as a notional principal contract for federal income tax purposes.

The portion of the overall purchase price of a Regular Certificate attributable to the related notional principal contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. The Notional Principal Contract Regulations provide alternative methods for amortizing the purchase price of a notional principal contract. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the notional principal contract component of a Regular Certificate.

Any payments made to a beneficial owner of a Regular Certificate in excess of the amounts payable on the related REMIC regular interest component will be treated as having been received in respect of the related notional principal contract component, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortization of the cost of the notional principal contract component, such excess will represent net income for that year. Conversely, to the extent that the amount of that year’s amortization of such cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. Any amounts payable on a REMIC regular interest component in excess of the amount of payments on the Regular Certificate to which it relates will be treated as having been received by the beneficial owner of such certificate and then paid by such owner pursuant to the related notional principal contract component, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to such notional principal contract component for such taxable year. Although not clear, net income or a net deduction with respect to a notional principal contract component should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to a notional principal contract component may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a “pass-through entity” other than in connection with such individual’s trade or business. Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, non-grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the notional principal contract component in computing the beneficial owner’s alternative minimum tax liability.

Because a beneficial owner of a Regular Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the related notional principal contract component, but may not be able to deduct that amount from income, a beneficial owner of a Regular Certificate may have income that exceeds cash distributions on the Regular Certificates in any period and over the term of the a Regular Certificate. As a result, the a Regular Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the notional principal contract component would be subject to the limitations described above.

Sale or Exchange of the Regular Certificates

Upon the sale, exchange or other disposition of a Regular Certificate, the beneficial owner of the certificate must allocate the amount realized between the related REMIC regular interest component and the related notional principal contract component based on the relative fair market values of those components at the time of sale, and must treat the sale, exchange or other disposition as a sale, exchange or disposition of such REMIC regular interest component and notional principal contract component. Assuming that a Regular Certificate is held as a ‘‘capital asset’’ within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the related notional principal contract component should be capital gain or loss, and gain or loss on disposition of the related REMIC regular interest component should generally, subject to the limitation described below, be capital gain or loss. Gain on disposition of such REMIC regular interest component will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder’s gross income with respect to the REMIC regular interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the REMIC regular interest component over (y) the amount actually included in such holder’s income with respect to the REMIC regular interest component.

Status of the Regular Certificates

The REMIC regular interest component of each Regular Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally in the same proportion that the assets of the trust fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Regular Certificate will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The notional principal contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

For further information regarding the federal income tax consequences of investing in the offered certificates, we refer you to “Material Federal Income Tax Considerations” in the base prospectus.

No Withholding on Net Swap Payments Payable to Trust by Swap Provider

The Pooling and Servicing Agreement will restrict any transfer of any Class CE Certificate unless the proposed transferee of such Class CE Certificate provides to the trustee the appropriate tax certification form that would eliminate any withholding or deduction for taxes from amounts payable to the Swap Administrator, on behalf of the Supplemental Interest Trust, pursuant to the Interest Rate Swap Agreement by the Swap Provider (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto)) and agrees to update such forms (i) upon expiration of any such form, (ii) as required under then applicable U.S. Treasury regulations and (iii) promptly upon learning that such form has become obsolete or incorrect, as a condition to such transfer. Under the Pooling and Servicing Agreement, upon receipt of any such tax certification form from a transferee of any Class CE Certificate, the trustee will forward such tax certification form provided to it to the Supplemental Interest Trust Trustee. The Supplemental Interest Trust Trustee will then forward such tax certification form provided to it to the Swap Provider. Each holder of a Class CE Certificate and each transferee thereof will be deemed to have consented to the Supplemental Interest Trust Trustee forwarding to the Swap Provider any such tax certification form it has provided and updated in accordance with these transfer restrictions. In addition, if any transfer of Class CE Certificates would cause the Supplemental Interest Trust to be beneficially owned by two or more persons for federal income tax purposes, the Pooling and Servicing Agreement will contain additional provisions to ensure that the Swap Provider receives the appropriate tax certification forms that would eliminate any withholding or deduction for taxes from amounts payable to the Swap Administrator, on behalf of the Supplemental Interest Trust, pursuant to the Interest Rate Swap Agreement by the Swap Provider (i.e., IRS Form W-9 or IRS Form W-8BEN, W-8IMY, W-8EXP or W-8ECI, as applicable (or any successor form thereto)) and any updates thereto from the proposed multiple holders of the Class CE Certificates or the Supplemental Interest Trust, as applicable. Any purported sales or transfers of any Class CE Certificate to a transferee which does not comply with the requirements of this paragraph will be deemed null and void under the Pooling and Servicing Agreement.

STATE AND OTHER TAXES

None of the depositor, the master servicer or the trustee makes any representations regarding the tax consequences of purchase, ownership or disposition of the offered certificates under the tax laws of any state or other jurisdiction. Investors considering an investment in the offered certificates are encouraged to consult their own tax advisors regarding such tax consequences.

All investors are encouraged to consult their own tax advisors regarding the state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, “Plans”). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire offered certificates is encouraged to consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such offered certificates. See “ERISA Considerations” in the base prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described in this free writing prospectus and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of offered certificates is encouraged to consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has granted to Bear, Stearns & Co. Inc. an administrative exemption (Prohibited Transaction Exemption (“PTE”) 90-30, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in “ERISA Considerations” in the base prospectus. The Exemption includes a number of conditions including the condition that the certificates issued are rated at least “BBB-” or its equivalent, as more fully described in “ERISA Considerations” in the base prospectus.

The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements,

•
in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

•	such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

•	a Plan’s investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

•
immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to Plans sponsored by the underwriter, the trustee, the master servicer, any subservicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any insurer or any affiliate of such parties (the “Restricted Group”). As of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

For so long as the holder of an offered certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding an offered certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of offered certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that may apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an offered certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an offered certificate or any interest therein, will be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

Plan fiduciaries are encouraged to consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions.

Each beneficial owner of an offered subordinate certificate or any interest therein who acquires the certificate following termination of the Supplemental Interest Trust will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such offered subordinate certificates in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the offered subordinate certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Moody's, Standard & Poor’s or Fitch or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of this section, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of this section will indemnify to the extent permitted by law and hold harmless the depositor, the sponsor, the master servicer, any servicer, the underwriter and the trustee from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Prospective Plan investors are encouraged to consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary is encouraged to determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

LEGAL MATTERS

The legality of the certificates, including certain federal income tax consequences with respect hereto, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York. Thacher Proffitt & Wood LLP, New York, New York, will also pass upon certain legal matters on behalf of the sponsor, the master servicer and Bear, Stearns & Co. Inc.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the depositor, the trustee, the issuing entity, or the custodian, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the certificateholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the certificateholders. We refer you to “The Sponsor” and “Servicing of the Mortgage Loans — The Master Servicer” in this free writing prospectus for a description of the legal proceedings against the sponsor and the master servicer. There are no material legal proceedings pending against Ameriquest. We refer you to “The Mortgage Pool —Originators” for a description of the regulatory matters against Ameriquest.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The sponsor, the master servicer, the issuing entity, Bear, Stearns & Co. Inc., Master Funding LLC and the depositor are affiliated parties. The trustee and the custodian are affiliated parties. Except as described in the preceding sentences, there are no affiliations among the sponsor, the master servicer, the issuing entity, Bear, Stearns & Co. Inc., Master Funding LLC, the depositor, Ameriquest, the trustee, the custodian and the Swap Provider.

There are currently no business relationships, agreements, arrangements, transactions or understandings among (a) the sponsor, the depositor or the issuing entity and (b) any of the parties referred to in the preceding sentence, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the certificates, or that relate to the certificates or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

RATINGS

It is a condition of the issuance of the offered certificates that each class of offered certificates be assigned at least the ratings designated below by Moody’s.

Ratings
Class	Moody’s
A-1	Aaa
A-2	Aaa
A-3	Aaa
M-1	Aa1
M-2	Aa2
M-3	Aa3
M-4	A1
M-5	A2
M-6	A3
M-7	Baa1
M-8	Baa2
M-9	Baa3

The security ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the offered certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

In addition, the ratings by Moody’s do not address the likelihood of the receipt of any amounts in respect of Prepayment Interest Shortfalls, Basis Risk Shortfall Carry Forward Amounts or any interest shortfalls resulting from the application of the Relief Act.

The depositor has not requested ratings of the offered certificates by any rating agency other than Moody’s. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the offered certificates could be lower than the respective ratings assigned by the rating agencies.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered certificates in accordance with the rating agencies’ particular surveillance policies, unless the issuing entity requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The depositor has not requested that any rating agency not monitor their ratings of the offered certificates, and the depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

LEGAL INVESTMENT

The Class A-1, Class A-2, Class A-3, Class M-1, Class M-2 and Class M-3 Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA, so long as they are rated in at least the second highest rating category by one of the rating agencies, and, as such, are legal investments for some entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA.

Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the certificates.

For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all depository institutions, setting forth guidelines for investments in “high-risk mortgage securities.” The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions.

The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled “Investing in Complex Securities”, effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities”, effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuing entity and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS’s due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of offered certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors’ assets. The depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

AVAILABLE INFORMATION

The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street NE, Washington, DC 20549, at prescribed rates and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to send any financial reports to security holders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Certificates — Reports to Certificateholders” and “Servicing of the Mortgage Loans — Evidence as to Compliance”, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as will have been filed with the Commission will be posted on the trustee’s internet web site promptly after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.etrustee.net.

INDEX OF DEFINED TERMS

1998 Policy Statement
AB Servicing Criteria
ACCCHC
Affiliates
Ameriquest
Ameriquest Loan Sellers
Ameriquest Underwriting Guidelines
Applied Realized Loss Amount
Argent
Basis Risk Shortfall
Basis Risk Shortfall Carry Forward Amount
Certificate Principal Balance
Class A Certificates
Class A Principal Distribution Amount
Class M Certificates
Class M-1 Principal Distribution Amount
Class M-10 Principal Distribution Amount
Class M-2 Principal Distribution Amount
Class M-3 Principal Distribution Amount
Class M-4 Principal Distribution Amount
Class M-5 Principal Distribution Amount
Class M-6 Principal Distribution Amount
Class M-7 Principal Distribution Amount
Class M-8 Principal Distribution Amount
Class M-9 Principal Distribution Amount
Clearstream
Code
Compensating Interest
CPR
CSSF
Current Interest
Current Specified Enhancement Percentage
DTC
Due Period
Early Termination Date
EMC
ERISA
Euroclear
Excess Cashflow
Excess Spread
Exemption
Extra Principal Distribution Amount
Financial Intermediary
Fiscal Quarter
Global Securities
HELOCs
illegality
Insurance Proceeds
Interest Carry Forward Amount
Interest Funds
Interest Rate Swap Agreement
IRS
LaSalle
LIBOR Business Day
Liquidation Proceeds
Margin
MERS
MERS® System
Moody’s
NCUA
Net Rate Cap
non-U.S. person
Notional Principal Contract Component
Notional Principal Contract Regulations
Offered Certificates
OTS
Overcollateralization Amount
Overcollateralization Release Amount
Overcollateralization Target Amount
Parity Act
Pass-Through Rate
Plans
Prepayment Interest Shortfall
Prepayment Period
Principal Distribution Amount
Principal Funds
PTE
Realized Loss
Reference Banks
Regular Certificate
Relief Act
Remaining Excess Spread
REMIC Regular Interest Component
REO
Reorganization
Restricted Group
Rules
Stated Principal Balance
States
Stepdown Date
Subsequent Recoveries
Supplemental Interest Trust
Supplemental Interest Trust Trustee
Swap Account
Swap Additional Termination Event
Swap Administration Agreement
Swap Administrator
Swap Event of Default
Swap Provider
Swap Provider Trigger Event
Swap Termination Event
Swap Termination Payment
Tax Counsel
Termination Events
Trigger Event
U.S. person
Unpaid Realized Loss Amount

SCHEDULE A

Mortgage Loan Statistical Data

The following information sets forth in tabular format certain information, as of the cut-off date, about the mortgage loans. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of the mortgage loans as applicable. The sum of the respective columns may not equal the total indicated due to rounding.
respective columns may not equal the total indicated due to rounding.

Mortgage Interest Rates of the Mortgage Loans in the Total Pool

Mortgage Interest Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
6.001% - 6.500%	...........	2	$81,0271	0.23%	613	89.31%
6.501% - 7.000%	...........	18	7,495,165	2.12	621	92.18
7.001% - 7.500%	...........	70	26,613,371	7.53	612	91.86
7.501% - 8.000%	...........	213	81,810,545	23.15	608	91.94
8.001% - 8.500%	...........	164	56,978,756	16.13	604	91.38
8.501% - 9.000%	...........	236	75,459,986	21.36	597	92.21
9.001% - 9.500%	...........	114	30,047,416	8.50	591	92.35
9.501% - 10.000%	...........	158	43,402,406	12.28	597	94.40
10.001% - 10.500%	...........	56	14,203,817	4.02	613	96.78
10.501% - 11.000%	...........	43	9,603,325	2.72	606	96.85
11.001% - 11.500%	...........	14	3,391,687	0.96	618	96.24
11.501% - 12.000%	...........	7	1,768,131	0.50	595	99.41
12.001% - 12.500%	...........	4	1,293,509	0.37	604	97.74
12.501% - 13.000%	...........	1	465,338	0.13	559	95.00
Total.........	...........	1,100	$353,343,723	100.00%	603	92.67%

As of the cut-off date, the weighted average mortgage interest rate of the mortgage loans in the total pool was approximately 8.670%.

*Original Loan-to-Value Ratio of the Mortgage Loans in the Total Pool

*Original Loan-to- Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
70.01% - 80.00%.........................................................	...........	2	$1,584,762	0.45%	575	76.69%
80.01% - 90.00%.........................................................	...........	471	147,558,596	41.76	584	88.73
90.01% - 100.00%.......................................................	...........	627	204,200,365	57.79	616	95.64
Total.........	...........	1,100	$353,343,723	100.00%	603	92.67%

*Original Loan-to-Value Ratio reflects loan value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average original loan-to-value ratio of the mortgage loans in the total pool was approximately 92.67%.

*Original Combined Loan-to-Value Ratio of the Mortgage Loans in the Total Pool

*Original Combined Loan-to-Value Ratios		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
70.01% - 80.00%.........................................................	...........	2	$1,584,762	0.45%	575	76.69%
80.01% - 90.00%.........................................................	...........	469	147,016,984	41.61	584	88.73
90.01% - 100.00%.......................................................	...........	629	204,741,977	57.94	616	95.62
Total.........	...........	1,100	$353,343,723	100.00%	603	92.67%

* Original Combined Loan-to-Value Ratio reflects combined loan to value for 1st lien loans and combined loan to value for 2nd lien loans.
As of the cut-off date, the weighted average combined original loan-to-value ratio of the mortgage loans in the total pool was approximately 92.70% .

Original Principal Balances of the Mortgage Loans as of the
cut-off date in the Total Pool

Original Principal Balance		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
$0 - $100,000	...........	72	$5,465,668	1.55	583	90.71%
$100,001 - $200,000	...........	222	34,298,339	9.71	596	93.22
$200,001 - $300,000	...........	271	67,127,078	19.00	599	93.58
$300,001 - $400,000	...........	172	60,825,225	17.21	606	93.19
$400,001 - $500,000	...........	208	93,583,946	26.49	608	92.42
$500,001 - $600,000	...........	97	52,692,355	14.91	606	92.34
$600,001 - $700,000	...........	38	24,217,363	6.85	603	92.31
$700,001 - $800,000	...........	16	11,818,041	3.34	584	89.33
$800,001 and greater	...........	4	3,315,708	0.94	595	89.11
Total.........	...........	1,100	$353,343,723	100.00	603	92.67%

As of the cut-off date, the average original principal balance of the mortgage loans in the total pool was approximately $321,591.

Credit Score for the Mortgage Loans in the Total Pool

Credit Score Range		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
500 - 519	...........	19	$5,695,595	1.61%	512	87.42%
520 - 539	...........	63	16,423,311	4.65	530	88.11
540 - 559	...........	106	28,695,751	8.12	553	90.08
560 - 579	...........	118	36,808,127	10.42	569	89.94
580 - 599	...........	157	49,972,322	14.14	590	92.51
600 - 619	...........	253	88,464,245	25.04	609	92.99
620 - 639	...........	240	77,079,977	21.81	629	94.99
640 - 659	...........	111	39,877,543	11.29	649	94.26
660 - 679	...........	26	8,239,560	2.33	668	94.47
680 - 699	...........	7	2,087,293	0.59	686	93.95
Total.........	...........	1,100	$353,343,723	100.00%	603	92.67%

As of the cut-off date, the weighted average credit score of the mortgage loans in the total pool was approximately 603.

Geographic Distribution of the Mortgaged Properties in the Total Pool*

State		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
California………………………………………………………….	...........	237	$112,397,726	31.81%	605	92.60%
New York………………………………………………………….	...........	96	41,216,493	11.66	611	91.83
Florida………………………………………………………………..	...........	147	38,842,354	10.99	606	93.63
Illinois…………………………………………………………………	...........	138	38,730,148	10.96	601	92.50
New Jersey……………………………………………………….	...........	72	25,678,833	7.27	607	92.32
Maryland…………………………………………………………..	...........	60	19,253,866	5.45	597	92.54
Other(1)……………………………………………………………..	...........	350	77,224,302	21.86	595	92.98
Total.........		1,100	$353,343,723	100.00%	603	92.67%

*No more than approximately 1.15% of the mortgage loans in the total pool by aggregate principal balance as of the cut-off date will be secured by properties located in any one zip code area.

Property Types of Mortgaged Properties in the Total Pool

Property Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2-4 Family..................................................	...........	81	$30,131,184	8.53%	617	92.55%
Condominium.........................................	...........	101	27,942,436	7.91	616	92.67
PUD.............................................................	...........	123	43,084,555	12.19	598	93.38
Single Family............................................	...........	795	252,185,548	71.37	601	92.56
Total.........	...........	1,100	$353,343,723	100.00%	603	92.67%

Occupancy Status of Mortgaged Properties in the Total Pool*

Occupancy Status		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Investor.............................................................	...........	121	$28,296,820	8.01%	624	90.27%
Owner Occupied..........................................	...........	964	321,329,742	90.94	601	92.91
Second Home....................................................	...........	15	3,717,161	1.05	614	90.62
Total.........	...........	1,100	$353,343,723	100.00%	603	92.67%

*Based upon representation of the related mortgagors at the time of origination.

Original Term of the Mortgage Loans in the Total Pool

Original Term		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
240 - 359 months........................................	...........	2	$356,038	0.10%	601	95.00%
360 months................................................	...........	1,098	352,987,685	99.90	603	92.67
Total.........	...........	1,100	$353,343,723	100.00%	603	92.67%

As of the cut-off date, the weighted average stated original term to scheduled maturity of the mortgage loans in the total pool was approximately 360 months.

Remaining Term to Stated Maturity for the Mortgage Loans in the Total Pool

Remaining Term to Stated Maturity		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
181 - 240 months..........................................................	...........	1	$192,160	0.05%	601	95.00%
241 - 300 months........................................	...........	1	163,879	0.05	602	95.00
301 - 360 months................................................	...........	1,098	352,987,685	99.90	603	92.67
Total.........	...........	1,100	$353,343,723	100.00%	603	92.67%

As of the cut-off date, the weighted average stated remaining months to scheduled maturity of the mortgage loans in the total pool was approximately 356 months.

Loan Purpose for the Mortgage Loans in the Total Pool

Loan Purpose		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Cash-Out Refinance….............................	…........	829	$279,193,827	79.01%	601	91.68%
Purchase…..................................................	…........	254	70,773,522	20.03	610	96.55
Rate/Term Refinance…................................	…........	17	3,376,373	0.96	585	93.57
Total…......	…........	1,100	$353,343,723	100.00%	603	92.67%

Documentation Type of the Mortgage Loans in the Total Pool

Documentation Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
Full/Alternative...............................................	...........	624	$186,318,736	52.73%	593	92.38%
Limited……………………………………………………	...........	78	27,148,032	7.68	595	92.34
Lite…………………………………………………………	...........	12	3,047,330	0.86	603	100.00
Stated Income………………………………………….	...........	386	136,829,625	38.72	618	92.97
Total.........	...........	1,100	$353,343,723	100.00%	603	92.67%

Product Type of the Mortgage Loans in the Total Pool

Product Type		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
FIXED	...........	134	$21,868,638	6.19%	592	92.34%
FIXED 10YR DUAL AMORTIZATION	...........	45	13,639,570	3.86	599	92.83
FIXED INTEREST ONLY	...........	8	3,021,000	0.85	633	94.97
LIBOR 2/6 10YR DUAL AMORTIZATION	...........	251	98,553,381	27.89	600	92.49
LIBOR 2/6 ARM	...........	207	56,290,472	15.93	594	93.07
LIBOR 2/6 ARM INTEREST ONLY	...........	79	35,517,558	10.05	626	93.58
LIBOR 3/6 10YR DUAL AMORTIZATION	...........	212	71,536,815	20.25	605	92.54
LIBOR 3/6 ARM	...........	109	33,671,150	9.53	590	91.39
LIBOR 3/6 ARM INTEREST ONLY	...........	55	19,245,139	5.45	628	93.38
Total.........	...........	1,100	$353,343,723	100.00%	603	92.67%

Rate Adjustment Frequency of the Mortgage Loans in the Total Pool

Rate Adjustment Frequency		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
6 months............................................................	...........	913	$314,814,515	89.10%	603	92.67%
Fixed..................................................................	...........	187	38,529,208	10.90	598	92.72
Total.........	...........	1,100	$353,343,723	100.00%	603	92.67%

Months to Next Rate Adjustment of the Mortgage Loans in the Total Pool

Months to Next Rate Adjustment		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
6 - 17 months...............................................................	...........	4	$1,023,190	0.29%	612	90.79%
18 - 23 months...............................................................	...........	533	189,338,221	53.58	603	92.88
24 - 29 months…………………………………………………	………..	4	1,349,072	0.38	614	94.45
30 - 35 months.................................................................	...........	372	123,104,032	34.84	604	92.34
Fixed..................................................................	...........	187	38,529,208	10.90	598	92.72
Total.........	...........	1,100	$353,343,723	100.00%	603	92.67%

The weighted average next rate adjustment for the adjustable rate mortgage loans in the total pool is 25 months. Months to next rate adjustment is calculated by using the first rate adjustment date for the loans still in a hybrid period and by using next rate adjustment for loans that are fully indexed.

Maximum Mortgage Rates of the Mortgage Loans in the Total Pool

Maximum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
12.250% - 12.499%	...........	1	$421,309	0.12%	593	85.00%
12.500% - 12.749%	...........	4	1,863,514	0.53	607	89.22
12.750% - 12.999%	...........	9	3,421,225	0.97	632	94.08
13.000% - 13.249%	...........	11	3,938,247	1.11	599	89.88
13.250% - 13.499%	...........	29	11,921,889	3.37	612	92.00
13.500% - 13.749%	...........	76	31,737,178	8.98	614	91.89
13.750% - 13.999%	...........	114	45,089,038	12.76	605	91.82
14.000% - 14.249%	...........	55	21,197,915	6.00	608	90.84
14.250% - 14.499%	...........	66	24,807,786	7.02	606	91.19
14.500% - 14.749%	...........	91	29,953,624	8.48	597	91.67
14.750% - 14.999%	...........	108	40,215,573	11.38	602	92.80
15.000% - 15.249%	...........	44	12,770,408	3.61	590	91.50
15.250% - 15.499%	...........	55	15,550,191	4.40	589	92.03
15.500% - 15.749%	...........	61	18,783,317	5.32	599	94.47
15.750% - 15.999%	...........	78	23,712,019	6.71	595	94.62
16.000% - 16.249%	...........	27	6,945,442	1.97	603	95.90
16.250% - 16.499%	...........	21	6,246,074	1.77	621	97.54
16.500% - 16.749%	...........	21	5,185,425	1.47	608	96.98
16.750% - 16.999%	...........	20	4,829,653	1.37	610	97.57
17.000% - 17.249%	...........	6	1,466,685	0.42	610	94.68
17.250% - 17.499%	...........	5	1,305,857	0.37	637	97.42
17.500% - 17.749%	...........	4	1,548,509	0.44	589	100.00
17.750% - 17.999%	...........	3	610,128	0.17	613	100.00
18.000% - 18.249%	...........	3	1,053,699	0.30	607	97.23
18.250% - 18.499%	...........	1	239,810	0.07	591	100.00
Fixed.........................	...........	187	38,529,208	10.90	598	92.72
Total.........	...........	1,100	$353,343,723	100.00%	603	92.67%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate mortgage loans in the total pool was approximately 14.686%.

Minimum Mortgage Rates of the Mortgage Loans in the Total Pool

Minimum Mortgage Rate		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
6.250% - 6.499%	...........	1	$421,309	0.12%	593	85.00%
6.500% - 6.749%	...........	4	1,863,514	0.53	607	89.22
6.750% - 6.999%	...........	9	3,421,225	0.97	632	94.08
7.000% - 7.249%	...........	11	3,938,247	1.11	599	89.88
7.250% - 7.499%	...........	29	11,921,889	3.37	612	92.00
7.500% - 7.749%	...........	76	31,737,178	8.98	614	91.89
7.750% - 7.999%	...........	114	45,089,038	12.76	605	91.82
8.000% - 8.249%	...........	55	21,197,915	6.00	608	90.84
8.250% - 8.499%	...........	66	24,807,786	7.02	606	91.19
8.500% - 8.749%	...........	91	29,953,624	8.48	597	91.67
8.750% - 8.999%	...........	108	40,215,573	11.38	602	92.80
9.000% - 9.249%	...........	44	12,770,408	3.61	590	91.50
9.250% - 9.499%	...........	55	15,550,191	4.40	589	92.03
9.500% - 9.749%	...........	61	18,783,317	5.32	599	94.47
9.750% - 9.999%	...........	78	23,712,019	6.71	595	94.62
10.000% - 10.249%	...........	27	6,945,442	1.97	603	95.90
10.250% - 10.499%	...........	21	6,246,074	1.77	621	97.54
10.500% - 10.749%	...........	21	5,185,425	1.47	608	96.98
10.750% - 10.999%	...........	20	4,829,653	1.37	610	97.57
11.000% - 11.249%	...........	6	1,466,685	0.42	610	94.68
11.250% - 11.499%	...........	5	1,305,857	0.37	637	97.42
11.500% - 11.749%	...........	4	1,548,509	0.44	589	100.00
11.750% - 11.999%	...........	3	610,128	0.17	613	100.00
12.000% - 12.249%	...........	3	1,053,699	0.30	607	97.23
12.250% - 12.499%	...........	1	239,810	0.07	591	100.00
Fixed.........................	...........	187	38,529,208	10.90	598	92.72
Total.........	...........	1,100	$353,343,723	100.00%	603	92.67%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans in the total pool was approximately 8.686%.

Periodic Rate Cap of the Mortgage Loans in the Total Pool

Periodic Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
1.000%..............................................................	...........	913	$314,814,515	89.10%	603	92.67%
Fixed..................................................................	...........	187	38,529,208	10.90	598	92.72
Total.........	...........	1,100	$353,343,723	100.00%	603	92.67%

As of the cut-off date, the weighted average periodic rate cap of the adjustable rate mortgage loans in the total pool was approximately 1.000%.

Initial Rate Cap of the Mortgage Loans in the Total Pool

Initial Rate Cap		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
2.000 - 2.249%...........................................................	...........	913	$314,814,515	89.10%	603	92.67%
Fixed..................................................................	...........	187	38,529,208	10.90	598	92.72
Total.........	...........	1,100	$353,343,723	100.00%	603	92.67%

As of the cut-off date, the weighted average initial rate cap of the adjustable rate mortgage loans in the total pool was approximately 2.000%.

Gross Margin of the Mortgage Loans in the Total Pool

Gross Margin		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
3.750% - 3.999%	...........	1	$266,000	0.08%	651	95.00%
4.250% - 4.499%	...........	3	1,237,903	0.35	626	91.01
4.500% - 4.749%	...........	115	34,159,026	9.67	601	92.16
4.750% - 4.999%	...........	3	966,786	0.27	593	93.08
5.000% - 5.249%	...........	4	1,201,592	0.34	557	89.95
5.500% - 5.749%	...........	1	191,212	0.05	642	89.76
5.750% - 5.999%	...........	1	223,864	0.06	624	90.00
6.000% - 6.249%	...........	782	275,864,398	78.07	604	92.76
6.500% - 6.749%	...........	1	286,847	0.08	526	90.00
7.000% - 7.249%	...........	2	416,887	0.12	541	86.62
Fixed......................	...........	187	38,529,208	10.90	598	92.72
Total.........	...........	1,100	$353,343,723	100.00%	603	92.67%

As of the cut-off date, the weighted average gross margin of the adjustable rate mortgage loans in the total pool was approximately 5.822%.

Originator of the Mortgage Loans in the Total Pool

Originator		Number of Mortgage Loans	Aggregate Stated Principal Balance Outstanding as of cut-off date	% of Mortgage Pool	Weighted Average Credit Score	Weighted Average Original Loan-to-Value Ratio
AMERIQUEST………………….	...........	31	$7,514,502	2.13%	596	91.67%
ARGENT……………………………..	...........	1,069	345,829,221	97.87	603	92.69
Total.........	...........	1,100	$353,343,723	100.00%	603	92.67%

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT, AND TAX
DOCUMENTATION PROCEDURES

Except under limited circumstances, the globally offered Bear Stearns Asset Backed Securities I LLC, Asset-Backed Certificates, Series 2007-AQ1 (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Asset-Backed Certificates issues in same day funds.

Trading between Euroclear and/or Clearstream Participants. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Euroclear or Clearstream Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year consisting of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant’s or Clearstream participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.

Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant’s or Clearstream participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, a trade between DTC participants in a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Euroclear or Clearstream seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year consisting of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant’s or Clearstream participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem

(a) borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate

Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non- U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

U.S. Person. As used in this free writing prospectus the term “U.S. person” means a beneficial owner of a Certificate that is for United States federal income tax purposes

•	a citizen or resident of the United States,

•	a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•
a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. Person.

As used in this free writing prospectus, the term “non-U.S. person” means a beneficial owner of a Certificate that is not a U.S. person.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities